As filed with the Securities and Exchange Commission on January 24, 2024.

Registration Statement No. 333-275618

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT Under The Securities Act of 1933

ALTA GLOBAL GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Australia	7380	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

+61 1800 151 865

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wimp 2 Warrior LLC

8 The Green, Ste R

Dover, DE 19901

(302) 288-0670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications including communications sent to agent for service, should be sent to:

Jeffrey J. Fessler, Esq. Seth A. Lemings, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700 Facsimile: (212) 653-8701	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 24, 2024

2,000,000 Ordinary Shares

Alta Global Group Limited

This is a firm commitment initial public offering in the United States of ordinary shares, no par value (“Ordinary Shares”), of Alta Global Group Limited, an Australian public company limited by shares. Prior to this offering, there has been no public market for our Ordinary Shares. We anticipate that the initial public offering price of our shares will be between US$4.00 and US$6.00 per Ordinary Share.

Upon completion of this offering, we believe that we will satisfy the listing requirements and expect that the Ordinary Shares will trade on NYSE American LLC, or the “NYSE American” under the symbol “MMA.” Such listing, however, is not guaranteed. If the application is not approved for listing on the NYSE American, we will not proceed with this offering.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 13. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us, before expenses	US$	US$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 97 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 300,000 additional Ordinary Shares solely to cover over-allotments, if any.

The underwriters expect to deliver the Ordinary Shares to purchasers against payment in U.S. dollars in New York, New York, on or about       , 2024.

ThinkEquity

The date of this prospectus is        , 2024

ALTA GLOBAL GROUP

The most valuable company in the MMA vertical will be the one that converts **640 million fans to participants.**

Participation will occur **on a spectrum** that ranges from digital content consumption, through fan and online training subscriptions, to retail purchases and all the way to premium priced immersive offline fitness experiences.

ALTA **will be this company.**

UFC

ALTA GLOBAL GROUP

ALTA
WAKE YOUR WARRIOR
ALTA
Academy.

ALTA | UFC FIT

WARRIOR TRAINING PROGRAM

ALTA
GLOBAL GROUP
ALTA
COACH
UFC
FREE STYLE
FIGHT TEAM
ALTA
ALTA

ALTA GLOBAL GROUP

Martial Arts & Combat Sports Industry

+640M Global fans of UFC

*per YouGov 2023

+11.8M

Training Martial Arts and combat sports in the US

*per SFIA Boxing & Martial Arts 2023

+45,000

Martial Arts and MMA gyms in the US

*per IBIS Sept 2023

$12.6BN

Estimated gym revenue in 2023

*per IBIS Sept 2023

Estimated +67,000

Martial Arts gyms in US by 2025

*per IBIS 2020

ALTA GLOBAL GROUP

Alta Global key Statistics

15M MONTHLY VIEWS

5M SOCIAL MEDIA FOLLOWERS

530K USER PROFILES

TOP3 RANKED FOR MMA IN GLOBAL SEARCH

450K MONTHLY USER ENGAGEMENTS

10,000 PUBLISHED ATHLETE PROFILES

2,700 PUBLISHED GYM PROFILES

ALTA GLOBAL GROUP

Alta Warrior Testimonials

★★★★★

Just do it, you have nothing to lose and everything to gain.

Kim Barden, 54
Customer Service Manager

★★★★★

The program has given me a great appreciation for MMA and I have continued to train and learn since completing the program, especially BJJ!

Ben O'Halloran, 32
Insurance Manager

★★★★★

I would 110% recommend. It is a phenomenal experience to immerse yourself into, and if you do, it is completely life changing.

Fontaine Lee, 29
Defence Contractor

★★★★★

Don't think about it just do it, I promise you won't regret it, it is the best thing you will ever do. I'm a mom of three under three so if I can do it so can you.

Rebekah O Brien, 28
Stay at home mom

★★★★★

I have managed to keep my weight consistent and I had a lifelong love and respect for martial arts. I also still train BJJ and I love it - it has done wonders for my mental health.

Tibike Jurecska, 37
Lawyer

★★★★★

Yeah I went from feeling worthless to being a better person, dad and husband and now I preach this to all new Alta candidates where I show if I can do it anyone can do it.

Stephen McDonnell, 36
Electrician

-i-

We are incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States, and all or a significant portion of the assets of the certain directors, officers and other persons named in this prospectus are outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against us in U.S. courts any judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on U.S. federal securities laws.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the SEC. Neither we nor the underwriters has authorized anyone to provide any information or make any representation other than those contained in this prospectus or in any free writing prospectus we have prepared. When you make a decision about whether to invest in the Ordinary Shares, you should not rely upon any information other than the information in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, operating results and prospects may have changed since that date. This prospectus is not an offer to sell or solicitation of an offer to buy the Ordinary Shares in any circumstances under which any such offer or solicitation is unlawful.

For investors outside of the United States, we have not taken any action to permit this offering or to permit the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus outside of the United States.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context implies otherwise, any reference in this prospectus to:

●	“Alta” refers to Alta Global Group Limited, an Australian public company limited by shares;

●	“the Company,” “we,” “us,” or “our” refer to Alta and its consolidated subsidiaries, through which it conducts its business;

●	“Shares” or “Ordinary Shares” refers to Ordinary Shares of Alta; and

●	“Corporations Act” means the Australian Corporations Act 2001 (Cth).

PRESENTATION OF FINANCIAL INFORMATION

Our reporting and functional currency is the Australian dollar, and our financial statements included elsewhere in this prospectus are presented in Australian dollars. The consolidated financial statements and related notes included elsewhere in this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB”) and interpretations (collectively “IFRS”), differ in certain significant respects from generally accepted accounting principles in the United States (“U.S. GAAP”). As a result, our financial statements may not be comparable to the financial statements of U.S. companies. Because the U.S. Securities and Exchange Commission (the “SEC”) has adopted rules to accept financial statements prepared in accordance with IFRS as issued by the IASB without reconciliation to U.S. GAAP from foreign private issuers such as us, we are not providing a description of the principal differences between U.S. GAAP and IFRS.

All references in this prospectus to “US$,” “U.S. dollars,” and “dollars” mean U.S. dollars and all references to “A$” mean Australian dollars, unless otherwise noted.

Our reporting and functional currency is the Australian dollar. As a result, except as otherwise stated, all amounts presented in this prospectus will be in Australian dollars. No representation is made that the Australian dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars at a particular rate.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or that is based upon estimates using such sources when available. We believe that such information and estimates are reasonable and reliable. We also believe the information extracted from publications of third-party sources has been accurately reproduced. However, we have not independently verified any of the data from third party sources. Similarly, our internal research is based upon the understanding of industry conditions, and such information has not been verified by any independent sources. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the caption “Risk Factors” of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

-ii-

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We use our registered and unregistered trademarks in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements contained in this prospectus include, but are not limited to, statements with respect to:

●	our goals and strategies, including with respect to the development and expansion of our business;

●	our capital commitments and/or intentions with respect to our business, including the sufficiency of our liquidity and capital resources;

●	the nature and extent of future competition in our industry and in the markets in which we operate or plan to operate;

●	the price of, and our ability to successfully integrate, any acquired businesses;

●	the expected cash flows from our business;

●	our planned capital expenditures; and

●	our intended use of proceeds from this offering.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we cannot assure you that these plans, objectives, expectations or intentions will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

-iii-

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and the related notes to those financial statements included elsewhere in this prospectus.

Our Mission

Our mission is to empower community driven growth in the global martial arts and combat sports sector, leveraging technology to bridge the gap between passion and participation.

Company Overview

We are a technology company that is enabling the global martial arts and combat sports industry to maximize the monetization opportunities available to the sector by increasing consumer participation in the sport and building upon existing community offerings within the sector. While we believe martial arts and combat sport gyms have a superb in-gym product, they are ripe for transformation when it comes to building sales channels, enhancing customer onboarding, optimizing engagement and driving the growth and retention of members and membership revenues within their gym communities.

We believe that our platform represents a considerable opportunity to aggregate the vast global community ecosystem for martial arts and combat sports, via a single platform solution that will define the sector’s digital transformation, converting one of the world’s largest fan bases into participants. The Alta Platform serves as a comprehensive solution for martial arts and combat sports, offering a blend of four core products: the Warrior Training Program, UFC Fight Fit Program, Alta Academy, and the Alta Community. To date, the Warrior Training Program has been the core product we have monetized globally, which has been integral in enabling us to partner with some of the best gyms and coaches globally, while building a passionate following from our participants and customers.

Mixed martial arts (“MMA”) is one of the world’s fastest growing sports for participation and audience growth, with hundreds of millions of passionate fans engaging in various levels of digital and physical participation every day. According to IBISWorld statistics, there are currently over 45,597 martial arts and combat sports gyms in the US alone that are expected to generate over US$12.6 billion in annual revenue in 2023. Additionally, according to Sports & Fitness Industry Association’s Single Sport Reports for Martial Arts and Boxing Fitness, it is expected that more than 11.8 million people will engage in various martial arts and combat sports disciplines in 2023.

There are significant sector tailwinds which we benefit from, created by the large professional MMA leagues, including the UFC, Professional Fighters League (“PFL”), ONE Championship and Bellator, whose marketing budgets and broadcast reach play a pivotal role in growing the sport’s fan base. As a participant in the MMA sector, we target fan and consumer interest and aim to convert that interest into engagement with our premium and immersive online and “in-gym” fitness and training experiences.

We have successfully activated globally recognized coaches, athletes and influencers as ambassadors who continue to promote our vison and the growth in adoption of our platform and its benefits. We believe the continuing engagement of our ambassadors will be a key element to drive our expansion. Our network of partner gym communities includes some of the most renowned names in the combat sports sector, including one of our cofounders, John Kavanagh, an MMA coach who is widely recognized for coaching UFC champion, Conor McGregor. Mr. Kavanagh has assisted in the development of the training programs available exclusively on our platform and offers these programs at his prominent gym, SBG Ireland, in Dublin. Mr. Kavanagh has also assisted us in engaging other globally recognized partner gym communities. In addition, we have also secured key talent in the MMA sector by engaging ambassadors such as former UFC champion Daniel Cormier, UFC broadcaster Laura Sanko and owner and head coach of City Kickboxing in Auckland, New Zealand, Eugene Bareman.

Since our inception, we have accumulated deep sector knowledge of how martial arts and combat sports operate globally, enabling us to recognize the unique preferences and needs of the gyms, coaches and consumers within this market. We have leveraged the extensive information in our gym inventory and community database to create an optimal pathway to attract consumers to participate in our proprietary training programs as well as training via the weekly timetable of our partner gyms. We have built a database containing over 4,000 records of martial arts and combat sports gyms globally and have over 300 gyms on the Alta Platform. Our partner gym communities include martial arts and combat sports gym operations that span a range of training disciplines including, but not limited to, jiu jitsu, boxing, wrestling, MMA, Muay Thai, kickboxing, judo, karate, and Tae Kwon Do.

Since 2018, we have run over 206 Warrior Training Programs globally, and over 5,107 participants have subscribed to our Warrior Training Program, an average of 25 participants per program. In fiscal year 2021, we ran 34 Warrior Training Programs with a total of 886 participants. In fiscal year 2022, we ran 50 Warrior Training Programs with a total of 1,163 participants. In fiscal year 2023, we ran 36 Warrior Training Programs with a total of 865 participants. Over the last three years, the average gross revenue per participant who subscribed to our Warrior Training Program was A$1,496. The Warrior Training Program is a 100 lesson, 20-week syllabus that provides participants with a comprehensive introduction to the foundations of the sport of mixed martial arts. Participants who complete the 20-week Warrior Training Program have the opportunity to compete in a sanctioned amateur mixed martial arts contest against a fellow participant in their class cohort.  The Warrior Training Program thereby acts as an “on ramp” to learning the fundamentals of all disciplines of mixed martial arts, including wrestling, Brazilian Jiu Jitsu, boxing, Thai boxing, Judo and other disciplines. At the conclusion of the Warrior Training Program, participants may elect to continue their training subscription and specialize in a particular martial art they enjoyed during their Warrior Training Program.

As a result, our partner gyms have experienced incremental revenue growth because of increased participation within their community. Our community development approach to acquiring participants has redefined the participation demographics for martial arts worldwide. Specifically, we have strong female participation rates and the average age of our members is mid to late 30s, with our oldest participants being in their 60s. Additionally, participants can become valuable, long-standing members of our and their gym community after completing their first Alta program.

We have also entered into a Partner Referral Agreement with U Gym, LLC (“UFC Gym”). We have collaborated with UFC Gym to design and launch a new 10-week Alta training program, called the UFC Fight Fit Program (“UFC Fight Fit Program”). UFC Gym has the option to introduce the 10 week program across its network of over 150 global locations.

A further opportunity to aggregate the sector is through our Alta Community product, which is an extension of our existing product offerings and represents the first global, cloud-based community-led growth and management software for martial arts and combat sports. The Alta Community is designed for participants, coaches, and operators who are collectively referred to as “members” of the Alta Community. The Alta Community enables the creation of individual communities and also promotes connections among these communities and their members, thus fostering a single global community. This solution is deliberately designed to optimize the management, growth, and monetization of martial arts and combat sports communities. It strives to enhance the digital and in-gym experiences of Alta members, making it easier for them to discover, participate in, contribute to, coach, and operate the best martial arts and combat sports communities on a single platform. Importantly, this entire process is facilitated through a simple monthly subscription.

In summary, by combining our proprietary training programs with the insights and connection driven approach of the Alta Community, we have created a commercial environment that drives efficiency, growth, and is designed to deliver partner gyms and coaches a distinct competitive advantage. The combination of Alta’s core products positions the business strongly as a first mover in the race to aggregate such a vast and attractive sector by creating a personalized, inclusive and attractive “on ramp” for martial arts participation, regardless of location.

Our Footprint - Trainalta.com, Mixedmartialarts.com and Steppen

Each day we strive to:

●	Increase the number of published and active gyms.
●	Activate recurring revenue through each active gym by running Alta Programs, selling in-gym training subscriptions and enrolling customers in our Alta Academy and Alta Community platform. Our mantra ‘increasing earnings at your gym’ enables us to increase our ‘share of wallet’ and drive growth.
●	Establish a model that generates a steady stream of leads and prospects for our products. The user generated content available on mixedmartialarts.com, Alta content available on the Alta Academy and testimonials endorsing our programs are enabling the creation of a self-sustaining customer acquisition model.
●	Build a scalable technology stack that solves customer needs and is capable of being rolled out to other sports with community attributes similar to martial arts and combat sports.

This focus has enabled us to achieve the following

Metrics	November 2023 (Actual)
Curated Gym Network
Database	4,191 gyms with global inventory accessible
Published	2,829 gyms (1,022 in Oceania, 1,521 in the United States, 171 in the United Kingdom & Ireland and 190 in other locations) with global inventory available
Active	379 gyms registered on trainalta.com, gym profile claimed or created, and accepted terms and conditions and/or accepted previous license agreement to run the Warrior Training Program
Community
Potential Coaching Content Creators	5,645 user profiles within Alta platforms that may provide coaching related materials
Ambassadors	5 globally recognized influencers
Athlete Profiles/Talent	Over 9,870 professional and amateur fighters
Participants/User Accounts	Over 543,518 monthly users of three Alta platforms
Website Sessions	Over 690,000 combined monthly website sessions of three Alta platforms
Monthly User Engagements	Over 450,000 monthly average user engagements (posts and reactions)
Follower base	Over 5,000,000 total social media followers (Meta, X and TikTok)
Page Views	Over 15,000,000 combined monthly pageviews of three Alta platforms
Coaching Tutorial Videos	Over 3,500 tutorial videos available on Alta platforms

Enterprise
Enterprise	UFC Fit partnership expansion from pilot at San Jose

Business Progress

Since July 1, 2023, we have increased our gym footprint, expanding into new territories including Illinois, Arizona and Hawaii. We have also engaged major martial arts academies including Renzo Gracie, American Top Team and American Kickboxing Academy.

In July 2023, we launched our first online offering, the Alta Academy, to complement and further leverage our in-gym training experiences for our customers. This activates our multi-year exclusive content agreements with our key global talent, which is a critical element of our top of funnel marketing systems to drive in-gym participation.

Since launch of the Alta Academy, we have expanded our digital content, including the digital syllabus for our the Warrior Training Program, and extended our online training into other disciplines beyond MMA, including jiu jitsu, boxing, wrestling, and muay tai, among others, with new masterclasses delivered by our elite coaching talent, including Rafael Cordeiro, Mike Angove, Nikki Lloyd-Griffiths.

In September 2023, we launched four new membership tiers for Alta members, including an In-Gym Training membership tier, which leverages underutilized capacity within our gym partner network and allows Alta members to train in our partner gyms.

In September 2023, we launched the first iteration of the Alta Community platform, which we believe will drive the growth of the gym and coaching communities though the provision of new content and channels. This included the launch of gym channels. The gym channels feature is used to house multimedia content that pertains to a specific gym’s profile on the Alta community. This currently includes multimedia content such as gym walkthrough videos (point of view videos demonstrating the gym’s facility) as well as interviews with gym owners and coaches.

In September 2023, we successfully completed our pilot UFC Fit program with UFC Gym in San Jose. We are currently negotiating the roll-out the UFC Fit program across the UFC Gym network.

In September 2023, we completed the acquisition of the assets of Steppen Pty Ltd, a fitness technology company based in Australia (“Steppen”). Steppen is a dynamic fitness app designed to inspire, guide, and support users on their fitness journey. The Steppen platform quickly resonated with young fitness enthusiasts around the globe, particularly in the U.S., accumulating a large following quickly after its global launch in mid-2021. The Steppen App has seen success with over 395,000 downloads, predominantly from the U.S., reaching over 1.8 million impressions on the Apple App Store. With a robust database of over 270,000 accounts we believe that the Steppen App has established a substantial user base. We plan to continue Steppen App's operations and integrate key aspects of its proprietary Apple mobile application technology, while exploring ways to optimize content and services for users, leveraging the acquired expertise and technology. We believe the synergy from this acquisition is poised to drive growth, diversification, and market expansion for Alta in the burgeoning health and wellness sector.

In October 2023, we completed the acquisition of the assets of Mixed Martials Arts LLC, an independent MMA media company, based in the U.S. Mixed Martial Arts LLC represents a valuable opportunity to us, as it is one of the last independent MMA media companies not acquired by a major corporation, making it a novel asset in the digital MMA landscape. With a substantial digital presence, the platform boasts more than 260,000 forum accounts, more than 350,000 monthly engaged sessions, and a significant social media footprint, including over 5 million followers across Facebook pages. Mixed Martial Arts LLC has previously initiated effective monetization strategies, generating peak annual revenues of up to US$600,000. With the right investment in technology and user engagement, we believe there is considerable potential for revitalizing and growing the platform's user base and revenue streams.

In October 2023, we launched ticketing services for live Alta events and seminars, including the Warrior Training Program finale events. Since launching to November 3, 2023, we have generated ticketing revenue of A$144,817.

Our Next Growth Engines

The growth engine of the Alta Platform is conceived as a dynamic, adaptable model, intentionally designed to reflect the ever-evolving landscape of martial arts, ongoing technological advancements, and the shifting preferences within the global martial arts community. Rather than being static, this strategy is crafted to be agile, accommodating new insights and market shifts.

Having established product market fit across our operating territories with the Warrior Training Program, we expect that the next phase of our growth will be driven by expanding our product set to meet the demand of the martial arts and combat sports community. Our extended subscription based product suite aims to increase member engagement and lifetime value of each of our members (participants, gyms and coaches) in the martial arts training ecosystem. For example, where a subscription to the Warrior Training Program historically had a start date and an end date, our new product range and technology stack enables the Warrior Training Program to also be sold alongside an ongoing in-gym training subscription (both before and after completion of the Warrior Training Program).

Central to this strategy is the utilization of technology to catalyze growth that is primarily community-led. It establishes a digital-to-physical bridge that enhances engagement and participation within physical gym settings. We believe our platforms are poised to become the primary destination for passionate martial artists and commercial practitioners, presenting avenues for content consumption and active, personalized involvement within the sport.

Our platforms equip users with an array of options to navigate and tailor their martial arts experience. Our services are inclusive, reaching out to a broad spectrum of users from beginners to seasoned fighters, and also provide resources for coaches and gym owners to grow their businesses. These services are refined to match users' progression within martial arts, ensuring that our platforms evolve concurrently with technology and community input.

Most recently, we delivered a bespoke product solution for a new enterprise partner, UFC Gym, which will allow us to refine our enterprise offerings to other large fitness chains and provide us with valuable content and user led reviews and feedback. Our ability to grow is further bolstered by a dedicated team of experts in the field that enhance our technology, ensuring that our platforms remain at the forefront of user engagement.

We monetize our product offerings through our membership tiers that are customized for different degrees of engagement, enabling users to modify their level of participation as their relationship with martial arts deepens, or reduces. This modular approach guarantees accessibility and flexibility, presenting a variety of interaction points for every segment of the martial arts community.

The expansion of our platforms is engineered to boost user engagement, revenue generation and lifetime value of each Alta member, embodying a growth-centric model that anticipates and meets the needs of our users while expanding their interaction with martial arts. This blueprint is devised to position our platforms as a central, influential force within the martial arts community that fosters a robust, interconnected global community.

Member Acquisition Approach for the Alta Platform

Member Acquisition Overview for the Alta Platform

We are dedicated to expanding our member community by strategically acquiring new members who have a passion for martial arts or combat sports and fitness. Our approach is data-driven and designed to align with the interests and behaviors of potential platform members.

Relationship/Platform:

●	By offering practical solutions to improve the in-gym experience and pathways to participate in martial arts and combat sports, our sales function combines with the utility of our platform to become an effective co-operative marketing acquisition strategy. We empower gym owners with the knowledge and tools required to increase their revenue. This empowerment demonstrates that our platform is not merely a product but an evolving business growth partnership.

Direct Targeted Marketing and Advertising:

●	Precision Analytics: By leveraging our comprehensive data analytics and expansive member databases, we identify potential participants that may be interested in MMA. These individuals are segmented and approached with personalized advertising campaigns across major digital platforms, including Google, Meta, and TikTok, ensuring a high degree of relevancy and engagement.

●	Engagement-Driven Campaigns: We create and disseminate high-impact marketing campaigns that tell evocative stories, incorporate user-generated content, and feature interactive elements to captivate and involve MMA fans. Capitalizing on seasonal movements, major fight events, and the inherent virality of the sport, we craft advertisements designed to resonate profoundly with our target audience, stimulating engagement and fostering conversions.

Cross-Promotional Activities:

●	Alliances with Marquee Brands: The Alta platform actively seeks and secures strategic alliances with premier brands such as UFC Fit. Through these partnerships and data sharing protocols, we can reach a broader yet highly targeted audience, offering them an immersive experience in the MMA lifestyle.

●	Custom-Tailored Offers: We create exclusive promotional opportunities specifically for the members and customers of our partner brands. By providing special incentives such as unique experiences during pinnacle events in the MMA calendar, we attract an audience already primed for our offerings.

Optimization and Visibility:

●	Content Optimization: We continuously refine the content on our digital properties, including Trainalta.com and MixedMartialArts.com, to align with the search behaviors of MMA enthusiasts. Through keyword targeting and content strategies, we enhance our visibility, particularly during periods of peak interest.

●	Technical Readiness: Our platforms are optimized for high performance to accommodate increased traffic flow during major campaigns and high-interest seasons, ensuring that new visitors encounter a seamless user experience, conducive to member conversion.

Targeted Seasonal Initiatives:

●	Seasonal Marketing Initiatives: Our campaigns are also timed to coincide with key fitness milestones throughout the year, recognizing patterns such as New Year’s fitness resolutions, spring training upticks, and summer readiness regimens. These initiatives are crafted to appeal to fitness consumers, integrating lifestyle aspirations with the rigors and discipline of MMA training.

●	Experiential Engagements: We design promotions that tie in with significant events and holidays, catering to the consumers' desire for unique and exclusive experiences augmented by MMA training and fitness regimens.

By integrating deep database insights and aligning with seasonal consumer behaviors, the our member acquisition strategy is fine-tuned for effectiveness, ensuring we captivate a diverse audience ranging from the core MMA fan to the lifestyle-driven fitness enthusiast. Our strategic approach positions us to expand our member base meaningfully and sustainably, driving the growth, monetization and vitality of the Alta community.

B2B and Enterprise Sales Partnership Approach

We understand the local nature of the martial arts and combat sports gym industry, where trust and personal relationships are paramount. Our strategy is to access local markets through:

●	Industry Experts: Our sales personnel are not just representatives; they are coaching and gym operation consultants who understand the benefits of leveraging our platform, providing personalized solutions and fostering trust through demonstrating our platforms capability as a complimentary tool in our partner gyms’ sales, marketing and community management approach.

●	Localized Marketing: Implement targeted marketing campaigns that resonate with the local MMA culture and interests, utilizing local media, community events, and regional online media destinations and communities.

●	Community Engagement: Participate in and sponsor local competitive events, strengthen partnerships with our gym partners, and engage in community service, reinforcing our commitment to our gym partners and their communities.

●	Referral Programs: Leverage our platforms referral program that incentivizes our existing participants and gym partners to bring in their network, leveraging their satisfaction and trust in our platforms brand.

●	Testimonials and Success Stories: Showcase business growth stories from our current gym partners and endorsements from our high-profile coaches to demonstrate the impact of our Warrior Training Program.

●	Search Engine Optimization and Online Presence: Optimize our online presence to capture interest from potential gym partners searching for options to grow their profile in their local area.

●	Social Media Engagement: Actively engage with the local MMA and combat sports community on social media platforms to build a passionate following and drive awareness.

Our commitment to evolution and adaptability is paramount. We maintain a feedback-informed approach to our offerings, ensuring that they align with the evolving demands of the MMA and combat sports community. This adaptive strategy reflects our commitment to staying at the forefront of combat sports training.

Our Future Growth Strategy

We believe there are significant opportunities to grow our business, and we intend to do this in established markets to take advantage of the unique position we have created in the martial arts and combat sports sector. Since inception we have grown through positive customer reviews, amplified through social media to attract new customers. In addition, we have partnered with globally respected martial arts figures who greatly expand our organic reach through their social channels and networks.

We will continue to invest in our product platform and further develop our partner eco-system. As our product offerings expand, we believe there will be the opportunity to cross-sell our products into our gym partner network and increase adoption of our full product suite.

We intend to continue to invest in technology to enhance the experience for all participants on the Alta Platform, namely customers, coaches and gym owners, in order to drive lifetime value and expand sales channels through referrals and organic promotion.

While we are currently focused on the martial arts and combat sports sector, over time, we believe that our technology and community platform could be expanded to support many other sports which exhibit attributes similar to martial arts and combat sports. Once proven in the vast addressable market of martial arts and combat sports, we feel many new sector opportunities will present themselves for similar rollouts and monetization.

Risk Factors Summary

Investing in our Ordinary Shares involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Ordinary Shares. If we are unable to successfully address these risks and challenges, our business, financial condition, results of operations, or prospects could be materially and adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment. Below is a summary of some of the risks we face:

●	we will require substantial capital to finance our operations, which may not be available to us on acceptable terms, or at all;

●	we have incurred operating losses in the past, may incur operating losses in the future, and may not achieve or maintain profitability in the future;

●	we have disclosed that there is substantial doubt about our ability to continue as a going concern. We may require additional capital in order to execute our business plan and continue the operation of our business. Any capital-raising transaction we are able to complete may result in substantial dilution to our existing shareholders. Our auditors have issued an audit report that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and their opinion is not modified with respect to this matter;

●	changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business;

●	our in-gym programming has been and may in the future be materially impacted by the ongoing COVID-19 pandemic, and could be impacted by similar events in the future;

●	our ability to generate revenue, is subject to many factors, including many that are beyond our control, such as general macroeconomic conditions;

●	we rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business;

●	the unauthorized disclosure of sensitive or confidential client or customer information could harm our business and standing with our clients and customers;

●	exchange rates may cause fluctuations in our results of operations;

●	our partner gyms could take actions that harm our business;

●	our success depends substantially on the value of our brand;

●	we rely on contracts and relationships and a termination of any such contract or relationship may have a material adverse effect on our business;

●	our planned growth could place strains on our management, employees, information systems and internal controls, which may adversely impact our business;

●	our partner gyms may be unable to attract and retain members, which may materially and adversely affect our business, results of operations and financial condition;

●	if we are unable to identify and secure suitable partner gyms, our revenue growth rate and profits may be negatively impacted;

●	if we are unable to retain our key employees, we may not be able to successfully manager our business and pursue our strategic objectives;

●	use of social media may adversely impact our reputation or subject us to fines or other penalties;

●	we may be unsuccessful in any strategic acquisitions and investments, and we may pursue acquisitions or investments for their strategic value in spite of the risk of lack of profitability;

●	we are subject to risks associated with operating in international markets;

●	we may not be able to attract and retain key professional fighters or coaches;

●	our expansion into new markets may present increased risks due to our unfamiliarity with the area, different rules and regulations and challenging operating environments;

●	risks related to government regulation;

●	we are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors;

●	if we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired;

●	because there is no existing market for our Ordinary Shares, our initial public offering price may not be indicative of the market price of our Ordinary Shares after this offering, an active trading market in our Ordinary Shares may not develop or be sustained and the market price of our Ordinary Shares could fluctuate significantly, and you could lose all or part of your investment;

●	we will incur increased costs as a result of becoming a listed public company;

●	we may issue additional Ordinary Shares in the future, which may dilute our existing shareholders. We may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our existing shareholders.

●	as a foreign private issuer, we are permitted and expect to follow certain home country corporate governance practices in lieu of certain NYSE American requirements applicable to domestic issuers;

●	as a foreign private issuer, we are permitted to file less information with the SEC than a domestic issuer;

●	we may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses;

●	the NYSE American may delist our Ordinary Shares from trading on its exchange, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions; and

●	anti-takeover provisions in our Constitution and our right to issue preference shares could make a third-party acquisition of us difficult.

Reverse Share Split

On January 24, 2024, we effectuated a four-for-five (4:5) reverse share split (the “Reverse Share Split”) of our Ordinary Shares. No fractional shares were issued in connection with the Reverse Share Split as all fractional shares were rounded up to the next whole share.

Corporate Information

We were incorporated on March 27, 2013 under the laws of Australia under the name Wimp 2 Warrior Limited and changed our name to Alta Global Group Limited on February 2, 2022.

Our principal executive offices are located at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095, and our telephone number there is +61 1800 151 865. Our website address is https://www.trainalta.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Ordinary Shares.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

Upon effectiveness of this registration statement, we will be considered a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

As a foreign private issuer, we have taken advantage of certain reduced disclosure and other requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. Accordingly, the information contained herein or that we provide shareholders may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary Shares offered by us	2,000,000 Ordinary Shares (or 2,300,000 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Ordinary Shares to be outstanding immediately after this offering(1)	10,923,079 Ordinary Shares (or 11,223,079 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full), subject to certain exclusions noted in the table below.

Option to purchase additional Ordinary Shares	We have granted the underwriters an option for a period of 45 days from the date of this prospectus, to purchase up to an additional 300,000 Ordinary Shares from us at the public offering price less the underwriting discount, if any.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately US$8,122,500 (or approximately US$9,495,000 if the underwriters exercise their over-allotment option in full), at an assumed initial public offering price of US$5.00 per Ordinary Share, the midpoint of the price range listed on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for product development; to scale up our sales and marketing efforts; to redeem an outstanding convertible note facility; and for general working capital and corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses or technologies; however, we have no current commitments or obligations to do so. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock Up	Our directors, officers and shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 12 months with respect to our officers and directors and 6 months with respect to all of our other shareholders after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors

An investment in our Ordinary Shares involves significant risks. See “Risk Factors” on page 13 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Listing	We intend to apply to list our Ordinary Shares on the NYSE American under the symbol “MMA”.

(1) The number of Ordinary Shares that will be outstanding after this offering is based on 8,923,079 Ordinary Shares outstanding as of the date of this prospectus, after giving effect to the conversion of outstanding convertible notes into 4,590,060 Ordinary Shares on December 31, 2023 and upon completion of this offering, and excludes:

●	784,098 Ordinary Shares issuable upon the exercise of options issued under our Employee Share Option Plan at a weighted average exercise price of A$1.28 that were outstanding as of the date of this prospectus;

●	14,361 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus, at an exercise price of A$7.15, expiring June 1, 2026;

●	31,593 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus at an exercise price of US$5.45, expiring June 9, 2026;

●	692,596 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus, at an exercise price of 130% of the conversion price of the Private Placement Notes;

●	590,729 Ordinary Shares issuable upon the vesting of Restricted Units (subject to completion of an initial public offering) outstanding as of the date of this prospectus;

●	40,000 share rights that the Board has approved and that may be issued in the future; and

●	100,000 Ordinary Shares issuable upon the exercise of the Representative’s warrants, at an exercise price of 125% of the initial public offering price and expiring five years after the Effective Date as defined in the underwriting agreement between the Company and the Underwriter.

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to:

●	a 4-for-5 reverse share split of our Ordinary Shares effectuated on January 24, 2024, pursuant to which (i) every five (5) Ordinary Shares was decreased to four (4) Ordinary Shares, (ii) the number of Ordinary Shares for which each outstanding option or share right to purchase Ordinary Shares is exercisable was proportionally decreased on a 4-for-5 basis, and (iii) the exercise price of each outstanding option or share right to purchase Ordinary Shares was proportionately increased on a 4-for-5 basis, (the “Reverse Share Split”); and

●	no exercise by the underwriters of their option to purchase additional Ordinary Shares in this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data presented below as of and for the years ended June 30, 2023 and 2022 have been derived from our audited consolidated financial statements as of and for the years ended June 30, 2023 and 2022 and related notes included elsewhere in this prospectus. Historical results are not necessarily indicative of results to be expected in the future and the results for the year ended June 30, 2023 are not necessarily indicative of the results that may be expected for any other period. The summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Our financial statements are presented in Australian dollars and have been prepared in accordance with IFRS.

	Year Ended June 30,
	2023 (A$)		2023 (US$)		2022 (A$)
Consolidated Income Statement Data:
Revenue:
Revenue from Program Fees	A$	937,415	US$	630,974	A$	2,050,044
Less: Contractual payments to gyms		(574,025)		(386,376)		(1,215,191)
Net Revenue from Program Fees		363,390		244,598		834,853
Other income		1,173,421		789,830		105,950
Total revenue		1,536,811		1,034,427		940,803
Expenses:
Program expenses		229,848		154,711		342,600
Employee salaries and benefits		4,219,655		2,840,250		4,664,013
Share Based Payments		2,365,384		1,592,140		1,546,983
Advertising fees		721,713		485,785		3,615,399
Professional fees		864,419		581,840		685,870
Rent		11,793		7,938		2,366
IT costs		633,220		426,220		640,403
Depreciation and amortization		360,021		242,330		260,651
Net foreign exchange gain		(47,359)		(31,877)		(26,079)
Finance costs		4,472,730		3,010,595		2,191,803
Other expenses		1,432,094		963,942		965,808
Fair value movement in derivative liability		6,870,729		4,624,688		(2,751,564)

Total Expenses		22,134,247		14,898,562		12,138,253
Loss before income tax expense		(20,597,436)		(13,864,134)		(11,197,450)
Income tax expense		-		-		-
Loss after income tax expense for the year		(20,597,436)		(13,864,134)		(11,197,450)
Other comprehensive loss, net of tax		(36,465)		(24,545)		(31,312)
Total comprehensive loss for the year attributable to the members of Alta Global Group Limited	A$	(20,633,901)	US$	(13,888,679)	A$	(11,228,762)
Basic loss per share (1)	A$	(5.26)	US$	(3.54)	A$	(2.86)
Diluted loss per share (1)	A$	(5.26)	US$	(3.54)	A$	(2.86)

(1)	Please refer to Note 27 to our consolidated financial statements included elsewhere in this prospectus for a calculation of basic and diluted losses per share.

	As of June 30, 2023
	Actual		Pro forma(1)		Pro forma as adjusted (2) (A$)		Pro forma as adjusted (2) (US$)
Consolidated Balance Sheet Data:
Cash and cash equivalents	A$	3,702,567	A$	3,702,567	A$	16,048,767	US$	10,536,016
Total current assets		6,101,846		6,101,846		18,448,046		12,111,142
Total assets		7,230,785		7,709,550		20,055,750		13,166,600
Total current liabilities		28,018,760		2,687,463		2,687,463		1,764,319
Total liabilities		38,365,092		3,738,353		3,738,353		2,454,229
Total equity	A$	(31,134,307)	A$	3,971,197	A$	16,317,397	US$	10,712,371

(1)	On a pro forma basis after giving effect to (i) the conversion of A$525,624 in principal amount of our Series A - July 21 Convertible Notes, plus accrued interest, into 87,126 Ordinary Shares in July 2023, (ii) the exercise of 344,055 options into 327,142 Ordinary Shares in July 2023, (iii) the conversion of A$14,717,707 in principal amount of our Series A, Series A Extension and Series B convertible notes, plus accrued interest, upon maturity on December 31, 2023 into 2,791,400 Ordinary Shares, and (iv) the conversion of US$6,364,009 in principal amount of our convertible notes, plus accrued interest, into 1,798,660 Ordinary Shares upon the completion of this offering.
(2)	On a pro forma as adjusted basis after giving further effect to the sale of 2,000,000 Ordinary Shares by us in this offering based on an assumed initial public offering price of US$5.00 per Ordinary Share, the midpoint of the price range listed on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information in this prospectus. If any of the following risks occur, our business, financial condition and results of operations could be seriously harmed and you could lose all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of our Ordinary Shares could decline. Our business involves significant risks and uncertainties, some of which are outside of our control. If any of these risks occur, our business and financial condition could suffer and the price of our Ordinary Shares could decline.

Risks Related to Our Financial Position and Need for Additional Capital

We will require substantial capital to finance our operations, which may not be available to us on acceptable terms, or at all.

We may require further funding to support our ongoing activities and operations. There can be no assurance that such funding will be available on satisfactory terms or at all. Any inability to obtain funding will adversely affect our business and financial condition and consequently our performance. We may seek to raise further funds through equity or debt financing, joint ventures or other means. There can be no assurance that additional financing will be available when needed or, if available, that the terms of such financing will be favorable to us, which may result in substantial dilution to our shareholders.

We have incurred operating losses in the past, may incur operating losses in the future, and may not achieve or maintain profitability in the future.

We have incurred operating losses of A$20,597,436 and A$11,197,450 for fiscal 2023 and fiscal 2022, respectively, and may continue to incur net losses in the future. We expect our operating expenses to increase in the future as we grow our business, continue our sales and marketing efforts related to our products, platform and programs, invest in research and development, expand our operating infrastructure, add content and features to our platform, expand into new geographies, and develop new products. We will also incur operating expenses in connection with legal, accounting, and other fees related to operating as a public company listed on a U.S. exchange. These efforts and additional expenses may be more costly than we expect, and we cannot guarantee that we will be able to increase our revenue to offset our operating expenses. Our revenue growth may slow or our revenue may decline for a number of other reasons, including reduced demand of our product and services, increased competition, a decrease in the growth or reduction in size of our overall market, the impacts to our business from the COVID-19 pandemic, or if we cannot capitalize on growth opportunities. If our revenue does not grow at a greater rate than our operating expenses, we will not be able to achieve and maintain profitability, which may have a material adverse effect on the trading price of our ordinary shares.

We have disclosed that there is substantial doubt about our ability to continue as a going concern. We may require additional capital in order to execute our business plan and continue the operation of our business. Any capital-raising transaction we are able to complete may result in substantial dilution to our existing shareholders. Our auditors have issued an audit report that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and their opinion is not modified with respect to this matter.

As a result of our loss after tax, net cash outflows from operating activities, net liability and net current liability position, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the year ended June 30, 2023 that raises substantial doubt about our ability to continue as a going concern. The conditions giving rise to this uncertainty and our plan with respect to this uncertainty are disclosed in Note 3 to our consolidated financial statements appearing at the end of this prospectus. If we are unable to obtain sufficient funding, we could be forced to delay, reduce or eliminate our product development programs or future research and development efforts, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. After the completion of this offering, future financial statements may continue to disclose substantial doubt about our ability to continue as a going concern, which could cause investors or other financing sources to be unwilling to provide additional funding to us on commercially reasonable terms or at all. Any capital raising transaction we are able to complete may result in substantial dilution to our existing shareholders, require us to relinquish significant rights, or restrict our operations.

Risks Related to Our Business

Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.

Our ability to generate revenues is highly sensitive to rapidly changing consumer preferences and industry trends, as well as the popularity of martial arts and combat sports. Our success depends on our ability to offer premium in-gym products and services and content through popular channels of distribution that meet the changing preferences of the broad consumer market and respond to competition from an expanding array of services facilitated by technological developments in the delivery of martial arts and combat sports instruction and content. Changes in consumers’ tastes or a change in the perception of our brands and business partners could adversely affect our operating results. Our failure to avoid a negative perception among consumers or anticipate and respond to changes in consumer preferences, including in the form of in-gym products and services and content creation or distribution, could result in reduced demand for our services and content offerings or those of our clients, which could have an adverse effect on our business, financial condition and results of operations.

Our in-gym programming has been and may in the future be materially impacted by the ongoing COVID-19 pandemic, and could be impacted by similar events in the future.

The COVID-19 pandemic continues to impact worldwide consumer behavior and economic activity. A public health pandemic such as the COVID-19 pandemic poses the risk that we or our employees, in-gym partner gyms, in- gym members, suppliers and other business partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns, travel restrictions, social distancing requirements, stay at home orders and advisories and other restrictions that may be suggested or mandated by governmental authorities. The COVID-19 pandemic may also have the effect of heightening many of the other risks described elsewhere in this prospectus, such as those relating to our growth strategy, international operations, our ability to attract and retain members, our supply chain, health and safety risks to participants in our in-gym programs, loss of key employees and changes in consumer preferences, as well as risks related to our ability to generate sufficient cash to operate as a going concern.

The duration of the COVID-19 pandemic and the extent of its impact remains highly uncertain and difficult to predict. However, the continued spread of the virus and the measures taken in response to it, particularly in Australia and New Zealand, have disrupted our operations and have adversely impacted our in-gym membership programming, resulting in the cancellation of a significant number of pre-filled programs, creating a need to re-adjust our fiscal year 2021 revenue. In response, in 2020 we embarked on a stringent project of cost control and retention of core talent that were able to create a six month operating runway during a period in which we recognized zero revenues. Our partner gyms began reopening in 2021 as local guidelines allowed, and as of June 30, 2023 all of our in-gym partner gyms were open and operating. As the COVID-19 pandemic continues to impact areas in which we and our in-gym partners operate, certain of our licensees have had to re-close, and additional in-gym partner gyms may have to re-close, pursuant to local guidelines. In-gym members have generally not and will not be charged membership dues while their gyms are temporarily closed and are typically credited for any membership dues paid for periods when their gym is closed due to the COVID-19 pandemic. Compared to the periods prior to the COVID-19 pandemic, we have experienced and may in the future experience decreased new licensee enrollments, in part as a result of the COVID-19 pandemic. In addition, as a result of the COVID-19 pandemic, we experienced, and may in the future experience, a decrease in our net in-gym membership base compared to in-gym membership levels in March 2020, and the COVID-19 pandemic may have an ongoing impact on consumer behavior.

Further, the constantly evolving nature of the COVID-19 pandemic and the emergence of new variants of coronavirus have negatively impacted, and may in the future negatively impact, our operating results. The significance of the ultimate operational and financial impact to us will depend on how long and widespread the disruptions caused by the COVID-19 pandemic, and the corresponding response to contain the virus and treat those affected by it, prove to be.

Our ability to generate revenue is subject to many factors, including many that are beyond our control, such as general macroeconomic conditions.

Our business depends on discretionary consumer spending. Many factors related to discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates, and tax laws that impact individuals and inflation can significantly impact our operating results. While consumer spending may decline at any time for reasons beyond our control, the risks associated with our businesses become more acute in periods of a slowing economy or recessions. There can be no assurance that consumers will not be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, thereby possibly impacting on our operating results and growth. A prolonged period of reduced consumer spending could have an adverse effect on our business, financial condition, and results of operations.

We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems, content distribution systems and payment processing systems, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners, and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states, and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and that of our clients and other business relationships and have invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of such confidential information. Such incidents could adversely affect our business operations, reputation, and client relationships. Any such breach may require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including, but not limited to, the payment of fines. Although we are in the process of obtaining an insurance policy that covers data security, privacy liability, and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

In addition, our use of technology systems presents the potential for further vulnerabilities. For instance, we may be subject to boycotts, spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, distributed denial-of-service attacks, password attacks, man-in-the-middle attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing, and swatting. While we have internal policies in place to protect against these vulnerabilities, we can make no assurances that we will not be adversely affected should one of these events occur.

Unauthorized disclosure of sensitive or confidential client or customer information could harm our business and standing with our clients and customers.

The protection of our client, customer, employee, and other Company data is critical to us. We collect, store, transmit, and use personal information relating to, among others, our clients, employees, consumers, and event participants. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential client and customer information. Our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, payment card terminal tampering, computer viruses, misplaced, lost or stolen data, programming or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of client or customer information, whether by us or our third-party service providers, could damage our reputation, result in the loss of clients and customers, expose us to risk of litigation and liability or regulatory investigations or actions, disrupt our operations, and harm our business. In addition, as a result of recent security breaches, the media and public scrutiny of information security and privacy has become more intense. As a result, we may incur significant costs to change our business practices or modify our service offerings in connection with the protection of personally identifiable information.

We may be unable to protect our trademarks and other intellectual property rights, and others may allege that we infringe upon their intellectual property rights.

We have invested significant resources in brands associated with our business in an attempt to obtain and protect our public recognition. These brands are essential to our success and competitive position. We have also invested significant resources in the premium content that we produce.

Our trademarks, tradenames and other intellectual property rights are critical to our success and our competitive position. Our intellectual property rights may be challenged and invalidated by third parties. Further, policing unauthorized use and other violations of our intellectual property is difficult, particularly given our global scope, so we are susceptible to others infringing, diluting or misappropriating our intellectual property rights. If we are unable to maintain and protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. In particular, the laws of certain foreign countries do not protect intellectual property rights in the same manner as do the laws of the United States and, accordingly, our intellectual property is at greater risk in those countries even where we take steps to protect such intellectual property. While we believe we have taken, and take in the ordinary course of business, appropriate available legal steps to reasonably protect our intellectual property, we cannot predict whether these steps will be adequate to prevent infringement or misappropriation of these rights.

From time to time, in the ordinary course of our business, we may become involved in opposition and cancellation proceedings with respect to some of our intellectual property or third-party intellectual property. Any opposition and cancellation proceedings or other litigation or dispute involving the scope or enforceability of our intellectual property rights or any allegation that we infringe, misappropriate or dilute upon the intellectual property rights of others, regardless of the merit of these claims, could be costly, time-consuming and may damage our reputation. If any infringement or other intellectual property claim made against us by any third party is successful, if we are required to indemnify a third party with respect to a claim, or if we are required to, or decide to, cease use of a brand, rebrand or obtain non-infringing intellectual property (such as through a license which may not be available to us on commercially reasonable terms, or at all), it may adversely affect our business and financial condition.

Exchange rates may cause fluctuations in our results of operations.

Because we derive revenues from our international operations, we may incur currency translation losses or gains due to changes in the values of foreign currencies relative to the Australian dollar. We cannot, however, predict the effect of exchange rate fluctuations upon future operating results.

Our partner gyms could take actions that harm our business.

Our partner gyms are contractually obligated to operate their gyms in accordance with the operational, safety and health standards set forth in our agreements with them. However, partner gyms are independent third parties and their actions are outside of our control. In addition, we cannot be certain that our partner gyms will have the business acumen or financial resources necessary to operate successful gyms in their approved locations. Our partner gyms own, operate and oversee the daily operations of their gyms. As a result, the ultimate success and quality of any partner gym rests with the partner gym itself. If our partner gyms do not successfully operate gyms in a manner consistent with required standards and comply with local laws and regulations, our brand image and reputation could be harmed, which in turn could adversely affect our results of operations and financial condition.

Moreover, although we believe we generally maintain positive working relationships with our partner gyms, disputes with partner gyms could damage our brand image and reputation and our relationships with our partner gyms, generally.

Our success depends substantially on the value of our brand.

Our success is dependent in large part upon our ability to maintain and enhance the value of our brand, our partner gyms’ connection to our brand and maintaining a positive relationship with our partner gyms. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. Some of these incidents may relate to the way we manage our relationships with our partner gyms, our growth strategies, our development efforts or the ordinary course of our, or our partners’, businesses. Other incidents that could be damaging to our brand may arise from events that are or may be beyond our ability to control, such as:

●	actions taken (or not taken) by one or more of our partner gyms or their employees relating to health, safety, welfare or otherwise;

●	data security breaches or fraudulent activities;

●	litigation and legal claims;

●	third-party misappropriation, dilution or infringement of our intellectual property; and

●	illegal activity targeted at us or others.

Consumer demand for our products and services and our brand’s value could diminish significantly if any such incidents or other matters erode consumer confidence in us or our business, which may result in fewer memberships and, which, in turn, could materially and adversely affect our results of operations and financial condition.

We rely on contracts and relationships and a termination of any such contract or relationship may have a material adverse effect on our business.

We rely on business relationships with our partner gyms, including UFC Gym, our coaches, and Alta ambassadors. A principal component of our marketing program has been to partner with high-profile marketing partners to help us extend the reach of our brand. Although we have partnered with several well-known partners, we may not be able to attract and partner with new marketing partners in the future. In addition, if the actions of our partners damage their reputation, our partnerships may be less attractive to our current or prospective members. Any of these failures by us or our partners could adversely affect our business and revenues. In addition, the termination, variation and non-renewal of contracts may have a material adverse effect on our financial performance, financial position and/or reputation.

While some of our long-standing customer relationships are governed by a license agreement, most of our customer relationships are governed through the acceptance of our terms and conditions at the trainalta.com website.

Our existing form of license agreement, in which we act as a principal, is a revenue share arrangement, such that both parties share in each other’s success. There are no exclusivity provisions contained in our license agreement and our partner gyms have no right to reduce or limit their performance under the agreement. Either party may terminate the license upon written notice to the other party. If the agreement is terminated in this manner, the termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning. Additionally, we may terminate the agreement upon written notice, with immediate effect, upon certain conduct by the partner gym. If the license is not terminated, it will expire ten years from the commencement date of the agreement. For more information relating to the key terms of each of our product offerings, please refer to the Business section.

New consumers subscribing for the 20-week Warrior Training Program or UFC Fit must accept our terms and conditions, which do not contain exclusivity provisions and provide no right for the consumer to reduce or limit performance under the agreement. The consumer can terminate the agreement prior to the start of the program but not once the program has commenced. Similarly, partner gyms that provide the 20-week Warrior Training Program or UFC Fit must accept our terms and conditions, which do not contain exclusivity provisions and provide no right for the partner gym to reduce or limit performance under the agreement. Either party may terminate this agreement upon written notice to the other party. If the agreement is terminated in this manner, the termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning.

For gym academy memberships, there are no exclusivity provisions and no rights for the consumer or the partner gym to reduce or limit performance under the agreement. Either party may terminate this Agreement upon written notice to the other party.

Our planned growth could place strains on our management, employees, information systems and internal controls, which may adversely impact our business.

Over the past several years, we have experienced growth in our business activities and operations, including an increase in the number of partner gyms. Our past expansion has placed, and our planned future expansion may place, significant demands on our administrative, operational, financial and other resources. Any failure to manage our growth effectively may harm our business. To be successful, we will need to continue to implement management information systems and improve our operating, administrative, financial and accounting systems and controls. We will also need to train new employees and maintain close coordination among our executive, accounting, finance, legal, human resources, risk management, marketing, technology, sales and operations functions. These processes are time-consuming and expensive, increase management responsibilities and divert management’s attention, and we may not realize a return on our investment. In addition, we believe the culture we foster at our and our partner gyms is an important contributor to our success. However, as we expand we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. These risks may be heightened as we continue to grow our business. Our failure to successfully execute on our planned expansion of partner gyms could materially and adversely affect our results of operations and financial condition.

We are subject to a number of risks related to automated clearing house, or ACH, credit card and debit card payments we accept.

We accept payments through ACH, credit card and debit card transactions. For ACH, credit card and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our memberships, which could cause us to lose members, or suffer an increase in our operating expenses, either of which could harm our operating results.

If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on our member satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our members’ credit cards, debit cards or bank accounts on a timely basis or at all, we could lose membership revenue, which may materially harm our operating results.

If we fail to adequately control fraudulent ACH, credit card and debit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher ACH, credit card and debit card related costs, each of which could adversely affect our business, financial condition and results of operations. The termination of our ability to process payments through ACH transactions or on any major credit or debit card may significantly impair our ability to operate our business.

Our partner gyms may be unable to attract and retain members, which may materially and adversely affect our business, results of operations and financial condition.

Our target market consists of those seeking regular exercise and those new to martial arts and combat sports. The success of our business depends on our and our partners’ ability to attract and retain members. Our and our partner gyms’ marketing efforts may not be successful in attracting members and membership levels may materially decline over time, especially at partner gyms in operation for an extended period of time. Members may cancel their memberships at any time after giving proper advance written notice, subject to an initial minimum term applicable to certain memberships. We may also cancel or suspend memberships if a member fails to provide payment for an extended period of time. In addition, we experience attrition and must continually engage existing members and attract new members in order to maintain membership levels. Some of the factors that could lead to a decline in membership levels include changing desires and behaviors of consumers or their perception of our brand, changes in discretionary spending trends and general economic conditions, market maturity or saturation, a decline in our ability to deliver quality services at competitive prices, direct and indirect competition in our industry, and a decline in the public’s interest in health and fitness, among other factors. In order to increase membership levels, we may from time to time offer promotions. If we and our partner gyms are not successful in optimizing price or in adding new memberships, our business may suffer. Any decrease in our average dues or fees or higher membership costs may adversely impact our results of operation and financial condition.

If we are unable to identify and secure suitable partner gyms, our revenue growth rate and profits may be negatively impacted.

To successfully expand our business, we must continue to identify and secure gyms to partner with to offer our products and services. In addition to finding gyms with the right demographic and other measures we employ in our selection process, we also need to evaluate the penetration of our competitors in the market. Our competitors could copy our format or we could be forced to pay significantly higher costs to partner gyms. As we increase our number of partner gyms, we may also partner with gyms in higher-cost geographies, which could entail greater costs. We may require higher operating margins to produce the level of return we expect. Failure to provide our anticipated level of return could adversely affect our results of operations and financial condition.

We and our partner gyms could be subject to claims related to health and safety risks.

Use of our partner gyms may pose potential health and safety risks to members through the use of our products and services and our partner gyms’ facilities, including exercise and martial arts and combat sports equipment. Although participants sign waivers prior to using our products and services, and though our partner gyms carry insurance for the risks associated with our products and services, claims might be asserted against us and our partner gyms for injuries suffered by or death of members or guests while exercising and using the facilities at our partner gyms. We may not be able to successfully defend such claims. We also may not be able to maintain our general liability insurance on acceptable terms in the future or maintain a level of insurance that would provide adequate coverage against potential claims. Depending upon the outcome, these matters may have a material adverse effect on our results of operations, financial condition and cash flows.

If we are unable to retain our key employees and/or hire additional qualified employees, we may not be able to successfully manage our businesses and pursue our strategic objectives.

We are highly dependent on the services of our senior management team, including our Chief Executive Officer, and other key employees at our corporate headquarters. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees, could adversely affect our operating efficiency and financial condition.

Use of social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use of social media platforms, including blogs, social media websites and other forms of internet-based communication, which allow individuals access to a broad audience of consumers and other interested persons. Negative commentary about us may be posted on social media platforms at any time and may harm our reputation or business. Consumers value readily available information about gyms and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction. In addition, social media platforms provide users with access to such a broad audience that collective action against our brand or business, such as boycotts, can be more easily organized. If such actions were organized, we could suffer reputational damage as well as physical damage to our partner gym locations. We also use social medial platforms as marketing tools, such as Facebook and Instagram accounts. As laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our partners or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could adversely impact our and our partners’ business, financial condition and results of operations or subject us to fines or other penalties.

We are subject to international tax regulations.

It is expected that a substantial amount of our future revenues will be derived from sales activities in foreign jurisdictions. Recent changes in the global tax environment focusing on the prevention of tax leakage will require us to have sophisticated systems in place to identify the jurisdictions in which we will be subject to tax and the correct allocation of taxable income across those jurisdictions. As we have operations and employees in foreign jurisdictions, there is a risk that we may have a permanent establishment or, depending on the structure used, controlled foreign subsidiaries. Accordingly, our foreign operations may give rise to foreign tax liabilities including employment tax obligations which may require registrations with the local tax authorities, payment of income tax and withholding obligations. In some cases there may be an attribution of the income from the foreign jurisdiction to the Australian entity which could give rise to Australian tax liabilities. In addition, our foreign operations may give rise to a transfer pricing risk if we have foreign related entities and any dealings between the Australian entities and the foreign entities are not at arm’s length.

We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.

We must successfully adapt to and manage technological advances in our industry, including the emergence of alternative distribution platforms. If we are unable to adopt or are late in adopting technological changes and innovations that other martial arts and combat sports providers offer, it may lead to a loss of clients subscribing for our content. If we fail to adapt our distribution methods and content to emerging technologies and new distribution platforms, while also effectively preventing digital piracy, our ability to generate revenue from our targeted audiences may decline and could result in an adverse effect on our business, financial condition, and results of operations.

The markets in which we operate are highly competitive.

We face competition from studio fitness concepts, full-service health clubs; racquet, tennis, country and other athletic clubs, value focused health clubs, at-home fitness offerings, including digital fitness content and from other forms of entertainment and leisure activities in a rapidly changing and increasingly fragmented environment. Any increased competition, which may not be foreseeable, or our failure to adequately address any competitive factors, could result in reduced demand for our business which could have an adverse effect on our business, financial condition, and results of operations.

We may be unsuccessful in any strategic acquisitions and investments, and we may pursue acquisitions or investments for their strategic value in spite of the risk of lack of profitability.

We may face uncertainty in connection with acquisitions and investments. To the extent we choose to pursue certain investment or acquisition strategies, we may be unable to identify suitable targets for these deals, or to make these deals on favorable terms. If we identify suitable acquisition candidates or investments our ability to realize a return on the resources expended pursuing such deals, and to successfully implement or enter into them will depend on a variety of factors. Additionally, we may decide to make or enter into acquisitions or investments with the understanding that such acquisitions or investments may not be profitable, but may be of strategic value to us. We cannot provide assurances that the anticipated strategic benefits of these deals will be realized in the long-term or at all.

We are subject to risks associated with operating in international markets.

We are subject to risks associated with operating in international markets including, but not limited to:

●	political instability, adverse changes in diplomatic relations and unfavorable economic conditions in the markets in which we have international operations or into which we may expand;

●	limitations on the enforcement of intellectual property rights;

●	adverse tax consequences;

●	less sophisticated legal systems in some foreign countries, which could impair our ability to enforce our contractual rights in those countries; and

●	difficulties in managing operations due to distance, language and cultural differences.

We may not be able to attract and retain key professional fighters or coaches.

Our business is dependent upon identifying, recruiting and retaining highly regarded professional fighters and coaches to develop, promote and teach our products and services. We may not be able to attract and retain key professional fighters or coaches due to, among other things, competition for the same fighters or coaches. Our inability to recruit and retain professional fighters or coaches could adversely affect our operating results and have a material adverse effect on our business.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area, different rules and regulations and challenging operating environments.

We may expand our operations to geographic areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our services to be less successful than in existing markets. Expanded operations into new markets may not generate the same level of revenues and may result in higher operating expenses. There is no guarantee that we will be successful in further expanding our operations and our inability to do so may result in a material adverse effect on our business, financial condition and results of operations.

Our MMA Final Fight Night events are subject to governmental and state athletic commission regulation.

Our MMA Final Fight Night events are subject to regulation by governmental entities and state athletic commissions within the jurisdiction of such events. If we operate an MMA Final Fight Night event, we will be responsible for adhering to all government sanctioning requirements and safety protocols that apply to such an event. If our partner gyms operate an MMA Final Fight Night event, they will have the same responsibility. If we or our partner gyms fail to adhere to all regulations and protocols, we may be subject to disciplinary action from the relevant governing body, which may include cancellation of registration, suspension of registration or a written warning. For example, in Sydney NSW, the Combat Sports Authority of NSW regulates combat sports in accordance with the Combat Sports Act 2013 (the “Act”), the Combat Sports Regulation 2014 and the rules made under section 107 of the Act. The objectives of the Act are to promote the health and safety of combat sport contestants, promote the integrity of combat sport contests, regulate combat sport contests on a harm minimization basis and promote the development of the combat sport industry. Persons engaging or participating in combat sports must be registered under the Act in the appropriate Combatant, Promoter or Industry Participant registration class.

Risks Related to Government Regulation

We provide services in various jurisdictions abroad, and we expect to continue to expand our international presence. We face, and expect to continue to face, additional risks in the case of our existing and future international operations, including:

●	political instability, adverse changes in diplomatic relations and unfavorable economic conditions in the markets in which we have international operations or into which we may expand;

●	more restrictive or otherwise unfavorable government regulation of the entertainment and sports industry, which could result in increased compliance costs or otherwise restrict the manner in which we provide services and the amount of related fees charged for such services;

●	limitations on the enforcement of intellectual property rights;

●	enhanced difficulties of integrating any foreign acquisitions;

●	limitations on the ability of foreign subsidiaries to repatriate profits or otherwise remit earnings;

●	adverse tax consequences;

●	less sophisticated legal systems in some foreign countries, which could impair our ability to enforce our contractual rights in those countries;

●	limitations on technology infrastructure;

●	variability in venue security standards and accepted practices; and

●	difficulties in managing operations due to distance, language and cultural differences, including issues associated with (i) business practices and customs that are common in certain foreign countries but might be prohibited by U.S. law and our internal policies and procedures and (ii) management and operational systems and infrastructures, including internal financial control and reporting systems and functions, staffing and managing of foreign operations, which we might not be able to do effectively or on a cost—efficient basis.

We and our partner gyms are also subject to the U.S. Fair Labor Standards Act of 1938, as amended, and various other laws in Australia, the United States and Europe governing such matters as minimum-wage requirements, overtime and other working conditions. A significant number of our and our partners’ employees are paid at rates related to the U.S. federal minimum wage, and past increases in the U.S. federal minimum wage have increased labor costs, as would future increases.

Our partner gyms are responsible for compliance with state laws that regulate the relationship between martial arts and combat sports clubs and their members. Nearly all states have consumer protection regulations that limit the collection of monthly membership dues prior to opening, require certain disclosures of pricing information, mandate the maximum length of contracts and “cooling off” periods for members (after the purchase of a membership), set escrow and bond requirements for health clubs, govern member rights in the event of a member relocation or disability, provide for specific member rights when a club closes or relocates, or preclude automatic membership renewals.

Many of the states where our partner gyms operate have health and safety regulations that apply to martial arts and combat sports clubs.

Additionally, the collection, maintenance, use, disclosure and disposal of individually identifiable data by our, or our partners’, businesses are regulated at the federal, state and provincial levels as well as by certain financial industry groups, such as the Payment Card Industry Organization and the NACHA. Federal, state and financial industry groups may also consider from time to time new privacy and security requirements that may apply to our businesses and may impose further restrictions on our collection, disclosure and use of individually identifiable information that are housed in one or more of our databases.

Regulators may impose significant fines for privacy and data protection violations. Our business operations involve the collection, transfer, use, disclosure, security, and disposal of personal or sensitive information in various locations around the world, including the E.U. In Australia, the collection, use, storage and disclosure of personal and sensitive information is governed by the Privacy Act 1988 (Cth) (“Privacy Act”) and the Australian Privacy Principles contained at Schedule 1 of the Privacy Act (“Australian Privacy Principles”). Failures or breaches of data protection systems can result in reputational damage, regulatory impositions (such as for breaches of the Privacy Act or Australian Privacy Principles) and financial loss, including claims for compensation by customers or penalties by the Australian telecommunications regulators or other authorities. As a result, our business is subject to complex and evolving Australian, U.S. and international laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices, penalties, increased cost of operations, or otherwise harm our business.

In the United States and certain foreign jurisdictions, we may have direct and indirect interactions with government agencies and state-affiliated entities in the ordinary course of our business. In particular, athletic commissions and other applicable regulatory agencies require us to obtain licenses for promoters, medical clearances, licenses for athletes, or permits for events in order for us to promote and conduct our live events and productions. In the event that we fail to comply with the regulations of a particular jurisdiction, whether through our acts or omissions or those of third parties, we may be prohibited from promoting and conducting our live events and productions in that jurisdiction. The inability to present our live events and productions in jurisdictions could lead to a decline in various revenue streams in such jurisdictions, which could have an adverse effect on our business, financial condition, and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and other anti-bribery and anti-money laundering laws in countries outside of the United States in which we conduct our activities. The FCPA generally prohibits companies and their intermediaries from making, promising, authorizing or offering improper payments or other things of value to foreign government officials for the purpose of obtaining or retaining business, directing business to any person, or securing any improper business advantage. The FCPA also requires U.S. issuers to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Other countries in which we operate also have anti-bribery laws, some of which prohibit improper payments to government and non-government persons and entities. We operate in a number of countries which are considered to be at a heightened risk for corruption. Additionally, we operate adjacent to industry segments, such as sports marketing, that have been the subject of past anti-corruption enforcement efforts. As a global company, a risk exists that our employees, contractors, agents, managers, or other business partners or representatives could engage in business practices prohibited by applicable U.S. laws and regulations, such as the FCPA, as well as the laws and regulations of other countries prohibiting corrupt payments to government officials and others, such as the Bribery Act. There can be no guarantee that our compliance programs will prevent corrupt business practices by one or more of our employees, contractors, agents, managers, or vendors, or that regulators in the U.S. or in other markets will view our program as adequate should any such issue arise. Any actual or alleged violation of the FCPA or other applicable anti-corruption laws could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, severe criminal or civil sanctions, any of which could have a material adverse effect on our reputation, as well as our business, financial condition, results of operations and prospects. Responding to any investigation or action would also likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. In addition, the U.S. government may seek to hold us liable for successor liability for FCPA violations committed by companies in which we invest or that we acquire.

We are also required to comply with economic sanctions laws imposed by the United States or by other jurisdictions where we do business, which may restrict our transactions in certain markets, and with certain customers, business partners, and other persons and entities. As a result, we may be prohibited from, directly or indirectly (including through a third-party intermediary), procuring goods, services, or technology from, or engaging in transactions with, individuals and entities subject to sanctions, including sanctions arising from the conflict involving Russia and Ukraine. We cannot guarantee that our efforts to remain in compliance with sanctions requirements will be successful. Any violation of sanctions laws could result in fines, civil and criminal sanctions against us or our employees, prohibitions on the conduct of our business (e.g., debarment from doing business with International Development Banks and similar organizations), and damage to our reputation, which could have an adverse effect on our business, financial condition, and results of operations.

The various regulations set out above have not materially impacted or affected the offering of our four core products: the Warrior Training Program, UFC Fit Program, Alta Academy and the Alta Community.

Risks Related to Our Ordinary Shares and this Offering

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares held by non-affiliates exceeds US$700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may, in the future, elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Section 404(a) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that, beginning with our annual report for the year ending June 30, 2024, our management assess and report annually on the effectiveness of our internal controls over financial reporting and identify any material weaknesses in our internal controls over financial reporting. Although Section 404(b) of the Sarbanes-Oxley Act requires our independent registered public accounting firm to issue an annual report that addresses the effectiveness of our internal controls over financial reporting, we have opted to rely on the exemptions provided to us by virtue of being a foreign private issuer and emerging growth company, and consequently will not be required to comply with SEC rules that implement Section 404(b) of the Sarbanes-Oxley Act until we lose our emerging growth company status.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. We have commenced the process of reviewing and improving our internal controls over financial reporting for compliance with Section 404(a) of the Sarbanes Oxley Act. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors and employees, entail substantial costs in order to modify our existing accounting systems, take significant periods of time to complete, and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal controls.

As of the date of this filing, we have identified deficiencies in our internal controls that are deemed to be a material weakness. The matters involving internal controls and procedures that our management considered to be a material weakness under the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) were (1) the lack of a formally implemented system of internal control over financial reporting and limited or no associated written documentation of our internal control policies and procedures, and (2) the lack of sufficient resources and key accounting personnel with sufficient knowledge and experience in reporting and compliance with the SEC and PCAOB. Consequently, we have determined there is a material weakness in our internal control over financial reporting.

Although this material weakness did not result in material adjustments to the financial statements, there is a reasonable possibility that a material misstatement of the annual financial statements would not have been prevented or detected on a timely basis due to the failure to design and implement appropriate segregation of duty controls. We are still in the process of remediating these control weaknesses.

In order to remediate the identified material weaknesses, we have hired a new Chief Financial Officer, new accounting personnel and engaged external temporary resources. Additionally, we have formed an Audit and Risk Committee, whose primary purpose is to assist the Board in overseeing the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the Company's independent registered auditors' qualifications and independence, and the performance of the Company's independent registered auditors, and the design and implementation of the Company's internal audit function.

In addition, we plan to further remediate the identified material weaknesses by implementing the following controls:

●	Delegation of authority, documenting stringent controls throughout the business. This will be reviewed by the Board on an annual basis, or more frequently if there are significant changes in the business.
●	Upgrading our financial reporting close process. This process will include a monthly review process performed by both the CFO and CEO, and formal reporting to the Board.
●	Documenting our internal control policies and procedures and designing an education process for the entire Company to ensure policies and procedures are understood and adhered to by all.
●	Establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our company’s consolidated financial statements and related disclosures.

In support of the above, we intend to enhance the finance and accounting function with additional key hires with relevant skills and continuing professional education of all staff.

If we are unable to conclude that we have effective internal controls over financial reporting or, at the appropriate time, our independent auditors are unwilling or unable to provide us with an unqualified report on the effectiveness of our internal controls over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act, investors may lose confidence in our operating results, the price of our Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, we may not be able to remain listed on the NYSE American.

Because there is no existing market for our Ordinary Shares, our initial public offering price may not be indicative of the market price of our Ordinary Shares after this offering, an active trading market in our Ordinary Shares may not develop or be sustained and the market price of our Ordinary Shares could fluctuate significantly, and you could lose all or part of your investment.

There is currently no public market for our Ordinary Shares, and an active trading market may not develop or be sustained after this offering. Our initial public offering price has been determined through negotiation between us and the underwriters and may not be indicative of the market price for our Ordinary Shares after this offering. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on the NYSE American. The lack of an active market may reduce the value of your shares and impair your ability to sell your shares at the time or price at which you wish to sell them. An inactive market may also impair our ability to raise capital by selling our Ordinary Shares and may impair our ability to acquire or invest in other companies, products or technologies by using our Ordinary Shares as consideration.

In addition, the market price of our Ordinary Shares could fluctuate significantly as a result of a number of factors, including:

●	fluctuations in our financial performance;
●	economic and stock market conditions generally and specifically as they may impact us, participants in our industry or comparable companies;
●	changes in financial estimates and recommendations by securities analysts following our Ordinary Shares or comparable companies;

●	earnings and other announcements by, and changes in market evaluations of, us, participants in our industry or comparable companies;
●	our ability to meet or exceed any future earnings guidance we may issue;
●	changes in business or regulatory conditions affecting us, participants in our industry or comparable companies;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	announcements or implementation by our competitors or us of acquisitions, technological innovations, or other strategic actions by our competitors; or
●	trading volume of our Ordinary Shares or sales of shares by our management team, directors or principal shareholders.

These and other factors could limit or prevent investors from readily selling their Ordinary Shares or otherwise negatively affect the liquidity of our Ordinary Shares, and you could lose all or part of your investment.

We will incur increased costs as a result of becoming a listed public company.

As a listed public company, we will incur legal, accounting, insurance and other expenses that would not be incurred by a private company, including costs associated with public company reporting requirements. We are an Australian public company and will incur costs in order to comply with the Corporations Act requirements for financial reporting. The Corporations Act reporting standards differ in certain significant respects from generally accepted accounting principles in the United States.

We also have incurred and will incur costs associated the Exchange Act, the Sarbanes-Oxley Act, the related rules implemented by the SEC and the rules and regulations of the applicable listing standards of the NYSE American. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These and other laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These and other laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our senior management. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Ordinary Shares, fines, sanctions and other regulatory action and potentially civil litigation.

The market price of our Ordinary Shares could be adversely affected by future sales and distributions of our Ordinary Shares or the perception that such sales and distributions may occur.

Sales, distributions or issuances of a substantial number of our Ordinary Shares following this offering or the perception that such sales or distributions might occur, could cause a decline in the market price of our Ordinary Shares or could impair our ability to obtain capital through a subsequent offering of our equity securities or securities convertible into equity securities.

The Ordinary Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, or the Securities Act, except for any Ordinary Shares held by our affiliates as defined in Rule 144 under the Securities Act. Such shareholders will be subject to the lock up agreement described in “Underwriting.”

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Ordinary Shares will depend, in part, upon the research and reports that securities or industry analysts publish about us or our businesses. We do not have any control over analysts as to whether they will cover us, and if they do, whether such coverage will continue. If analysts do not commence coverage of us, or if one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline. In addition, if one or more of the analysts who cover us downgrade our Ordinary Shares or change their opinion of our Ordinary Shares, our share price may likely decline.

We may issue additional Ordinary Shares in the future, which may dilute our existing shareholders. We may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our existing shareholders.

We may issue additional securities in the future, including Ordinary Shares, and options, rights, warrants and other convertible securities for any purpose and for such consideration and on such terms and conditions we may determine appropriate or necessary, including in connection with equity awards, financings or other strategic transactions. Subject to the requirements of the Corporations Act, our board of directors will be able to determine the class, designations, preferences, rights and powers of any additional shares, including any rights to share in our profits, losses and dividends or other distributions, any rights to receive assets upon our dissolution or liquidation and any redemption, conversion and exchange rights.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance our growth and that we will not pay cash dividends to shareholders. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

As a foreign private issuer, we are permitted and expect to follow certain home country corporate governance practices in lieu of certain NYSE American requirements applicable to domestic issuers.

As a foreign private issuer listed on the NYSE American, we are permitted to follow certain home country corporate governance practices in lieu of certain NYSE American practices. Following our home country corporate governance practices, as opposed to the requirements that would otherwise apply to a U.S. company listed on the NYSE American, may provide less protection than is afforded to investors under the NYSE American rules applicable to domestic issuers.

In particular, we follow home country law instead of the NYSE American practice regarding:

●	the NYSE American’s requirement to have a compensation committee and a nominating and corporate governance committee composed solely of independent members of the board of directors.

●	the NYSE American’s requirement that our independent directors meet in regularly scheduled executive sessions. The Corporations Act does not require the independent directors of an Australian company to have such regularly scheduled executive sessions and, accordingly, we have claimed this exemption.

●	the NYSE American’s corporate governance listing standards applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE American corporate governance listing standards, as permitted by the foreign private issuer exemption.

●	the NYSE American’s requirement that an issuer provide for a quorum as specified in its bylaws for any meeting of the holders of ordinary shares, which quorum may not be less than 33 1/3% of the outstanding shares of an issuer’s voting ordinary shares. In compliance with Australian law, our Constitution provides that two shareholders present shall constitute a quorum for a general meeting.

●	we seek exemption from the NYSE American requirement that issuers obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, the establishment or amendment of certain stock option, purchase or other compensation plans. Applicable Australian laws differ to NYSE American requirements, with the former requiring prior shareholder approval in numerous circumstances, including (i) issuance of equity securities to related parties, e.g. directors or their associates other than (generally speaking), in their sole capacity as an existing security holder (where the benefit is provided on the same terms to all other security holders), or in certain circumstances where the benefit provided through the issuance is on arms’ length terms, or (ii) the issuance results in a shareholder or their associates obtaining a relevant interest (as that term is defined in Australian law) increasing to more than 20%, or increasing from a starting point that is above 20% and below 90%.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE American corporate governance rules and listing standards.

Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

As a foreign private issuer, we are permitted to file less information with the SEC than a domestic issuer.

As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a domestic issuer, nor are we generally required to comply with the SEC’s Regulation FD, which restricts the selective disclosure of material non-public information. Under Australian law, we prepare financial statements on an annual and semi-annual basis, we are not required to prepare or file quarterly financial information. For as long as we are a “foreign private issuer,” we intend to file our annual financial statements on Form 20-F and furnish our semi-annual financial statements on Form 6-K to the SEC as long as we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. However, the information we file or furnish is not the same as the information that is required in annual on Form 10-K or Form 10-Q for U.S. domestic issuers. Accordingly, there may be less information publicly available concerning us then there is for a company that files as a domestic issuer.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. In order to maintain our current status as a foreign private issuer, either (1) a majority of our Ordinary Shares must be either directly or indirectly owned of record by non-residents of the United States or (2) (a) a majority of our executive officers or directors must not be U.S. citizens or residents, (b) more than 50% of our assets cannot be located in the United States and (c) our business must be administered principally outside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices and to comply with United States generally accepted accounting principles, as opposed to IFRS. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs.

Our Constitution and Australian laws and regulations applicable to us may adversely affect our ability to take actions that could be beneficial to our shareholders.

As an Australian company we are subject to different corporate requirements than a corporation organized under the laws of the United States. Our Constitution, as well as the Australian Corporations Act, set forth various rights and obligations that are unique to us as an Australian company. These requirements may operate differently than those of many U.S. companies. You should carefully review the summary of these matters set forth under the section entitled “Description of Share Capital”, and the copy of our Constitution (which is included as an exhibit to the registration statement to which this prospectus forms a part), prior to investing in the Ordinary Shares.

The NYSE American may delist our Ordinary Shares from trading on its exchange, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We have applied to have our Ordinary Shares listed on the NYSE American on or promptly after the date of this prospectus. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the NYSE American listing standards, we cannot assure you that our Ordinary Shares will be, or will continue to be, listed on the NYSE American in the future. In order to continue listing our Ordinary Shares on the NYSE American, we must maintain certain financial, distribution and share price levels and must maintain a minimum number of holders of our Ordinary Shares.

If the NYSE American delists our Ordinary Shares and we are not able to list our Ordinary Shares on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our Ordinary Shares;

●	the market price of our Ordinary Shares;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our Ordinary Shares;

●	the number of market makers in our Ordinary Shares;

●	the availability of information concerning the trading prices and volume of our Ordinary Shares; and

●	the number of broker-dealers willing to execute trades in shares of our Ordinary Shares.

Australian companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

We are a public company limited by shares, registered and operating under the Corporations Act in Australia. Australian companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of an Australian company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. Unless certain narrowly identified principles exist, Australian courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against us, in original actions brought in Australia, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in Australia of judgments obtained in the United States, although the courts of Australia may recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits, upon being satisfied about all the relevant circumstances in which that judgment was obtained.

Anti-takeover provisions in our Constitution and our right to issue preference shares could make a third-party acquisition of us difficult.

Some provisions of our Constitution may discourage, delay or prevent a change in control or management that shareholders may consider favorable, including power to issue preference shares and the proportional takeover approval provisions.

Under the Constitution, any proportional takeover scheme must be approved by those shareholders holding shares included in the class of shares in respect of which the offer to acquire those shares was first made. The registration of the transfer of any shares following the acceptance of an offer made under a scheme is prohibited until that scheme is approved by the relevant shareholder class.

We are also subject to the relevant takeover laws contained in Chapter 6 of the Corporations Act. Subject to a range of exceptions, the Corporations Act prohibits the acquisition of a direct or indirect interest in issued voting shares of a company, if the acquisition of that interest will lead to a person’s voting power (either alone or in combination with their “associates” as that term is defined in the Corporations Act) in that company increasing to more than 20%, or increasing from a starting point that is above 20% and below 90% which may discourage takeover offers being made for us or may discourage the acquisition of a significant position in our ordinary shares. This may have the ancillary effect of entrenching our board of directors and may deprive or limit our shareholders the opportunity to sell their Ordinary Shares and may further restrict the ability of our shareholders to obtain a premium from such transactions. See “Description of Share Capital.”

You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in Australia and certain of our directors and officers reside outside the United States.

We are incorporated in Australia, certain of our directors and officers reside outside the United States and substantially all of the assets of those persons are located outside the United States. As a result, it may be impracticable or at least more expensive for you to bring an action against us or against these individuals in Australia in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. There is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon federal or state securities laws of the U.S., especially in the case of enforcement of judgments of U.S. courts where the defendant has not been properly served in Australia.

Future sales of our Ordinary Shares or the perception that such sales may occur could depress the trading price of our Ordinary Shares.

After the completion of this offering, based on an assumed offering price of US$5.00 per share, which is the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus, we expect to have 10,923,079 Ordinary Shares (or 11,223,079 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full) outstanding, which may be resold in the public market in the future. We, all of our directors and executive officers and our shareholders have signed lock-up agreements for a period of (i) 12 months after the date of this prospectus in the case of our directors and officers, 6 months after the date of this prospectus in the case of our shareholders and (ii) 6 months after the date of this prospectus in the case of our Company without the prior written consent of the representative of the underwriters subject to specified exceptions. See “Underwriting.”

The underwriters may, in their sole discretion and without notice, release all or any portion of the Ordinary Shares subject to lock-up agreements. As restrictions on resale end, the market price of our Ordinary Shares could drop significantly if the holders of these Ordinary Shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our securities.

Investors purchasing the Ordinary Shares will suffer immediate and substantial dilution.

The public offering price for our Ordinary Shares will be substantially higher than the net tangible book value per Ordinary Share immediately after this offering. If you purchase Ordinary Shares in this offering, you will incur substantial and immediate dilution in the net tangible book value of your investment. Net tangible book value per Ordinary Share represents the amount of total tangible assets less total liabilities, divided by the number of Ordinary Shares then outstanding. To the extent that options or any convertible securities that are currently outstanding are exercised or converted, there will be further dilution to your investment. We may also issue additional Ordinary Shares, options and other securities in the future that may result in further dilution of your Ordinary Shares. See “Dilution” for a calculation of the extent to which your investment will be diluted.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 2,000,000 Ordinary Shares in this offering will be approximately US$8,122,500, or approximately US$9,495,000 if the underwriters exercise their over-allotment option in full, based on an assumed initial public offering price of US$5.00 per share, the midpoint of the price range listed on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately US$2,000,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately US$5,000,000, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering as follows:

●	Approximately US$1,624,500 for further product development, to continue to deliver sector specific solutions to the global martial arts and combat sports community;

●	Approximately US$3,655,000 to scale up the platform growth and marketing functions of our business, as we look to gain further traction in North America and expand into new parts of Asia and Europe;

●	Approximately US$675,000 to redeem an outstanding convertible note facility; and

●	The remainder to be used as general working capital for general corporate purposes, including, without limitation, assessing potential investments in or acquisitions of businesses or technologies that are synergistic with or complimentary to our business and technologies, although we have no current commitments or obligations to do so.

The foregoing is set forth based on the order of priority for each purpose and represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results of our sales, marketing and product development, any collaborations that we may enter into with third parties for our products and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We believe opportunities may exist from time to time to expand our current business through the acquisition or license or partnership. As of the date hereof, we have not identified any specific acquisition candidates nor entered into any acquisition agreements. While we have no current agreements or commitments for any specific acquisitions or license agreement or partnership arrangement at this time, we may use a portion of the net proceeds for these purposes.

Pending any use described above, we plan to invest the net proceeds in short-term, interest-bearing, debt instruments.

EXCHANGE RATE INFORMATION

The Australian dollar is convertible into U.S. dollars at freely floating rates. There are no legal restrictions on the flow of Australian dollars between Australia and the United States. Any remittance of dividends or other payments by us to persons in the United States are not and will not be subject to any exchange controls.

The table below sets forth, for the periods identified, the number of U.S. dollars per Australian dollar as quoted by the Federal Reserve Bank of New York. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in the prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Australian dollar or U.S. dollar amounts could have been or could be converted into U.S. dollars or Australian dollars, as the case may be, at any particular rate, the rates stated below, or at all. For information on the effect of currency fluctuations on our results of operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Period	Period End	Average	High	Low
	(U.S. dollars per Australian dollar)
Year Ended:
June 30, 2022	0.6905	0.7256	0.7598	0.6852
June 30, 2023	0.6663	0.6731	0.7119	0.6219
December 12, 2023	0.6565	0.6614	0.6700	0.6551

DIVIDENDS AND DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

Any dividend we declare on our ordinary shares will be paid in Australian dollars. Cash dividends on our ordinary shares, if any, will be paid in Australian dollars. See “Description of Share Capital.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis after giving effect to (i) the conversion of A$525,624 in principal amount of our Series A - July 21 Convertible Notes, plus accrued interest, into 87,126 Ordinary Shares in July 2023, (ii) the exercise of 344,055 options into 327,143 Ordinary Shares in July 2023, (iii) the conversion of A14,717,707 in principal amount of our Series A, Series A Extension and Series B convertible notes, plus accrued interest, upon maturity on December 31, 2023 into 2,791,400 Ordinary Shares, and (iv) the conversion of US$6,364,009 in principal amount of our convertible notes plus accrued interest into 1,798,660 Ordinary Shares upon completion of this offering; and

●	on a pro forma as adjusted basis to giving further effect to the issuance and sale of 2,000,000 Ordinary Shares in this offering at an assumed offering price of US$5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	June 30, 2023
(in thousands)	Actual		Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	A$	3,702,567	3,702,567	16,048,767
Non-current debt	A$	10,273,278	977,835	977,835
Equity
Contributed equity	A$	3,385,281	32,182,647	54,982,647
Reserves	A$	3,912,367	2,464,823	2,464,823
Accumulated losses	A$	(38,366,123)	(30,610,441)	(41,064,241)
Total equity	A$	(31,134,307)	3,971,197	16,317,397
Total capitalization	A$	(20,787,975)	4,949,033	17,295,233

An increase or decrease of US$1.00 in the assumed initial public offering price per Ordinary Share would increase or decrease our total equity and total capitalization, on an as adjusted basis, by approximately US$2,781,600, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us.

The pro forma as adjusted information set forth above is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of our public offering determined at pricing. You should read this information in conjunction with our financial statements and the related notes included in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

The number of Ordinary Shares that will be outstanding after this offering is based on 10,923,079 Ordinary Shares outstanding as of the date of this prospectus, after giving effect to the conversion of outstanding convertible notes into 4,590,060 Ordinary Shares on December 31, 2023 and Ordinary Shares upon completion of this offering, and the sale of 2,000,000 Ordinary Shares in this offering and excludes:

●	784,098 Ordinary Shares issuable upon the exercise of options outstanding issued under our Employee Share Option Plan, at a weighted average exercise price of A$1.28 that were outstanding as of the date of this prospectus;

●	14,361 Ordinary Shares issuable upon the exercise of options outstanding to purchase Ordinary Shares, at an exercise price of A$7.15, expiring June 1, 2026;

●	31,593 Ordinary Shares issuable upon the exercise of options outstanding to purchase Ordinary Shares at an exercise price of US$5.45, expiring June 9, 2026;

●	692,596 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus, at an exercise price of 130% of the conversion price of the Private Placement Notes;

●	590,729 Ordinary Shares issuable upon the vesting of Restricted Units (subject to completion of an initial public offering) outstanding as of the date of this prospectus;

●	40,000 share rights that the Board has approved and that may be issued in the future; and

●	100,000 Ordinary Shares issuable upon the exercise of the Representative’s warrants, at an exercise price of 125% of the initial public offering price and expiring five years after the Effective Date as defined in the underwriting agreement between the Company and the Underwriter.

Except as otherwise indicated herein, all information in this prospectus assumes:

●	a four-for-five (4:5) reverse share split of our Ordinary Shares effective January 24, 2024; and

●	no exercise by the underwriters of their option to purchase additional Ordinary Shares in this offering.

DILUTION

If you invest in the Ordinary Shares, your interest will be immediately diluted to the extent of the difference between the public offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our historical net tangible book value as of June 30, 2023 was approximately US$(21 million), or US$(5.36) per Ordinary Share. Net tangible book value per share represents the amount of total tangible assets, less our total liabilities, divided by the total number of Ordinary Shares outstanding as of June 30, 2023. Dilution is determined by subtracting net tangible book value per Ordinary Share from the assumed initial public offering price per Ordinary Share, which is US$5.00 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus and after deducting underwriting discounts, commissions and estimated offering expenses payable by us.

After giving pro forma effect to (i) the conversion of A$525,624 in principal amount of our Series A - July 21 Convertible Notes into 87,126 Ordinary Shares in July 2023, (ii) the exercise of 344,055 options into 327,142 Ordinary Shares in July 2023, (iii) the conversion of A$14,717,707 in principal amount of our Series A, Series A Extension and Series B convertible notes, plus accrued interest, upon maturity on December 31, 2023 into 2,791,400 Ordinary Shares, and (iv) the conversion of US$6,364,009 in principal amount of our convertible notes plus accrued interest into 1,798,660 Ordinary Shares upon completion of this offering, our pro forma net tangible book value as at June 30, 2023 would have been approximately US$2,074,432 or US$0.23 per outstanding Ordinary Share.

After giving further effect to our sale of Ordinary Shares offered in this offering at the assumed public offering price of US$5.00 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus after deduction of underwriting discounts, commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2023, would have been approximately US$10,179,713, or US$0.93 per outstanding Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$6.30 per Ordinary Share to shareholders and an immediate dilution of US$4.07 per Ordinary Share to purchasers of Ordinary Shares in this offering. The following table presents this dilution to new investors purchasing Ordinary Shares in the offering:

	As of June 30, 2023
	(US$ per Ordinary Share)
Assumed initial public offering price per Ordinary Share	$		5.00
Pro forma net tangible book value as of June 30, 2023		$(5.36)
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares		$6.30
Pro forma as adjusted net tangible book value after giving effect to the initial public offering	$		0.93
Dilution per share to new investors purchasing in the initial public offering	$		4.07

Each US$1.00 increase (decrease) in the assumed public offering price of US$5.00 per Ordinary Share after deducting underwriting discounts, commissions and estimated offering expenses payable by us would increase (decrease) the pro forma as adjusted net tangible book value after giving effect to this offering by US$1.10 or (US$0.76) per Ordinary Share, respectively, assuming no exercise of the overallotment option granted to the underwriters, and would increase (decrease) the dilution to investors in the offering by US$3.90 or US$(4.24) per Ordinary Share.

An increase (decrease) of 1.0 million Ordinary Shares in the number of Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2023 after this offering by approximately US$1.24 or (US$0.57) per Ordinary Share, and would decrease (increase) dilution to investors by approximately US$3.76 (US$4.43) per Ordinary Share, assuming the initial public offering price per Ordinary Share, as set forth on the cover page of this prospectus remains the same, and after deducting the estimate underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their overallotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the offering would be US$1.06, the increase in pro forma as adjusted net tangible book value per Ordinary Share to shareholders would be US$6.41, and the immediate dilution in pro forma as adjusted net tangible book value per Ordinary Share to investors in this offering would be US$3.94.

The number of Ordinary Shares that will be outstanding after this offering is based on 10,923,079 Ordinary Shares outstanding as of the date of this prospectus, after giving effect to the conversion of outstanding convertible notes into 4,590,060 Ordinary Shares on December 31, 2023 and Ordinary Shares upon completion of this offering, and the sale of 2,000,000 Ordinary Shares in this offering and excludes:

●	784,098 Ordinary Shares issuable upon the exercise of options outstanding issued under our Employee Share Option Plan, at a weighted average exercise price of A$1.28 that were outstanding as of the date of this prospectus;

●	14,361 Ordinary Shares issuable upon the exercise of options outstanding to purchase Ordinary Shares, at an exercise price of A$7.15, expiring June 1, 2026;

●	31,593 Ordinary Shares issuable upon the exercise of options outstanding to purchase Ordinary Shares at an exercise price of US$5.45, expiring June 9, 2026;

●	692,596 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus, at an exercise price of 130% of the conversion price of the Private Placement Notes;

●	590,729 Ordinary Shares issuable upon the vesting of Restricted Units (subject to completion of an initial public offering) outstanding at the date of this prospectus;

●	40,000 share rights that the Board has approved and that may be issued in the future; and

●	100,000 Ordinary Shares issuable upon the exercise of the Representative’s warrants, at an exercise price of 125% of the initial public offering price and expiring five years after the Effective Date as defined in the underwriting agreement between the Company and the Underwriter.

Except as otherwise indicated herein, all information in this prospectus assumes:

●	a four-for-five (4:5) reverse share split of our Ordinary Shares effective January 24, 2024; and

●	no exercise by the underwriters of their option to purchase additional Ordinary Shares in this offering.

The following table summarizes, on a pro forma as adjusted basis, as of June 30, 2023, the differences between the shareholders as of June 30, 2023 and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid to us and the average price per Ordinary Share paid at an assumed public offering price of US$5.00 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus before deducting underwriting discounts, commissions and estimated offering expenses payable by us. The total number of Ordinary Shares assumes no exercise by the underwriters of their over-allotment option. The average price per ordinary share for existing stockholders reported in the table below is a weighted average price.

	Ordinary Shares Purchased		Total Consideration			Average Price Per Ordinary
	Number	Percent	Amount		Percent	Share
Existing Shareholders	8,923,079	82%	US$	21,258,407	68%	US$	2.38
New Investors	2,000,000	18%	US$	10,000,000	32%	US$	5.00
Total	10,923,079	100%	US$	31,258,407	100%	US$	3.69

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by new investors and total consideration paid by all shareholders by approximately US$2,000,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of Ordinary Shares offered by us would increase (decrease) the total consideration paid by new investors and total consideration paid by all shareholders by US$5,000,000, assuming the assumed initial public offering price of US$5.00 per share remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current plans and expectations that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and beliefs. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those set forth under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. Our fiscal year ends each year on June 30. Reference to a year relates to the fiscal year, ended in June 30 of the year indicated, rather than the calendar year, unless indicated by a specific date.

Company Overview

We are a technology company that is enabling the global martial arts and combat sports industry to maximize the monetization opportunities available to the sector by increasing consumer participation in the sport and building upon existing community offerings within the sector. While we believe martial arts and combat sport gyms have a superb in-gym product, they are ripe for transformation when it comes to building sales channels, customer onboarding, optimizing engagement and driving the growth and retention of members and membership revenues within their gym communities.

We believe that the Alta Platform represents a considerable opportunity to aggregate the vast global community ecosystem for martial arts and combat sports, via a single platform solution that will define the sector’s digital transformation, converting one of the world’s largest fan bases into participants. The Alta Platform serves as a comprehensive solution for martial arts and combat sports.

During the reporting periods, our principal activity was the provision and administration of the Warrior Training Program. Specifically, the provision of marketing intellectual property, payments software, training syllabus and outsourced customer sales and service resources to our licensee partner gyms throughout the world.

Recent Developments

Reverse Share Split

On January 24, 2024, there was a reverse share split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout this prospectus to reflect the reverse share split for all periods presented.

Steppen

In September 2023, we completed the acquisition of the assets of Steppen Pty Ltd, a fitness technology company based in Australia (“Steppen”). As consideration for the asset acquisition, we issued Steppen an unsecured and non-redeemable convertible promissory note (on the same terms as the recently completed Private Placement), with a principal amount of US$ 64,977.

Steppen is a dynamic fitness app designed to inspire, guide, and support users on their fitness journey. The Steppen platform quickly resonated with young fitness enthusiasts around the globe, particularly in the US, accumulating a large following quickly after its global launch in mid-2021. The Steppen App has seen success with over 395,000 downloads, predominantly from the US, reaching over 1.8 million impressions on the Apple App Store. With a robust database of over 270,000 users, we believe that the Steppen App has established a substantial user base.

We plan to continue Steppen App's operations and integrate key aspects of its proprietary Apple mobile application technology, while exploring ways to optimize content and services for users, leveraging the acquired expertise and technology. We believe the synergy from this acquisition is poised to drive growth, diversification, and market expansion for Alta in the burgeoning health and wellness sector.

Mixed Martial Arts LLC

In October 2023, we completed the acquisition of the assets of Mixed Martials Arts LLC, an independent MMA media company, based in the US. As consideration for the asset acquisition, we issued Mixed Martials Arts LLC an unsecured and non-redeemable convertible promissory note (on the same terms as the recently completed Private Placement), with a principal amount of US$250,000 and paid US$25,000 in cash.

This acquisition includes the acquisition of all the rights and title to the online media and community platform for the sport of mixed martial arts including software, marketing, historical articles, business services and social media accounts connected to www.mixedmartialarts.com and www.mma.tv and all subdomain or other such subsidiary pages.

Mixed Martials Arts LLC has established itself as a prominent gathering point for MMA enthusiasts since migrating to mma.tv in 2001. Through strategic acquisitions, including the purchase of fight history data from Full Contact Fighter in 2006 and MMA media website Max Fighting in 2007, it has successfully expanded its offerings and reach in the MMA community. The 2008 launch of the revamped www.mixedmartialarts.com marked a milestone in enhancing user engagement and initiating effective monetization strategies. Despite facing industry challenges, the platform maintains a robust digital presence and continues to be an influential player in the MMA digital media space, offering a novel platform for fans, practitioners, and enthusiasts of the sport.

With a substantial digital presence, the platform boasts more than 260,000 forum accounts, more than 350,000 monthly engaged sessions, and a significant social media footprint, including more than 5 million followers across Facebook pages. Mixed Martial Arts LLC has previously initiated effective monetization strategies, generating peak annual revenues of up to US$600,000. With the right investment in technology and user engagement, we believe there is considerable potential for revitalizing and growing the platform's user base and revenue streams.

This asset acquisition represents an immediate and significant growth of user accounts which will be engaged and developed for the purposes of driving online community activity, leading to product offers, subscription sales and other monetization opportunities. An additional benefit of the foregoing acquisitions, especially Mixed Martial Arts LLC, is the volume of organic search traffic generated by its websites.  Capturing this traffic organically reduces the our paid search and other ad spend, which in turn represents an opportunity to attract and convert new customers at a lower per unit acquisition cost.

Financial Overview

We have incurred significant losses since our inception. We may continue to incur significant losses for the foreseeable future. There can be no assurance that we will ever achieve or maintain profitability. We currently generate revenue from the sales of our products and programs, but as these do not currently support the operational expenses of the Company, we cannot provide assurance that we will ever be profitable.

During the reporting periods, our operations were significantly impacted from the ongoing COVID-19 pandemic, particularly in Australia and New Zealand. From March 2020 to June 2022, due to the COVID-19 pandemic, our operations were significantly impacted by government policy in our operational territories that closed gyms and prevented us from running our programs with our partner gyms. The extent and duration of lockdowns and the loss of consumer confidence in their ability to consistently access gyms in an uninterrupted manner for at least 24 months, meant that our business could not operate in any normal way during this period.  As a result, our revenues were significantly affected and the business had to recapitalize its balance sheet in a series of funding rounds from late 2020 through 2022.  The significant step the business took to mitigate this risk from late 2022 onwards was the investment in the creation of our online digital training platform, the Alta Academy. This has enabled the creation of a digital-only training subscription that will offer the business a more diversified revenue stream that is unaffected by lockdown policies equivalent to what was experienced in our operating territories from 2020 to 2022.

A positive impact of the COVID-19 pandemic was that it allowed us to understand our consumers’ desire for more online information and coaching content which could be used to supplement an “in gym” training experience or membership. The COVID-19 pandemic also allowed us to validate our business model as the payment hub that intermediates the relationship between consumers and gyms. Serving as a custodian of all payments during the pandemic allowed us to communicate with all affected consumers and apply uniform policies regarding suspending payments and issuing refunds. Had these monies been held by individual gyms, the consumer experience would have been highly variable from territory to territory. This reinforced an important component of our customer value proposition of providing a homogenous payments experience and consumer protection, regardless of which gym a consumer trains in.

At this stage inflation has not had a material effect on our operations, however this is somewhat due to the present scale of our company. The nature of our business model also provides material protection against inflationary impacts as we do not have property leases, employ coaches or operate gyms. Rather, we match consumers with in-gym training experiences, collect payments and distribute a revenue share to the gym where the services are being redeemed. This means that our operating costs are small, relative to a traditional gym chain, which provides inherent protection against uncertain inflationary forces. Despite this, we believe it is reasonable to assume that inflation and a rising interest rate environment, which are designed to reduce consumer demand, may soften product demand for our premium priced Warrior Training Program.

During the reporting periods, the performance of the business was significantly impacted by our inability to obtain sufficient funding due to the deterioration in capital market conditions during 2022. As a result, to preserve runway, we managed costs appropriately and slowed down the launch of new Warrior Training Programs over the reporting period until sufficient capital was secured, which did not occur until April 2023.

Despite the foregoing challenges during the reporting periods as a result of the COVID-19 pandemic and broader capital market conditions, we continued our growth, by focusing on two major strategic initiatives to establish transformational change and momentum in the reporting period. First, a new technology stack and infrastructure was developed in conjunction with external providers and released in February 2022, providing a scalable and contemporary technology solution that is the foundations of the Alta Academy and Alta Community product offerings. Second, in connection with the launch of our new technology stack, we were rebranded from ‘Wimp 2 Warrior’ to ‘Alta’, with the new website, trainalta.com.

Historical Results and Principal Markets in Which We Operate

Below is a breakdown of total revenues generated by us through the Warrior Training Program, our primary product historically, by geography over the last three financial years in Australian dollars.

Internal management reporting presents revenue on a consolidated basis. This management reporting does not allocate revenue based on geographical location.  As such current management reporting framework are not reviewed to a specific geographical reporting location.

‘Total’ column has been extracted from audited set of consolidated financial statements over the last three financial years in Australian dollars.

‘Country Specific’ columns are not audited, as we have only one reportable segment. The determination of the these ‘Country Specific’ columns were based on management’s judgement that took into account program location and programs activated and recognized.

FY 2021	Total	North America	Europe	ANZ
Revenue from Program Fees	1,372,974	115,262	381,382	876,330
Less: Contractual liabilities to gyms	(773,528)	(64,938)	(214,869)	(493,721)
Net Revenue from Program Fees	599,446	50,324	166,513	382,609
Other Revenue	446,262	-	-	446,262

FY 2022	Total	North America	Europe	ANZ
Revenue from Program Fees	2,050,044	330,491	430,639	1,288,914
Less: Contractual liabilities to gyms	(1,215,191)	(195,903)	(255,267)	(764,021)
Net Revenue from Program Fees	834,853	134,588	175,372	524,893
Other Revenue	105,950	-	-	105,950

FY 2023	Total	North America	Europe	ANZ
Revenue from Program Fees	937,311	9,373	393,671	534,267
Less: Contractual liabilities to gyms	(574,025)	(5,740)	(241,091)	(327,194)
Net Revenue from Program Fees	363,286	3,633	152,580	207,073
Other Revenue	1,173,421	-	-	1,173,421

Components of our Results of Operations for the year ended June 30, 2023

Revenues

Sales revenue consists of license fees and are recognized upon the provision of the right to access our intellectual property related to the Warrior Training Program, which is a set of mixed martial arts training programs and relevant branding and support.

We enter into contracts with our partner gyms for the partner gym to run our Alta branded Warrior Training Program for 20 weeks within their gym. The contract is accompanied by a license agreement between us and our partner gyms. The determination of the program revenue amount is dependent on the number of participants in each series for each gym. We receive payment in advance directly from the participant. We are then required to settle contractual payments to the partner gyms as a percentage of the total training fees collected from participants. Net revenue from program fees is the gross program fees, less contractual payments to our partner gyms. Revenues from sales of the Warrior Training Program represented greater than 80% of our recurring revenues during the years ended June 30, 2022 and 2023.

Other Income

Research and Development Grant

The R&D Grant relates to tax incentive payments from the Australian government’s Innovation Australia Research and Development Tax Incentive Plan for research and development activities conducted in Australia in relation to the development of the technology underlying our platform that meets the regulatory criteria. A refundable tax offset is available to eligible companies with an annual aggregate revenue of less than A$20,000,000. Eligible companies can receive cash amounts equal to 43.5% of eligible research and development expenditures from the Australian Taxation Office (the “ATO”).

Expenses

Research and Development

We incur research and development expenses related to the development of our software platform. The goal of our research and development activities is to develop and provide a complete cloud-based solution that connects consumers with gyms, provides training programs for members, provides complete gym management capabilities, and integrates payment technology.

The primary research and development expenses incurred by us for the years ended June 30, 2023 and June 30, 2022 were for salaries and wages relating to research and development activities and external contractor costs relating to research and development activities.

Contractual Obligations to Gyms

We enter into license agreements with partner gyms for the implementation of our branded 20 week Warrior Training Program. Under the license agreements, we receive all revenue generated from the implementation of our Warrior Training Program by our partner gyms, and subsequently distributes a portion of such revenues to our gym partners based on the terms of the license agreements. We recognize these contractual obligations to gyms as a component of net revenue from program fees.

Marketing and Advertising

We incur marketing and advertising expenses for the promotion, and the generation of leads and revenue for the Warrior Training Program. Marketing and advertising expenses are recognized as an expense as incurred. Our marketing and advertising costs consist primarily of:

●	salaries and related overhead expenses for personnel in marketing and advertising functions (for example wages, salaries and associated on costs such as superannuation, share-based incentives and payroll taxes, plus travel costs and recruitment fees for new hires); and

●	third party costs for consultants who perform marketing and advertising activities on our behalf and under our direction, rent costs for our global offices, and other miscellaneous costs.

Management and Administration

Management and administration costs are recognized as an expense as incurred. Our management and administration costs consist primarily of employee salaries and related costs for employees in executive, corporate and administrative functions. Other significant management and administration expenses include audit fees, legal fees, finance support fees and other business consultant fees. Employee salaries and benefits include wages and salaries, superannuation, non-monetary benefits, payroll taxes, annual leave and long service leave.

Financing Costs

Our convertible notes can be converted into Ordinary Shares upon specific conversion events and are recognized as financial liabilities as the number of Ordinary Shares to be issued may vary with changes in fair value. Interest related to the financial liability is recognized in profit or loss.

Fair Value on Financial Liabilities

Fair value of financial liabilities comprises the fair value adjustment relating to embedded derivatives relating to the conversion option within convertible notes and share options. Please refer to Notes 21 and 22 of our consolidated financial statements for further detail.

Share Based Payment Expense

Share based compensation expenses are recognized in line with our accounting policy for share based compensation, which is described Note 22 of our consolidated financial statements. Share based compensation expenses consist of costs related to share based incentives granted to personnel across all functions and key advisers and ambassadors.

Information Technology Costs

Information technology costs are incurred to support our technology stack including subscriptions and systems and maintenance costs.

Depreciation and Amortization

Property, Plant and Equipment, Right of Use assets and intangible assets such as trademarks and platform development costs are held and depreciated on straight-line basis. The depreciation and amortization is recognized in the profit and loss. For further detail please refer to Notes 11, 12 and 20 of our consolidated financial statements.

Other Expenses

Other expenses include rent, foreign exchange gains and losses and other general costs that we incur.

Results of Operations

Comparison of our results for the years ended June 30, 2023 and June 30, 2022

The following table summarizes our results of operations for the fiscal years ended June 30, 2023 and June 30, 2022, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	For the Year Ended June 30,				Change
	2023		2022		A$	%
	(audited)
Consolidated Income Statement Data:
Revenue:
Revenue from Program Fees	A$	937,415	A$	2,050,044	(1,112,629)	(54)
Less: Contractual payments to gyms	A$	(574,025)	A$	(1,215,191)	641,166	53
Net Revenue from program fees	A$	363,390	A$	834,853	(471,463)	(56)
Other income:
Other income	A$	1,173,421	A$	105,950	1,067,471	1,007
Total revenue and other income	A$	1,536,811	A$	940,803	596,008	63
Expenses:			A$
Program expenses	A$	229,848	A$	342,600	(112,752)	(33)
Employee Salaries and benefits	A$	4,219,655	A$	4,664,013	(444,358)	(10)
Share Based Payments	A$	2,365,384	A$	1,546,983	818,401	53
Advertising fees	A$	721,713	A$	3,615,399	(2,893,686)	(80)
Professional fees	A$	864,419	A$	685,870	178,549	26
Rent	A$	11,793	A$	2,366	9,427	398
IT costs	A$	633,220	A$	640,403	(7,183)	(1)
Depreciation and amortization	A$	360,021	A$	260,651	99,370	38
Net foreign exchange gain	A$	(47,359)	A$	(26,079)	(21,280)	(82)
Finance costs	A$	4,472,730	A$	2,191,803	2,280,927	104
Other expenses	A$	1,432,094	A$	965,808	466,286	48
Fair value movement in derivative liability	A$	6,870,729	A$	(2,751,564)	9,622,293	350
Total Expenses	A$	22,134,247	A$	12,138,253	9,995,994	82
Loss before income tax expense	A$	(20,597,436)	A$	(11,197,450)	(9,399,986)	(84)
Income tax expense		-		-	-	-
Loss after income tax expense for the year	A$	(20,597,436)	A$	(11,197,450)	(9,399,986)	(84)
Other comprehensive loss, net of tax	A$	(36,465)	A$	(31,312)	(5,153)	(16)
Total comprehensive loss for the year attributable to the members of the Alta Global Group Limited	A$	(20,633,901)	A$	(11,228,762)	(9,405,139)	(84)
Loss per share:
Basic loss per share	A$	(5.26)	A$	(2.86)
Diluted loss per share	A$	(5.26)	A$	(2.86)

Revenues

During the year ended June 30, 2023, we generated A$937,415 in revenue from program fees and A$363,390 in net revenue from program fees, which deducts our contractual payments to the gyms.

This was a decrease of A$1,112,629 compared to A$2,050,044 in revenue from program fees during the year ended June 30, 2022, and a decrease of A$471,463 compared to A$834,853 in net revenue from program fees for the year ended June 30, 2022.

The following table shows movement within revenue for the years ended June 30, 2023 and June 30, 2022, respectively, together with the changes in those items:

	For the Year Ended June 30,				Change
	2023		2022		A$	%
	(audited)
Revenue:
Revenue from Program Fees	A$	937,415	A$	2,050,044	(1,112,629)	(54)
Less: Contractual liabilities to gyms	A$	(574,025)	A$	(1,215,191)	641,166	53
Net revenue from program fees	A$	363,390	A$	834,853	(471,463)	(56)

The decrease in net revenue from program fees for the year ended June 30, 2023 compared to the year ended June 30, 2022 is due to reduced activation of Warrior Training programs through licensed partner gyms. The reduction in revenue reflects management’s decision to allocate growth capital towards building the Alta Community and Alta Academy for our clients. Please refer to the Business section for more information.

Other Income

Other income was A$1,173,421 for the year ended June 30, 2023, compared to A$105,950 for the year ended June 30, 2022. The following table shows movement within other income, together with the changes in those items:

	For the Year Ended June 30,				Change
	2023		2022		A$	%
	(audited)
Other income:
Research and development tax incentive	A$	1,149,525	A$	-	1,149,525	100
Other	A$	23,896	A$	105,950	(82,054)	(77)

Other income	A$	1,173,421	A$	105,950	1,067,471	1,007

Other income increased by A$1,067,471 when comparing the year ended June 30, 2023 and the year ended June 30, 2022. This was a result of receipt and recognition of a research and development tax incentive.

Program Expenses

There has been a decrease of A$112,732 in program expenses for the year ended June 30, 2023 compared with the year ended June 30, 2022. The overall decrease reflects the reduction in the number of programs on sale between the year ended June 30, 2023 and the year ended June 30, 2022.

	For the year ended June 30,				Change
	2023		2022		$	%
	(audited)
Program Expenses:
Program costs	A$	12,447	A$	253,614	(241,167)	(95)
Event costs	A$	40,876	A$	22,513	18,363	81
Other	A$	176,525	A$	66,473	110,052	165

Program expenses	A$	229,848	A$	342,600	(112,752)	(33)

Advertising Expenses

Advertising expenses were A$721,713 for the year ended June 30, 2023, compared with A$3,615,399 for the year ended June 30, 2022, a decrease of A$2,893,686. The higher Advertising expense for the year ended June 30, 2022 was related to the rebranding of the Company from Wimp 2 Warrior to Alta. This was a result of a decision to conserve and re-direct capital towards building a technology stack as described above.

	For the Year Ended June 30,				Change
	2023		2022		A$	%
	(in thousands) (audited)
Advertising expense:
Advertising	A$	721,713	A$	3,615,399	(2,893,686)	(80)
Advertising	A$	721,713	A$	3,615,399	(2,893,686)	(80)

Management and Administration Expenses

Management and administration expenses were A$5,084,074 for the year ended June 30, 2023, compared with A$5,349,883 for the year ended June 30, 2022, a decrease of A$265,809.

	For the Year Ended June 30,				Change
	2023		2022		A$	%
	(in thousands)
Management and Administration expense:
Employee salaries and benefits	A$	4,219,655	A$	4,664,013	(444,358)	(10)
Professional fees	A$	864,419	A$	685,870	178,549	26
Management and Administration	A$	5,084,074	A$	5,349,883	(265,809)	(5)

Employee salaries and benefits decreased by A$444,358 for the year ended June 30, 2023. This was primarily due to staff exiting the business.

Professional fees increased by A$178,549 for the year ended June 30, 2023. This is primarily related to increases in accounting, legal, audit and advisory services.

Share Based Compensation Expenses

Share based compensation expenses were A$2,365,384 for the year ended June 30, 2023, compared with A$1,546,983 for the year ended June 30, 2022, an increase of A$818,401. This increase was due to the issuance of new employee share options (Refer to Note 22 of our consolidated financial statements for further detail).

Fair Value on Financial Liabilities

Fair value on financial liabilities comprises the fair value adjustment relating to embedded derivatives relating to the conversion option within convertible notes and share options. The fair value loss for the year ended June 30, 2023 was A$6,870,729, compared to a fair value gain of A$2,751,564 for the year ended June 30, 2022. The fair value adjustments are calculated with reference to an external valuation prepared by a professional valuer.

Finance Costs

Finance costs increased to A$4,472,730 in the year ended June 30, 2023, from A$2,191,803 in the year ended June 30, 2022. This was primarily the result of interest rate expense on existing convertible notes.

Other Expenses

Other expenses were A$1,432,094 for the year ended June 30, 2023, compared with A$965,808 for the year ended June 30, 2022, an increase of A$466,286. The increase is primarily due to capital raising fees.

We expect that other expenses will continue to fluctuate as a result of the movement in the Australian dollar to U.S. dollar exchange rate going forward.

Losses before and after income tax

Loss after income tax was A$20,597,436 for the year ended June 30, 2023, compared with A$11,197,450 for the year ended June 30, 2022, an increase of A$9,399,986. This increase reflects the changes in share based payments, fair value movement in derivative liability and finance costs.

Expenditure related to Research and Development

Expenditure related to research and development is included within the expenses outlined above and the following amounts relate to research and development expenditure.

Research and development expenses were A$1,105,409 for the year ended June 30, 2023 compared with A$1,602,366 for the year ended June 30, 2022, a decrease of A$496,957.

	For the Year Ended June 30,				Change
	2023		2022		A$	%
	(audited)
Research and Development expense:
Salary	A$	668,953	A$	492,826	176,127	36
Other research and development expenditure	A$	436,456	A$	1,109,540	(673,084)	(61)
Research and Development	A$	1,105,409	A$	1,602,366	(496,957)	(31)

Salary costs related to Research and Development increased by A$176,127 for the year ended June 30, 2023. This was as a result of prioritization of by the business to focus on developing a scalable technology stack as mentioned above.

Other research and development expenditure decreased by A$673,084 for the year ended June 30, 2023. This decrease is driven primarily by the business decisions to reduce dependency on external consultants.

Segment Reporting

We have one operating segment, the provision and administration of mixed martial arts training programs and gym programs. The Consolidated Financial Statements for the years ended June 30, 2023 and 2022 have been presented by this single operating segment and have been presented and disclosed as one reportable operating segment.

Liquidity and Capital Resources

Sources of Liquidity

We have incurred losses from operations since inception and as of June 30, 2023, we had an accumulated deficit of A$38,366,123. We expect that our research and development and management and administration expenses will continue to increase and, as a result, we will need additional capital to fund our operations, which we may raise through a combination of equity offerings, debt financings, other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements.

From our inception through June 30, 2023, we have funded our operations principally with A$31 million in proceeds from the sale of our ordinary shares and convertible notes. As of June 30, 2023, we had cash and cash equivalents of A$3,702,567. Cash in excess of immediate requirements is invested primarily in money market funds in order to maintain liquidity and preserve capital.

During the year ended June 30, 2023, we received proceeds of A$8,655,252 from issuances of convertible notes, net of transaction costs. After the year end, we received proceeds of A$1,932,860 in relation to the Private Placement convertible notes issued on June 9, 2023.

Proceeds from this issuance were used to partially refinance the Reach Facility, complete the acquisition of the assets of Steppen and complete the acquisition of Mixed Martial Arts LLC. For more information, refer to Part II, Item 7 – “Recent Sales of Unregistered Securities”.

Based on our current planned operations and the net proceeds from this public offering of our Ordinary Shares, we expect that our cash and cash equivalents will be sufficient to fund our operations for at least 12 months after the date of this prospectus. Our ability to continue as a going concern is dependent upon our ability to successfully secure sources of financing and ultimately achieve profitable operations. We may require additional financing to fund working capital and pay our obligations. We may seek to raise any necessary additional capital through a combination of public or private equity offerings and/or debt financings. There can be no assurance that we will be successful in acquiring additional funding at levels sufficient to fund our operations or on terms favorable to us, if at all. If adequate funds are not available on acceptable terms when needed, we may be required to significantly reduce operating activities, which may have a material adverse effect on our business and/or results of operations and financial condition. If we do raise additional capital through public or private equity or convertible debt offerings, the ownership interest of our existing shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our existing shareholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Additionally, should this capital not be raised, the Company’s non-redeemable convertible notes that mature in December 2023 will convert to equity and remaining redeemable convertible notes will mature and redeem in 2025 for with cash or equity at the discretion of the noteholder.

Cash Flows

The following table sets forth the significant sources and uses of the cash for the periods set forth below:

	For the Year Ended June 30,
	2023		2022
	(in thousands)
Cash Flow Data:
Net cash used in operating activities	A$	(5,555,868)	A$	(8,055,185)
Net cash provided by/(used in) investing activities	A$	69,673	A$	(1,165,720)
Net cash provided by financing activities	A$	8,655,252	A$	5,679,651
Net (decrease)/increase in cash and cash equivalents	A$	3,169,057	A$	(3,541,254)

Cash Flows from Operating Activities. Net cash used in operating activities was A$5,555,868 for the year ended June 30, 2023 compared with A$8,055,185 for the year ended June 30, 2022, a decrease of A$2,499,317. This is due to reduced activation of Warrior Training programs with partner gyms, thereby reducing receipts from training participants and also reduced payments to gyms.

Cash Flows from Investing Activities. Net cash from investing activities was A$69,673 for the year ended June 30, 2023 compared with net cash used in investing activities of A$1,165,720 for the year ended June 30, 2022, an increase of A$1,235,393 due to reduction of payments for intangible assets and receipt from Government grants and tax incentives related to assets.

Cash Flows from Financing Activities. Net cash provided by financing activities was A$8,655,252 for the year ended June 30, 2023 compared with A$5,679,651 for the year ended June 30, 2022, an increase of A$2,975,601 due to proceeds from convertible notes.

Operating Capital Requirements

Although we expect our losses to reduce in the near term, we anticipate that we will continue to incur losses for the foreseeable future. Upon the completion of this offering, we expect to incur additional costs associated with operating as a U.S. public company. We anticipate that we will need substantial additional funding in connection with our continuing operations. This may cast significant doubt over our ability to continue as a going concern.

We expect that our research and development and management and administration expenses will continue to increase and, as a result, we will need additional capital to fund our operations, which we may raise through a combination of equity offerings, debt financings, other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements.

Additional capital may not be available on reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development of our technology or programs. If we raise additional funds through the issuance of additional debt or equity securities, it could result in dilution to our existing shareholders, increased fixed payment obligations and the existence of securities with rights that may be senior to those of our ordinary shares. If we incur indebtedness, we could become subject to covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any of these events could significantly harm our business, financial condition and prospects.

Contractual Obligations and Commitments

Employee Liabilities

As of June 30, 2023, we had A$376,119 accrued in annual leave and long service leave balances for our employees.

Trade and Other Payables

As of June 30, 2023, we had A$2,034,436 in trade and other payables.

There were no other significant contractual obligations at June 30, 2023.

Certain Differences Between IFRS and GAAP

IFRS differs from GAAP in certain respects, including differences related to revenue recognition, intangible assets, share-based compensation expense, income tax and earnings per share. Management has not assessed the materiality of differences between IFRS and GAAP. Our significant accounting policies are described in Note 2 to our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

Application of Critical Accounting Judgements, Estimates and Assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances.

Critical accounting judgements, estimates and assumptions that have significant potential to result in a material adjustment to the carrying amounts of assets and liabilities during each of the years are discussed below.

Reverse Share Split

On January 24, 2024, there was a reverse share split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout this prospectus to reflect the reverse share split for all periods presented.

Going Concern

The consolidated financial statements for the reporting periods have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlement of liabilities in the ordinary course of business.

We have assessed that there is substantial doubt related to our ability to continue as a going concern because we had incurred losses after tax of A$20,597,436 at June 30, 2023, as compared to A$11,197,450 at June 30, 2022, had net cash outflows from operating activities of A$5,555,868 for the year ended June 30, 2023, as compared to A$8,055,185 for the year ended June 30, 2022, had a net liability position of A$31,134,307 at June 30, 2023, as compared to A$12,865,790 at June 30, 2022, and net current liability position of A$21,916,914 at June 30, 2023, as compared to A$9,069,424 at June 30, 2022.

The ongoing operation of the Company remains dependent upon raising additional funds. In light of the future expenditures to be incurred in executing on our strategic plans, we are dependent on obtaining financing through equity financing, debt financing or other means. The ability to arrange such funding in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There is no assurance that we will be successful in our efforts to raise additional funding on terms satisfactory to us. If we do not obtain additional funding, we may be required to delay, reduce the scope of, or eliminate our current operations.

However, we believe that we will be able to raise additional funds as required to meet our obligations as and when they become due and are of the opinion that the use of the going concern basis remains appropriate. We believe we will be able to continue as a going concern and to pay debts as and when they become due because:

●	we have historically been successful in raising funds and are planning to list our Ordinary Shares on a national stock exchange in the United States;
●	our level of expenditure continues to be managed and will continue to be managed to maximize run-way; and
●	we have reason to believe that in addition to the cash flow currently available, additional revenues will continue to be received through the sale of our products and services throughout the course of the year.

If we decide to raise capital by issuing equity securities, the issuance of additional Ordinary Shares would result in dilution to our existing shareholders. We cannot assure you that we will be successful in completing any financings or that any such equity or debt financing will be available to us if and when required or on satisfactory terms.

Additionally, should this capital not be raised, the Company’s non-redeemable convertible notes that mature in December 2023 will convert to equity and remaining redeemable convertible notes will mature and redeem in 2025 for with cash or equity at the discretion of the noteholder.

Should we be unable to raise additional funds on a timely basis, we may be required to realize our assets and discharge our liabilities other than in the normal course of business and at amounts different to those stated in the financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should we be unable to continue as a going concern and meet our debts as and when they become due.

Should we be unable to raise additional funds on a timely basis, we may be required to realize our assets and discharge our liabilities other than in the normal course of business and at amounts different to those stated in the financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should we be unable to continue as a going concern and meet our debts as and when they become due.

Accordingly, because we believe we will be able to continue as a going concern, we have prepared the consolidated financial statements on a going concern basis. Our auditors have issued a going concern opinion which includes a substantial doubt paragraph.

Revenue From Contracts With Customers Involving Program Fees

When recognizing revenue in relation to the sale of goods to customers, the key performance obligation of the entity is considered to be the point of delivery of the rights to access the license and the relevant training program to the gyms as the customers, as this is deemed to be the time that the gym obtains control of the promised service and therefore the benefits of unimpeded access.

Determination of Variable Consideration

Judgement is exercised in estimating variable consideration which is determined having regard to past experience with respect to the cancelled contracts with the entity where the partner gyms maintains a right of termination pursuant to the license agreement. Revenue will only be recognized to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved. We have determined that any deposit received for training programs scheduled until a month after year end will reliably proceed and we have recognized the relevant gross revenue as probable and measurable.

Share-Based Payment Transactions

The consolidated entity measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined by using either the Black-Scholes model taking into account the terms and conditions upon which the instruments were granted. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact profit or loss and equity.

Recognition of Deferred Tax Assets

Deferred tax assets are recognized for deductible temporary differences only if the entity considers it is probable that future taxable amounts will be available to utilize those temporary differences and losses. We have not recognized deferred tax assets from brought forward losses as we do not believe that it is probable that there are future taxable profits available to recover the asset as at the reporting dates.

Impairment of Non-Financial Assets

We assess impairment of non-financial assets at each reporting date by evaluating conditions specific to the us and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.

Impairment of Receivables

Trade and other receivables are assessed at each reporting date for impairment by assessing conditions and events specific to us and a provision for refund raised accordingly.

Capitalized Web Development Costs

Costs incurred in developing our platform that will contribute to future year financial benefits through revenue generation and/or cost reduction are capitalized. The amortization of these costs is recognized in the profit and loss.

Valuation of Derivative Liability

The fair value of the conversion feature pertaining to the convertible notes is determined at each reporting date and the changes in fair value are recognized in the profit and loss.

Quantitative and Qualitative Disclosure of Market Risk

The following section provides quantitative and qualitative information on our exposure to interest rate risks, credit risk, liquidity risk and foreign currency exchange risk. From time to time we make use of sensitivity analyses which are inherently limited in estimating actual losses in fair value that can occur from changes in market conditions.

Credit risk

Credit risk arises from cash and cash equivalents, derivative financial instruments, as well as exposure to customers, including outstanding receivables. We have no significant credit risk. For bank and financial institutions, only, independently rated and reputable parties are accepted. We have polices in place to ensure that sales of products and services are made to customers in advance of the products and service being provided.

Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash which we manage liquidity risk by continuously monitoring forecast and actual cash flow.

Interest rate risk

Interest rate risk arises primarily from long term borrowings. We have no interest rate risk as a Company as the derivative liabilities attached to the convertible notes are at a fixed rate on interest.

Foreign currency exchange risk

Our financial results are reported in AU dollar and a substantial portion of our operating revenues and expenses are reported in AU dollar. Revenue and expenses recorded in local currency other that AU dollar are where practical received in to and paid out of local currency bank accounts mitigating the Company’s exposure to foreign currency risk.

Jumpstart Our Business Startups Act of 2012

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. We are in the process of evaluating the benefits of relying on exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if as an “emerging growth company” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our systems of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non- emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and to the extent that we no longer qualify as a foreign private issuer, (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply until we no longer meet the requirements of being an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of US$1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than US$1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

BUSINESS

Our Mission

Our mission is to empower community driven growth in the global martial arts and combat sports sector, leveraging technology to bridge the gap between passion and participation.

Company Overview

We are a technology company that is enabling the global martial arts and combat sports industry to maximize the monetization opportunities available to the sector by increasing consumer participation in the sport and building upon existing community offerings within the sector. While we believe martial arts and combat sport gyms have a superb in-gym product, they are ripe for transformation when it comes to building sales channels, enhancing customer onboarding, optimizing engagement and driving the growth and retention of members and membership revenues within their gym communities.

We believe that our platform represents a considerable opportunity to aggregate the vast global community ecosystem for martial arts and combat sports, via a single platform solution that will define the sector’s digital transformation, converting one of the world’s largest fan bases into participants. The Alta Platform serves as a comprehensive solution for martial arts and combat sports, offering a blend of four core products: the Warrior Training Program, UFC Fight Fit Program, Alta Academy, and the Alta Community. To date, the Warrior Training Program has been the core product we have monetized globally, which has been integral in enabling us to partner with some of the best gyms and coaches globally, while building a passionate following from our participants and customers.

Mixed martial arts (MMA) is one of the world’s fastest growing sports for participation and audience growth, with hundreds of millions of passionate fans engaging in various levels of digital and physical participation every day. According to IBISWorld statistics, there are currently over 45,597 martial arts and combat sports gyms in the U.S. alone that are expected to generate over US$12.6 billion in annual revenue in 2023. Additionally, according to Sports & Fitness Industry Association’s Single Sport Reports for the Martial Arts and Boxing Fitness, it is expected that more than 11.8 million people will engage in various martial arts and combat sports disciplines in 2023.

There are significant sector tailwinds which we benefit from, created by the large professional MMA leagues, including the UFC, PFL, ONE Championship and Bellator, whose marketing budgets and broadcast reach play a pivotal role in growing the sport’s fan base. As a participant in the martial arts sector, we target fan and consumer interest and aim to convert that interest into engagement with our premium and immersive online and “in-gym” fitness and training experiences.

We have successfully activated globally recognized coaches, athletes and influencers as ambassadors who continue to promote our vison and the growth in adoption of our platform and its benefits. We believe the continuing engagement of our ambassadors will be a key element to drive our expansion. Our network of partner gym communities includes some of the most renowned names in the combat sports sector, including one of our cofounders, John Kavanagh, an MMA coach who is widely recognized for coaching UFC champion, Conor McGregor. Mr. Kavanagh has assisted in the development of the training programs available exclusively on our platform and offers these programs at his prominent gym, SBG Ireland, in Dublin. Mr. Kavanagh has also assisted us in engaging other globally recognized partner gym communities. In addition, we have also secured key talent in the MMA sector by engaging ambassadors such as former UFC champion Daniel Cormier, UFC broadcaster Laura Sanko and owner and head coach of City Kickboxing in Auckland New Zealand, Eugene Bareman.

Since our inception, we have accumulated deep sector knowledge of how martial arts and combat sports operate globally, enabling us to recognize the unique preferences and needs of the gyms, coaches and consumers within this market. We have leveraged the extensive information in our gym inventory and community database to create an optimal pathway to attract consumers to participate in our proprietary training programs as well as training via the weekly timetable of our partner gyms. We have built a database containing over 4,000 unique records of martial arts and combat sports gyms globally and have over 300 gyms on the Alta Platform. Our partner gym communities include martial arts and combat sports gym operations that span a range of training disciplines including, but not limited to, jiu jitsu, boxing, wrestling, MMA, Muay Thai, kickboxing, judo, karate, and Tae Kwon Do.

Since 2018, we have run over 206 Warrior Training Programs globally, and over 5,107 participants have subscribed to our Warrior Training Program, an average of 25 participants per program. In fiscal year 2021, we ran 34 Warrior Training Programs with a total of 886 participants. In fiscal year 2022, we ran 50 Warrior Training Programs with a total of 1,163 participants. In fiscal year 2023, we ran 36 Warrior Training Programs with a total of 865 participants. Over the last three years, the average gross revenue per participant who subscribed to our Warrior Training Program was A$1,496. The Warrior Training Program is a 100 lesson, 20-week syllabus that provides participants with a comprehensive introduction to the foundations of the sport of mixed martial arts. Participants who complete the 20-week Warrior Training Program have the opportunity to compete in a sanctioned amateur mixed martial arts contest against a fellow participant in their class cohort. The Warrior Training Program thereby acts as an “on ramp” to learning the fundamentals of all disciplines of mixed martial arts, including wrestling, Brazilian Jiu Jitsu, boxing, Thai boxing, Judo and other disciplines. At the conclusion of the Warrior Training Program, participants may elect to continue their training subscription and specialize in a particular martial art they enjoyed during their Warrior Training Program. As a result of the foregoing customer engagement, our partner gyms have experienced incremental revenue growth because of increased participation within their community. Our community development approach to acquiring participants has redefined the participation demographics for martial arts worldwide. Specifically, we have strong female participation rates and the average age of our members is mid to late 30s, with our oldest participants being in their 60s. Additionally, participants can become valuable, long-standing members of their gym community after completing their first Alta program.

We have also entered into a Partner Referral Agreement with UFC Gym. We have collaborated with UFC Gym to design and launch a new 10-week Alta training program, called the UFC Fight Fit Program (“UFC Fight Fit Program”). UFC Gym has the option to introduce the 10 week program across its network of over 150 global locations.

In July 2023, we launched our first online offering, the Alta Academy, to complement and further leverage our in-gym training experiences for our customers. This activates our multi-year exclusive content agreements with our key global talent, which is a critical element of our top of funnel marketing systems to drive in-gym participation.

A further opportunity to aggregate the sector is through our Alta Community product, which is an extension of our existing product offerings and represents the first global, cloud-based community-led growth and management software for martial arts and combat sports. The Alta Community is designed for participants, coaches, and operators who are collectively referred to as “members” of the Alta Community. The Alta Community enables the creation of individual communities and also promotes connections among these communities and their members, thus fostering a single global community. This solution is deliberately designed to optimize the management, growth, and monetization of martial arts and combat sports communities. It strives to enhance the digital and in-gym experiences of Alta members, making it easier for them to discover, participate in, contribute to, coach, and operate the best martial arts and combat sports communities on a single platform. Importantly, this entire process is facilitated through a simple monthly subscription.

In summary, by combining our proprietary training programs with the insights and connection driven approach of the Alta Community, we have created a commercial environment that drives efficiency, growth, and is designed to deliver partner gyms and coaches a distinct competitive advantage. The combination of our core products positions the business strongly as a first mover in the race to aggregate such a vast and attractive sector by creating a personalized, inclusive and attractive “on ramp” for martial arts participation, regardless of location.

Our Footprint - Trainalta.com, Mixedmartialarts.com and Steppen

Each day we strive to:

●	Increase the number of published and active gyms.
●	Activate recurring revenue through each active gym by running Alta Programs, selling in-gym training subscriptions and enrolling customers in our Alta Academy and Alta Community platform. Our mantra ‘increasing earnings at your gym’ enables us to increase our ‘share of wallet’ and drive growth.
●	Establish a model that generates a steady stream of leads and prospects for our products. The user generated content available on mixedmartialarts.com, Alta content available on the Alta Academy and testimonials endorsing our programs are enabling the creation of a self-sustaining customer acquisition model.
●	Build a scalable technology stack that solves customer needs and is capable of being rolled out to other sports with community attributes similar to martial arts and combat sports.

This focus has enabled us to achieve the following

Metrics	November 2023 (Actual)
Curated Gym Network
Database	4,191 gyms with global inventory accessible
Published	2,829 gyms (1,022 in Oceania, 1,521 in the United States, 171 in the United Kingdom & Ireland and 190 in other locations) with global inventory available
Active	379 gyms registered on trainalta.com, gym profile claimed or created, and accepted terms and conditions and/or accepted previous license agreement to run the Warrior Training Program
Community
Potential Coaching Content Creators	5,645 user profiles within Alta platforms that may provide coaching related materials
Ambassadors	5 globally recognized influencers
Athlete Profiles/Talent	Over 9,870 professional and amateur fighters
Participants/User Accounts	Over 543,518 monthly users of three Alta platforms
Website Sessions	Over 690,000 combined monthly website sessions of three Alta platforms
Monthly User Engagements	Over 450,000 monthly average user engagements (posts and reactions)
Follower base	Over 5,000,000 total social media followers (Meta, X and TikTok)
Page Views	Over 15,000,000 combined monthly pageviews of three Alta platforms

Coaching Tutorial Videos	Over 3,500 tutorial videos available on Alta platforms
Enterprise	UFC Fit partnership expansion from pilot at San Jose

Business Progress

Since July 1, 2023, we have increased our gym footprint, expanding into new territories including Illinois, Arizona and Hawaii. We have also engaged major martial arts academies including Renzo Gracie, American Top Team and American Kickboxing Academy.

In July 2023, we launched our first online offering, the Alta Academy, to complement and further leverage our in-gym training experiences for our customers. This activates our multi-year exclusive content agreements with our key global talent, which is a critical element of our top of funnel marketing systems to drive in-gym participation.

Since launch of the Alta Academy, we have expanded our digital content, including the digital syllabus for our the Warrior Training Program, and extended our online training into other disciplines beyond MMA, including jiu jitsu, boxing, wrestling, and muay tai, among others, with new masterclasses delivered by our elite coaching talent, including Rafael Cordeiro, Mike Angove, Nikki Lloyd-Griffiths.

In September 2023, we launched four new membership tiers for Alta members, including an In-Gym Training membership tier, which leverages underutilized capacity within our gym partner network and allows Alta members to train in our partner gyms.

In September 2023, we launched the first iteration of the Alta Community platform, which we believe will drive the growth of the gym and coaching communities though the provision of new content and channels. This included the launch of gym channels. The gym channels feature is used to house multimedia content that pertains to a specific gym’s profile on the Alta community. This currently includes multimedia content such as gym walkthrough videos (point of view videos demonstrating the gym’s facility) as well as interviews with gym owners and coaches.

In September 2023, we successfully completed our pilot UFC Fit program with UFC Gym in San Jose. We are currently negotiating the roll-out the UFC Fit program across the UFC Gym network.

In September 2023, we completed the acquisition of the assets of Steppen Pty Ltd, a fitness technology company based in Australia (“Steppen”). Steppen is a dynamic fitness app designed to inspire, guide, and support users on their fitness journey. The Steppen platform quickly resonated with young fitness enthusiasts around the globe, particularly in the U.S., accumulating a large following quickly after its global launch in mid-2021. The Steppen App has seen success with over 395,000 downloads, predominantly from the U.S., reaching over 1.8 million impressions on the Apple App Store. With a robust database of over 270,000 accounts we believe that the Steppen App has established a substantial user base. We plan to continue Steppen App's operations and integrate key aspects of its proprietary Apple mobile application technology, while exploring ways to optimize content and services for users, leveraging the acquired expertise and technology. We believe the synergy from this acquisition is poised to drive growth, diversification, and market expansion for Alta in the burgeoning health and wellness sector.

In October 2023, we completed the acquisition of the assets of Mixed Martials Arts LLC, an independent MMA media company, based in the U.S. Mixed Martial Arts LLC represents a valuable opportunity to us, as it is one of the last independent MMA media companies not acquired by a major corporation, making it a novel asset in the digital MMA landscape. With a substantial digital presence, the platform boasts more than 260,000 forum accounts, more than 350,000 monthly engaged sessions, and a significant social media footprint, including over 5 million followers across Facebook pages. Mixed Martial Arts LLC has previously initiated effective monetization strategies, generating peak annual revenues of up to US$600,000. With the right investment in technology and user engagement, we believe there is considerable potential for revitalizing and growing the platform's user base and revenue streams.

In October 2023, we launched ticketing services for live Alta events and seminars, including the Warrior Training Program finale events. Since launching to November 3, 2023, we have generated ticketing revenue of A$144,817.

Our Next Growth Engines

The growth engine of the Alta Platform is conceived as a dynamic, adaptable model, intentionally designed to reflect the ever-evolving landscape of martial arts, ongoing technological advancements, and the shifting preferences within the global martial arts community. Rather than being static, this strategy is crafted to be agile, accommodating new insights and market shifts.

Having established product market fit across our operating territories with the Warrior Training Program, we expect that the next phase of our growth will be driven by expanding our product set to meet the demand of the martial arts and combat sports community. Our extended subscription based product suite aims to increase member engagement and lifetime value of each of our members (participants, gyms and coaches) in the martial arts training ecosystem. For example, where a subscription to the Warrior Training Program historically had a start date and an end date, our new product range and technology stack enables the Warrior Training Program to also be sold alongside an ongoing in-gym training subscription (both pre and post completion of the Warrior Training Program).

Central to this strategy is the utilization of technology to catalyze growth that is primarily community-led. It establishes a digital-to-physical bridge that enhances engagement and participation within physical gym settings. We believe our platforms are poised to become the primary destination for passionate martial artists and commercial practitioners, presenting avenues for content consumption and active, personalized involvement within the sport.

Our platforms equip users with an array of options to navigate and tailor their martial arts experience. Our services are inclusive, reaching out to a broad spectrum of users from beginners to seasoned fighters, and also provide resources for coaches and gym owners to grow their businesses. These services are refined to match users' progression within martial arts, ensuring that our platforms evolve concurrently with technology and community input.

Most recently, we delivered a bespoke product solution for a new enterprise partner, UFC Gym, which will allow us to refine our enterprise offerings to other large fitness chains and provide us with valuable content and user led reviews and feedback. Our ability to grow is further bolstered by a dedicated team of experts in the field that enhance our technology, ensuring that our platforms remain at the forefront of user engagement.

We monetize our product offerings through our membership tiers that are customized for different degrees of engagement, enabling users to modify their level of participation as their relationship with martial arts deepens, or reduces. This modular approach guarantees accessibility and flexibility, presenting a variety of interaction points for every segment of the martial arts community.

The expansion of our platforms is engineered to boost user engagement, revenue generation and lifetime value of each Alta member, embodying a growth-centric model that anticipates and meets the needs of our users while expanding their interaction with martial arts. This blueprint is devised to position our platforms as a central, influential force within the martial arts community that fosters a robust, interconnected global community.

Market Opportunity

We believe the following key market characteristics create a large total addressable market that we believe we can address over the long-term, and a serviceable addressable market which we currently address.

Growing Engagement

●	According to The Nielsen Company, LLC, MMA is one of the world’s fastest growing sports and has a large fan base, with hundreds of millions of fans globally viewing promotions and events held by the various professional MMA leagues.

●	According to IBISWorld, the broader martial arts market in the U.S. generated approximately US$11.6 billion in revenue in 2023, and consists of approximately 41,849 gyms in 2023.

●	According to Sports & Fitness Industry Association’s Single Sport Reports for Martial Arts and Boxing Fitness, approximately 11.82 million people currently train in martial arts and combat sports in the US.

●	Relative to the amount of content and platforms for the largest sports, the small number of martial arts events and associated content means martial arts is often considered one of the most underserved audiences in sport.

Growing systemic problems within the sector

The martial arts and combat sports sector continues to enjoy significant sector tailwinds created by the large professional martial arts leagues, including the UFC, PFL, ONE Championship and Bellator. The majority of revenues for fighting leagues in the sector derive from broadcasting and media partnerships that are underpinned by the sector’s fan base – a community of hundreds of millions who participate in the professional end of the sector, predominantly via broadcast viewership and ticket purchases to live events.

Separate from these professional fighting leagues, many disaggregated small businesses exist in the martial arts and combat sports sector, many of which are operated by the same highly qualified coaches and athletes who also serve as a “talent” to professional fighting leagues. These small businesses are mostly martial arts and combat sport gyms, schools and academies (operators) that rely on revenues from member (participant) fees.

These small businesses, and their operators, coaches and participants are overwhelmed by problems, from trying to maintain and build an engaging community on various social platforms to having a wide variety of disparate software solutions. We have classified the problem space keeping the following three constituents in mind.

Participants

●	Effective direct communications with gym community has been lost or diluted through free social media platforms.

●	Increasingly poor level of quality in community discussion threads and forums as free social media platforms generate large amounts of unvetted and unwarranted content.

●	No curated, beginner friendly digital on-ramp/experience for participants that are new to martial arts and combat sports.

Coaches

●	Coaches have limited choice but to push high value content through free social media platforms to build their own personal brand and engage students. These platforms favor entertainment skewed content, rather than content that has genuine utility or supports their training philosophy.

●	Their ability to directly commercialize this content through free social media platforms is limited without achieving significant views that require an alignment to algorithmic trends often at the expense of content quality.

Operators

●	As small business owners with limited time and resources, gym operators are increasingly challenged in where and how to deploy their efforts. Typically, significant resources are invested through free social media platforms, whose primary objective is to drive ad revenue rather than bring new members to their gym.

●	Their investment in developing marketing and sales content promoted through free social media platforms often yields inconsistent results, unclear attribution and very limited cut-through due to content volume constraints on an individuals feed, and algorithms favoring ‘likes’ over utility or authenticity.

●	Proactively engaging on forums hosted through free social media platforms is time consuming, and carries risk as these forums are not moderated, and participation is plagued by unvetted online interactions with no alignment or interest in the gym. Negative reviews, whether warranted or not, can have a huge impact on the long-term success of their business.

●	Free social media platforms are driven to maintain users on the platform yet offer no direct path to purchase for gyms within the platform. Leveraging a ‘lead generation’ approach often yields poor quality prospects requiring time consuming and resource intensive outbound tele-sales.

Our Expertise

By partnering with hundreds of successful martial arts and combat sports operators we have developed a deep understanding of the unique attributes that must be present to build prosperous and healthy communities. These attributes include:

●	Shared goals and values;
●	Inclusivity and diversity;
●	Structured learning and discipline;
●	Supportive coach-participant relationships;
●	Positive reinforcement and encouragement;
●	Focus on personal growth;
●	Collaborative learning;
●	Non-competitive spaces; and
●	Social interaction and networking.

Our Solution – Alta Platform

The Alta Platform is presently a combination of our four core products; the Warrior Training Program, UFC Fit Program, Alta Academy and the Alta Community.

Warrior Training Program

To date, this is the core product Alta has monetized globally which has been integral in enabling us to partner with some of the best gyms and coaches globally, while building a passionate following from our participants and customers. Importantly, we distribute the contractual payments to the gyms as all customers are originated in and managed via our payments platform. This ensures a homogenous and best practice payments experience for customers and partner gyms alike. It also ensures our ability to manage our customer data and payments, a central component of building enterprise value.

Our Warrior Training Program, is a 100 lesson, 20 week training syllabus for members of all levels of fitness and experience, who are trained by some of the best coaches across multiple martial arts disciplines, culminating in a fully sanctioned amateur MMA final fight night. While completing our Warrior Training Program, participants learn the fundamental skills of martial arts and self-defense. Through our Warrior Training Program we target MMA fans, people looking for a profound lifestyle change and those seeking a “bucket list” fitness challenge. Our Alta members are then delivered a comprehensive training experience via a syllabus comprised of four pillars:

●	Foundations – In the first stage of the Warrior Training Program, participants learn the foundational movements, skills and conditioning needed to complete the Warrior Training Program.

●	Technique and Movement – In the second stage of the Warrior Training Program, coaches expand upon the techniques, fitness and skills that have been taught to participants. This is implemented by combining techniques in different contexts, transitions and combinations.

●	Pressure and Preparation - In the third stage of the Warrior Training Program, participants focus on refining previously taught techniques and applying them in training. The skills that have been taught in the first two stages of the Warrior Training Program are now implemented through controlled live sparring and partner work.

●	Final Fight Night – In the fourth and final stage of the Warrior Training Program, participants have the opportunity to put their skills to the test and compete in what we believe is the only program that offers an amateur MMA fight night, just 20 weeks after program commencement. Our final fight night provides participants with a unique opportunity to showcase their skills in front of a live audience, competing against other participants they’ve trained alongside in their program.

The Warrior Training Program is governed by a license agreement with our partner gyms, such that both parties share in each other’s success. There are no exclusivity provisions contained in our license agreement and our partner gyms have no right to reduce or limit their performance under the agreement. Either party may terminate the license upon written notice to the other party. Such termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning. Additionally, we may terminate the agreement upon written notice, with immediate effect, upon certain conduct by the partner gym. If the license is not terminated, it will expire ten years from the commencement date of the agreement.

Pursuant to the license agreement for the Warrior Training Program, we will pay a rate to our partner gyms that is typically a mid to high-double digit percentage of the total program participation fees received. We retain the remainder of the fees earned during the course of the program.

For individual participants in this program, we provide a premium syllabus of video content, curated MMA content with 100 structured classes, entry into the fight night upon completion of the program and premium training gear and equipment. For our gym partners, we provide marketing campaigns to drive program participation, customer service and payment management services, and 100 premium “how to” coaching videos to support delivery of the program. We also grant our partner gyms access to our cloud based software platform, rewards algorithm, and library of online classes to assist with the delivery of an in-gym experience.

UFC Fight Fit Program

We have partnered with UFC Gym to bring UFC Gym members our UFC Fight Fit Program, a 10 week in-gym offering that can be accessed through our Fight Program membership tier. The UFC Fight Fit Program is designed as an introduction to MMA for beginners where participants are provided with training on the fundamentals of MMA three days per week, with notable former UFC fighters as the primary coaches. Our first UFC Fight Fit Program is currently offered through UFC Gyms located in San Jose, California, and is designed to help participants gain fitness and improve body composition.

Through the UFC Fight Fit Program, participants will learn the most important skills from a variety of martial arts disciplines as they relate to MMA. For example, in this program we teach skills and techniques for striking disciplines through training components of boxing, kickboxing and clinch fighting. Similarly participants are also taught equivalent skills related to grappling arts including techniques derived from Brazilian jiu-jitsu and wrestling. The final week of our UFC Fight Fit Program is dedicated to comprehensive testing and grading whereby our expert coaches evaluate each participant’s progress through vectors including, body measurements, physical strength, endurance and technical testing to assess their progress and proficiency.

This program is intended as an introductory step in our participant’s path to continuing their martial arts journey, building upon their newfound skills. The UFC Fight Fit Program is designed for beginners with no previous experience in MMA or assumed fitness background. Accordingly, the syllabus for this program has been written to ensure that participants learn MMA in a safe training environment involving light exercises and very limited contact. This ensures the product is directed towards the largest potential customer segment across UFC Gym’s global footprint.

The Fight Fit Program is governed by a license agreement with our partner gyms, such that both parties share in each other’s success. There are no exclusivity provisions contained in our license agreement and our partner gyms have no right to reduce or limit their performance under the agreement. Either party may terminate the license upon written notice to the other party. Such termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning. Additionally, we may terminate the agreement upon written notice if the partner has failed to comply with its obligations under the agreement. If the license is not terminated, it will expire ten years from the commencement date of the agreement.

For the pilot program in San Jose, we have ten participants subscribed to our Fight Fit Program. The average gross revenue per participant who subscribed to our Fight Fit Program was A$2,089. This was only for the pilot program and we look to expand across the UFC Gym network with cross promotional marketing activities. We expect to see an increase in average participation rates over time.

Pursuant to the license agreement for the Fight Fit Program, we will pay a rate to our partner gyms that is typically a mid to high double digit percentage of the total program participation fees received. We retain the remainder of the fees earned during the course of the program.

For individual participants in this program, we provide curated MMA content with 30 structured classes, premium training gear and equipment. For our gym partners, we provide marketing campaigns to drive program participation, customer service and payment management services. We also grant our partner gyms access to a library of online classes to assist with the delivery of an in-gym experience.

Alta Academy

We recently unveiled the Alta Academy, a comprehensive platform designed around curated video content that provides anyone an in-depth education in multiple martial arts and combat sports disciplines.

Crafted to cater to all skill levels, our Academy content resonates with individuals starting their martial arts journey, experienced participants seeking to hone their skills, and competitive amateur and professional athletes seeking advanced techniques and insights. The curriculum, presented both from the coach’s lens and the participant’s experience, is exclusively and proprietarily curated in collaboration with our distinguished global talents.

Notable contributors include stalwarts like Daniel Cormier, Laura Sanko, Rafael Cordeiro, John Kavanagh, and Mike Angove. Importantly, the Alta Academy subscription is strategically bundled with our in-gym participation products. This holistic package ensures that subscribers not only gain theoretical knowledge but also have avenues to apply what they learn through hands-on experiences within our extensive gym partner network.

Furthermore, our Academy content is a pivotal asset for top-of-the-funnel customer acquisition. It offers potential participants an immersive gateway to explore and engage with martial arts and combat sports before transitioning to in-gym experiences. For many, this digital engagement acts as a precursor, building confidence and interest to dive deeper into the sport through our partnered gym offerings.

We introduce new video content multiple times per month, ensuring our subscribers receive both foundational knowledge and the latest advancements in martial arts, creating a seamless transition from online learning to in-gym practice.

Alta Ambassador Rafael Cordeiro

The Alta Academy is governed by terms and conditions included in our User Agreement. Every participant user of the Alta platform must agree to the User Agreement before they can use the Alta platform. The User Agreement is available and executed through our website. This User Agreement applies to trainalta.com, Alta branded apps, partner.trainalta.com and other Alta-related sites, apps, communications and other services (collectively referred to as the “Services”). If a participant has not agreed to the User Agreement, they may access certain features as a “Visitor”. All members must be at least 18 years old unless local laws mandate a higher age and the individual may terminate the registered Services upon written notice, effective upon the expiration date of the Services paid for.

Subscribers to the Alta Academy may terminate the registered Services prior to the renewal of the Services previously paid for. Either party may terminate the Services and the User Agreement if the other party fails to perform any material obligation under the User Agreement, and such party cannot cure the non-performance within thirty (30) days of the date such party is notified by the other party of such default.

Access to the Alta Academy is available for a monthly fee in the range of A$9.99 to A$39.99, which provides access to premium curated video content that provides an in-depth education in multiple martial arts and combat sports disciplines to complement and enhance a subscriber’s individual training journey. This is a proprietary feature of the Alta Platform and there is no revenue share with gym partners for the Alta Academy.

For our partner gyms that subscribe to the Alta Academy, we provide access to our cloud based software platform, rewards algorithm, and library of instructional content curated by industry expert talent.

Alta Community

Our next phase of sector aggregation is through our Alta Community product, which is an extension of our existing product offerings and represents the first global, cloud-based, community-led growth and management software for martial arts and combat sports.

The Alta Community is designed for participants, coaches, and operators who are collectively referred to as “members” of the Alta Community. The Alta Community enables the creation of individual communities and also promotes connections among these communities and their members, thus fostering a single global community. This solution is deliberately designed to optimize the management, growth, and monetization of martial arts and combat sports communities. It strives to enhance the digital and in-gym experiences of Alta members, making it easier for them to discover, participate in, contribute to, coach, and operate the best martial arts and combat sports communities on a single platform. Importantly, this entire process is facilitated through a simple monthly subscription.

The Alta Community can be broken down into the following feature sets, which will be regularly enriched via scheduled technology updates.

Trainalta.com – Our Engagement and Participation Portal

●	Engage and Participate – Our members will have a unified account to manage all aspects of their training activities, consume online content and follow other members, including gyms and coaches. Participants can tailor their engagement within the platform to best match their needs as well as interact socially and commercially with other community members. Participants who wish to train in a gym can discover training locations, program offerings and learn about the capabilities and experience of various coaches.

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Reward – As members become more involved and reach specific membership milestones, they will be eligible for rewards. This feature is a cornerstone of building customer utility and retention within the Alta Platform and brings recognition and rewards to all community members. Members will be eligible for rewards depending on the state of their membership and their level of activity.

Partner.trainalta.com – Our Community Management Portal

●	Earn and Amplify – Coaches and operators will be able to manage, communicate, create and moderate content and maintain and amplify their businesses and brands through this partner portal. They will be able to manage their schedules and enhance their business profile on trainalta.com. Further, coaches and operators can manage scheduling, optimize their timetables and enhance their business profile on trainalta.com.

●	Enterprise – We aim to cater to larger scale business models with this offering, providing them with the opportunity to integrate and utilize both trainalta.com and partner.trainalta.com. Offering dedicated solutions to larger scale business models and gym chains, our enterprise solutions are designed to assist these businesses by providing additional tailored programming to all their locations and coaches.

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Hub – With a goal to inspire developers worldwide to add to the core Alta Platform, we are planning to develop a comprehensive library of integrations to further accelerate Alta’s growth.  By delivering an open platform enabling developers worldwide to create additional offerings to the core Alta platform, this will encourage the growth of a larger product set, for the benefit of all participants on the platform.

Access to the Alta Community requires the creation of a member profile and payment in exchange for monthly membership. Memberships are paid for via a conventional monthly subscription. There will be three tiers of membership for our three core userbases as outlined below:

Membership fees are broken into three levels, each with a different subscription cost and relevant additive benefits:

Community Only Memberships

●	Our entry-level membership is the most affordable membership and allows users, participants, coaches and operators to interact and connect with the global platform community, local gym communities and consume training content with dedicated sections for coaches and gyms.

Gym and Coaching Memberships

●	Our mid-level membership allows members to join a gym community and train in-gym. These members will receive enhanced features and content previously inaccessible to the community only members, including data tracking, dietary advice and recommended content based on scheduling.
●	Separately, coaches and operators can input, manage and monetize their offerings and content, and receive dashboards and analytics reporting on their platform performance.

Fight Program Memberships

●	Our highest level membership is our fight program membership which allows community members to participate in, coach, or host, as applicable, our signature programs as detailed below.
●	Our programs are world renowned as a transformational experience. Program participants with a fight program membership receive world class training, advice and support from Alta and its community members.
●	Additionally, coaches and operators receive incremental revenue by delivering our curated program syllabus, which includes operational support to program participants.

Alta Community Product Development

To date, we have launched gym and coaching membership tiers for participant users only, which enables access to exclusive online instructional content.  This subscription further provides members access to the timetable of classes offered by various gym operators, in the facility and location they have selected when they created or claimed their gym operator membership profile.

From now until June 2024, we expect to release enhanced participant membership tiers, specifically designed to drive user engagement in the social media/community feature sets of our platform, by including the following functions:

●	Content creation on member feed - participants will be able to create and publish content on the platform’s member feed.

●	Inter member messaging - participants will be able to compose and post direct messages to other members including gym and coach member profiles.

●	Group messaging - participants will be able to engage and reply in group message threads created by gym operator members.

●	Personalized content recommendations for member feeds - participants will receive personalized recommendations for accounts, members and content they can engage with in their member feed.

●	Personalized training support member features - participants will receive customized recommendations on which instructional videos would be of greatest interest considering their platform behavior and preferences.

By the end of June 2024, we expect to launch new enhancements to our gym and coach membership functionality with the delivery of Alta’s earning and rewards portal, presently named Partner.trainalta.com. This functionality, designed specifically for gym operator and coach member profiles, will encourage and reward those members for enriching their profile and interacting on the platform. The feature set will include:

●	Membership profile management for gym operators - gym operators will be able to create, manage and enrich their user profile.

●	Membership profile management for coaches - coaches will be able to create, manage and enrich their user profile.

●	Timetable management - gym operator members will be able to create, edit and publish their timetable of classes offered via ‘gym and coaching’ membership tiers to participant members on the platform.

●	Inter member messaging - gym operators will be able to compose, send and respond to messages with all other members types.

●	Group messaging - gym operators will be able to compose, send, engage and reply in group messaging threads via their gym operator profile.

●	Member reporting for gym operators - gym operators will be able to view detailed status reports on Alta participant members who have access to their gyms, coaches and timetable of classes.

●	Payment and earnings reporting for gym operators - gym operators will be able to create and view reports that reconcile all payments from Alta in exchange for participant members accessing their gym, coaches and timetabled classes.

●	Referral rewards for gym operator members - gym operators will be able to increase their earnings by receiving payments in exchange for referring visitors to the platform to create a member profile and subscription.

The terms and conditions for participants of our programs are included in our User Agreement. Every participant user of the Alta platform must agree to the User Agreement before they can use the Alta platform.  The User Agreement is available and executed through our website.  This User Agreement applies to trainalta.com, Alta branded apps, partner.trainalta.com and other Alta-related sites, apps, communications and other services (collectively referred to as the “Services”).  If a consumer has not agreed to the User Agreement, they may access certain features as a “Visitor”.  All members must be at least 18 years old unless local laws mandate a higher age and the individual may terminate the registered Services upon written notice, effective upon the expiration date of the Services paid for.

The terms and conditions for coaches and gyms participating in our programs are included in our User Agreement. Every coach or gym user of the Alta platform, whether they’re an individual or a partner gym, must agree to the User Agreement and User Agreement Addendum before they can use the Alta platform.  Both the User Agreement and User Agreement Addendum are available and executed through our website.  This User Agreement applies to trainalta.com, Alta branded apps, partner.trainalta.com and other Alta-related sites, apps, communications and other services (collectively referred to as the “Services”).  If a coach or partner gym has not agreed to the User Agreement, they may access certain features as a “Visitor”.  All members must be at least 18 years old unless local laws mandate a higher age and the individual or partner gym may terminate the registered Services upon written notice, effective upon the expiration date of the Services paid for.

Users may terminate the registered Services prior to the renewal of the Services previously paid for. Either party may terminate the Services and the User Agreement if the other party fails to perform any material obligation under the User Agreement, and such party cannot cure the non-performance within thirty (30) days of the date such party is notified by the other party of such default.

The anticipated fee structure for the Alta Community is expected to be broken into three categories: coaches, gyms and participants. The Coach Membership Tier of the Alta Community is still in development and we expect this to be available by be available by the second calendar quarter of 2024. The Gym Membership Tier of the Alta Community is still in development and we expect this to be available by be available by the first calendar quarter of 2024. The Participant Membership Tier, which was launched in September 2023, ranges from A$9 per month to A$250 per month. Payments to our gym partners will vary depending on the level of in-gym training by an Alta Member.

For participants in the Alta Community, we will make available messaging features for communication with other coaches, gyms and participants, as well as access to gym created content via gym “albums” to discover new training locations and support training at an existing location. Participants will be able to utilize generated content features to participate in their community and the wider online community. Users will be able to access support training features, such as connection to gym and notifications and will benefit from access to a rewards feature that encourages continuing and increasing engagement.

For participants in the Alta Community, we also provide access to our cloud based software platform and rewards algorithm.

Member Acquisition Approach for the Alta Platform

Member Acquisition Overview for the Alta Platform

We are dedicated to expanding our member community by strategically acquiring new members who have a passion for martial arts or combat sports and fitness. Our approach is data-driven and designed to align with the interests and behaviors of potential platform members.

Relationship/Platform:

●	By offering practical solutions to improve the in-gym experience and pathways to participate in martial arts and combat sports, our sales function combines with the utility of our platform to become an effective co-operative marketing acquisition strategy. We empower gym owners with the knowledge and tools required to increase their revenue. This empowerment demonstrates that our platform is not merely a product but an evolving business growth partnership.

Direct Targeted Marketing and Advertising:

●	Precision Analytics: By leveraging our comprehensive data analytics and expansive member databases, we identify potential participants that may be interested in MMA. These individuals are segmented and approached with personalized advertising campaigns across major digital platforms, including Google, Meta, and TikTok, ensuring a high degree of relevancy and engagement.

●	Engagement-Driven Campaigns: We create and disseminate high-impact marketing campaigns that tell evocative stories, incorporate user-generated content, and feature interactive elements to captivate and involve MMA fans. Capitalizing on seasonal movements, major fight events, and the inherent virality of the sport, we craft advertisements designed to resonate profoundly with our target audience, stimulating engagement and fostering conversions.

Cross-Promotional Activities:

●	Alliances with Marquee Brands: The Alta platform actively seeks and secures strategic alliances with premier brands such as UFC Fit. Through these partnerships and data sharing protocols, we can reach a broader yet highly targeted audience, offering them an immersive experience in the MMA lifestyle.

●	Custom-Tailored Offers: We create exclusive promotional opportunities specifically for the members and customers of our partner brands. By providing special incentives such as unique experiences during pinnacle events in the MMA calendar, we attract an audience already primed for our offerings.

Optimization and Visibility:

●	Content Optimization: We continuously refine the content on our digital properties, including Trainalta.com and MixedMartialArts.com, to align with the search behaviors of MMA enthusiasts. Through keyword targeting and content strategies, we enhance our visibility, particularly during periods of peak interest.

●	Technical Readiness: Our platforms are optimized for high performance to accommodate increased traffic flow during major campaigns and high-interest seasons, ensuring that new visitors encounter a seamless user experience, conducive to member conversion.

Targeted Seasonal Initiatives:

●	Seasonal Marketing Initiatives: Our campaigns are also timed to coincide with key fitness milestones throughout the year, recognizing patterns such as New Year’s fitness resolutions, spring training upticks, and summer readiness regimens. These initiatives are crafted to appeal to fitness consumers, integrating lifestyle aspirations with the rigors and discipline of MMA training.

●	Experiential Engagements: We design promotions that tie in with significant events and holidays, catering to the consumers' desire for unique and exclusive experiences augmented by MMA training and fitness regimens.

By integrating deep database insights and aligning with seasonal consumer behaviors, our member acquisition strategy is fine-tuned for effectiveness, ensuring we captivate a diverse audience ranging from the core MMA fan to the lifestyle-driven fitness enthusiast. Our strategic approach positions us to expand our member base meaningfully and sustainably, driving the growth, monetization and vitality of the Alta community.

B2B and Enterprise Sales Partnership Approach

We understand the local nature of the martial arts and combat sports gym industry, where trust and personal relationships are paramount. Our strategy is to access local markets through:

●	Industry Experts: Our sales personnel are not just representatives; they are coaching and gym operation consultants who understand the benefits of leveraging our platform, providing personalized solutions and fostering trust through demonstrating our platforms capability as a complimentary tool in our partner gyms’ sales, marketing and community management approach.

●	Localized Marketing: Implement targeted marketing campaigns that resonate with the local MMA culture and interests, utilizing local media, community events, and regional online media destinations and communities.

●	Community Engagement: Participate in and sponsor local competitive events, strengthen partnerships with our gym partners, and engage in community service, reinforcing our commitment to our gym partners and their communities.

●	Referral Programs: Leverage our platforms referral program that incentivizes our existing participants and gym partners to bring in their network, leveraging their satisfaction and trust in our platforms brand.

●	Testimonials and Success Stories: Showcase business growth stories from our current gym partners and endorsements from our high-profile coaches to demonstrate the impact of our Warrior Training Program.

●	Search Engine Optimization and Online Presence: Optimize our online presence to capture interest from potential gym partners searching for options to grow their profile in their local area.

●	Social Media Engagement: Actively engage with the local MMA and combat sports community on social media platforms to build a passionate following and drive awareness.

Our commitment to evolution and adaptability is paramount. We maintain a feedback-informed approach to our offerings, ensuring that they align with the evolving demands of the MMA and combat sports community. This adaptive strategy reflects our commitment to staying at the forefront of combat sports training.

Customer Success

Our member services team is trained in the nuances of martial arts and combat sports training and is committed to delivering an outstanding experience to our members. Our team is dedicated to guiding our members from the outset of their training experience and throughout their continuous engagement with us. This encompasses personalized product instruction and the sharing of important factors that help ensure a positive participation experience. We believe we have created an onboarding process that is effective and reflects the unique needs of our members, making them feel supported.

We ensure that support for our members is always accessible via various channels, including social messaging and chat, phone, and web, to provide help whenever it is needed. Our cloud-based infrastructure allows our member services team to remain relatively small, while still able to deliver consistent and seamless support by taking advantage of modern technological conveniences that our self-servicing capabilities provide.

Offering our members a consistent and reliable point of contact streamlines their experience and minimizes complexity. We believe our dedication to member support and individualized attention adds significant value to our gym partners.

Research and Development

Our product development strategy is based on typical inputs such as market and user research, routine strategy planning, and iterative financial analysis, but it is first and foremost based on the principle of co-evolution.

This approach enables the simultaneous growth of our organization alongside our growing global constituents. Our goal is to ensure our platform remains relevant, starting with mixed martial arts, and extending to community-driven sports globally.

Accordingly, we intend to continue to invest in research and development projects and enhance our product management, user experience design, software engineering and quality assurance skills to help expand and improve the functionality of our current platform and broaden our capabilities to address new market opportunities.

Future Growth Strategy

We believe there are significant opportunities to grow our business, and we intend to do this in established markets to take advantage of the unique position we have created in the martial arts and combat sports sector. Since inception we have grown through positive customer reviews, in turn amplified through social media to attract new customers. In addition, to this we have partnered with globally respected martial arts identities who greatly expand our organic reach through their social channels and networks.

We will continue to invest in our product platform and further develop the partner eco-system. As our product offerings expand, there is the opportunity to cross-sell our products into our gym partner network and increase adoption of our full product suite.

We intend to continue to invest in technology to enhance the experience for all participants on the Alta Platform, namely customers, coaches and gym owners, in order to drive lifetime value and expand sales channels through referrals and organic promotion.

While we are currently focused on the martial arts and combat sports sector, over time, we believe that our technology and community platform could be expanded to support many other sports which exhibit similar community attributes to martial arts and combat sports. Once proven in the vast addressable market of martial arts and combat sports, we feel many new sector opportunities will present themselves for similar rollouts and monetization.

Competition

We operate in a competitive and highly fragmented market, with multiple industry segments competing for consumers’ share of wallet that is allocated to fitness, health and sport. While we operate in martial arts and combat sports, we consider the following key industry categories as being competitive to our business: other studio fitness concepts; full-service health clubs; racquet, tennis, country and other athletic clubs; value focused health clubs; and at-home fitness offerings, including digital fitness content. In addition, we face competition from other forms of entertainment and leisure activities. We believe we compete on the basis of a number of factors, including, but not limited to, quality of experience, relevance, accessibility, brand awareness and reputation.

Intellectual Property

We believe our success depends on our intellectual property, and we strive to protect it, by, among other things, obtaining, maintaining, defending, and enforcing our intellectual property rights in the United States and internationally. As a general policy, we pursue registration of our trademarks and proprietary technology in select international jurisdictions, monitor infringements in various countries, and protect our intellectual property through contractual restrictions.

Government Regulations

We and our partner gyms are subject to all relevant laws, including regulatory oversight by state athletic commissions in relation to live fight night events, in the territories we operate including the United Stated, United Kingdom, Australia and Ireland, among others. Live fight night events are subject to the specific regulations for combat sport in the relevant state or territory. We monitor changes in these laws and believe that we are in material compliance with applicable laws. These laws and regulations govern matters such as:

●	licensing laws for athletes;

●	operation of partner gym venues;

●	licensing, permitting, and zoning;

●	health, safety, and sanitation requirements;

●	the service of food and alcoholic beverages;

●	working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor and employment laws and regulations;

●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”);

●	the U.K. Bribery Act 2010 (the “Bribery Act”) and similar regulations in other countries, as described in more detail below;

●	antitrust and fair competition;

●	data privacy and information security;

●	marketing activities;

●	environmental protection regulations;

●	imposition by foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed, ownership restrictions, or currency exchange controls;

●	licensing laws for the promotion and operation of MMA events; and

●	government regulation of the entertainment and sports industry.

We monitor changes in these laws and believe that we are in material compliance with applicable laws. See “Risk Factors—Risks Related to Government Regulation.”

Many of the events produced or promoted by us are presented in the venues of partner gyms which are subject to building and health codes and fire regulations imposed by the state and local governments in the jurisdictions in which the venues are located. These venues are also subject to zoning and outdoor advertising regulations and require a number of licenses in order to operate, including occupancy permits, exhibition licenses, food and beverage permits, liquor licenses, and other authorizations. In addition, these venues located in the U.S. are subject to the U.S. Americans with Disabilities Act of 1990 and the U.K.’s Disability Discrimination Act 1995, which require us to maintain certain accessibility features at each of the facilities, and are subject to similar laws in foreign jurisdictions where such venues are located.

In various states in the United States and some foreign jurisdictions, we or our partner gyms are required to obtain licenses for promoters, medical clearances and other permits or licenses for our athletes, and permits for our live events in order to promote and conduct those events.

We and our partner gyms are required to comply with the anti-corruption laws of the countries in which we operate, including the FCPA and the Bribery Act. These regulations make it illegal for us to pay, promise to pay, or receive money or anything of value to, or from, any government or foreign public official for the purpose of directly or indirectly obtaining or retaining business. This ban on illegal payments and bribes also applies to agents or intermediaries who use funds for purposes prohibited by the statute.

Our business and the businesses of our partner gyms are also subject to certain regulations applicable to our web sites and mobile applications. The operation of these web sites and applications may be subject to a range of international, federal, state and local laws.

We and our partner gyms are responsible for compliance with state laws that regulate the relationship between martial arts clubs and their members. These laws include consumer protection regulations that limit the collection of monthly membership dues prior to opening, require certain disclosures of pricing information, mandate the maximum length of contracts and “cooling off” periods for members (after the purchase of a membership), set escrow and bond requirements for martial arts clubs, govern member rights in the event of a member relocation or disability, provide for specific member rights when a martial arts club closes or relocates, or preclude automatic membership renewals.

We and our partners gyms primarily accept payments for our memberships through electronic fund transfers from members’ bank accounts, and, therefore, we and our partner gyms are subject to both federal and state legislation and certification requirements, including the Electronic Funds Transfer Act. Some states, such as New York and Tennessee, have passed or have considered legislation requiring gyms and health clubs to offer a prepaid membership option at all times and/or limit the duration for which gym memberships can auto-renew through EFT payments, if at all. Our business relies heavily on the fact that our memberships continue on a month-to-month basis after the completion of any initial term requirements (if any), and compliance with these laws, regulations, and similar requirements may be onerous and expensive, and variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business. States that have such health club statutes provide harsh penalties for violations, including membership contracts being void or voidable.

Additionally, the collection, maintenance, use, disclosure and disposal of individually identifiable data by our, or our gym partners’, businesses are regulated internationally and in the U.S. at the federal, state and local levels as well as by certain financial industry groups, such as the Payment Card Industry Organization and the NACHA. Federal, state and financial industry groups may also consider from time to time new privacy and security requirements that may apply to our businesses and may impose further restrictions on our collection, disclosure and use of individually identifiable information that are housed in one or more of our databases.

The various regulations set out above have not materially impacted or affected the offering of our four core products: the Warrior Training Program, UFC Fit Program, Alta Academy and the Alta Community.

Organizational Structure

Our subsidiaries as of the date of this prospectus and as of June 30, 2023 are set out below. Unless otherwise stated, our subsidiaries have share capital consisting solely of Ordinary Shares that are held directly by us, and the proportion of ownership interests held equals the voting rights held by us. The country of incorporation or registration is also their principal place of business.

			Ownership interest held
Name of entity	Country of Incorporation	Active or Deregistered	January 24, 2024	June 30, 2023
Wimp 2 Warrior LLC	United States of America	Active	100%	100%
Alta LLC	United States of America	Active	100%	100%
Wimp 2 Warrior Productions Pty Ltd	Australia	Deregistered	-	95%
Wimp 2 Warrior Digital Pty Ltd	Australia	Deregistered	-	100%
Wimp 2 Warrior (Ireland) Limited	Ireland	Active	100%	100%

Employees

As of the date of this prospectus, we employed 15 full-time employees and 3 part-time employees in four countries. We are not a party to any collective bargaining agreements. We believe that our relations with our employees are good and are constantly working to further build and improve our culture.

Facilities

Our corporate headquarters are located at Level 1, Suite 1, 29-33 The Corso Manly, New South Wales 2095 pursuant to a monthly rental agreement. We believe this to be sufficient to meet our needs for the foreseeable future and that any additional space we may require will be available on commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Our Corporate History and Information

We were incorporated on March 27, 2013 under the laws of Australia under the name Wimp 2 Warrior Limited and changed our name to Alta Global Group Limited on February 2, 2022.

Our principal executive offices are located at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095, and our telephone number is +61 1800 151 865. Our website address is https://www.trainalta.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Ordinary Shares.

MANAGEMENT

Directors and Executive Officers

The following table lists the names, ages and positions of our current directors and executive officers as of the date of this prospectus.

Name	Age	Position
Nick Langton	50	Founder, Director and Chief Executive Officer
Vaughn Taylor	39	Chairman of the Board of Directors
Hugh Williams	50	Director
Jonathan Hart	40	Director and Company Secretary
Neale Java	39	Chief Financial Officer
James Fleet	44	Co-founder and Chief Technology Officer

Nick Langton – Founder, Director and Chief Executive Officer

Nick Langton has served as our Chief Executive Officer and director since February 2017. Mr. Langton is a leading financial services executive with over 25 years of experience. As CEO, Mr. Langton has led some of Australia’s largest wealth advisory firms including the Private Wealth division of Perpetual Limited (ASX:PPT) and Bridges Financial Services, a wholly owned subsidiary of Insignia Financial Ltd (ASX:IFL). Mr. Langton has an undergraduate degree in economics from University of Sydney, postgraduate in finance from Securities Institute of Australia and completed the Advanced Management Program at Harvard Business School. Mr. Langton has served as a director of Fortnum Private Wealth since May 2018. We believe Mr. Langton is qualified to serve as a member of our board of directors because of his role in founding the Company, as well as his deep sector knowledge, expertise and contacts in the martial arts community globally.

Vaughn Taylor – Chairman of the Board of Directors

Vaughn Taylor has served as our Non-Executive Chairman since August 2021. Previously, from July 2010 to April 2021, Mr. Taylor served as Executive Director and Chief Investment Officer of AMB Capital Partners, or AMB, the global investment platform of the Western Australian based Bennett Family, whose wealth is tied to the Australian Iron Ore industry. Mr. Taylor was with AMB since the formation of the investment platform in 2010, and was responsible for executing on the investment strategy, expanding the investment platform and portfolio into offshore markets, overseeing the operations and portfolio on a day-to-day basis and sourcing new investment opportunities. Throughout his career, Mr. Taylor has been a board member of a number of leading organizations both in Australia and internationally across a range of sectors. In addition to his role as Non-Executive Chairman of Alta, Mr. Taylor is currently serving as a Non-Executive Director of IperionX Limited (NASDAQ:IPX, ASX:IPX) (leading developer of low carbon titanium for advanced industries including space, aerospace, electric vehicles and 3D printing) from March 2021 to present, Non-Executive Chairman of Frontier Pets Pty Ltd (an Australian pet food manufacturer and direct to consumer sales business) from May 2021 to present, Non-Executive Chairman of Urban Rest Holdings Pty Ltd (trading as Urban Rest) (a global serviced apartment provider focusing on the corporate traveler), Non-Executive Director of Year 13 Pty Ltd (a youth engagement platform connecting youth with career advice and post-school opportunities) from May 2021 to present and Non-Executive Director of Xcend Pty Ltd (an Australian share registry and unitholder registry provider to listed and unlisted companies and funds) from September 2022 to present. Mr. Taylor holds a Bachelor of Business (Accounting) and a Master of Business (Real Estate) from RMIT University and gained further accreditation at the Robert H. Smith School of Business at the University of Maryland (USA). Mr. Taylor also holds a Graduate Diploma in Applied Finance and Investment from Financial Services Professional Body, FINSIA, and is a member of FINSIA and the Australian Institute of Company Directors. We believe Mr. Taylor is qualified to serve as a member of our board of directors because of his extensive experience in investing growth capital into operating companies and working with founders to build highly successful businesses.

Hugh Williams – Director

Hugh Williams has served as our director since August 2021. For the past 13 years Mr. Williams has been Managing Director of Pitt Street Real Estate Partners, which is a diversified real estate financier, developer and investor. During this period, Mr. Williams has sat on more than 20 private company boards and chaired numerous committees in that time. We believe Mr. Williams is qualified to serve as a member of our board of directors because of his extensive experience in strategy, development, and operation of highly successful businesses.

Jonathan Hart – Director and Company Secretary

Jonathan Hart has served as our director since May 2023 and Secretary since August 2021. Mr. Hart is a corporate lawyer and has over 20 years of corporate advisory experience. He has extensive cross border experience specializing in corporate advisory, scale up and debt and equity financing, across a broad range of industry sectors. Mr. Hart holds a Bachelor of Laws and Commerce from Murdoch University. Mr. Hart currently serves as a director of Hartness Consulting Pty Ltd, established in 2012 specializing in corporate advisory and debt and equity services to private and publicly listed companies in a range of sectors including technology, healthcare and resources. Since April 2023, Mr. Hart has served as a director of Xcend, an Australian share registry and unitholder registry provider to listed and unlisted companies and funds. Since December 2022, Mr. Hart has served as company secretary of Urban Rest, a global service apartment provider focusing on the corporate traveler, and since March 2020, Mr. Hart has served as company secretary of HeraMED Limited, a medical data and technology company involved in the digital transformation of maternity care. We believe Mr. Hart is qualified to serve as a member of our board of directors because he brings extensive legal and corporate experience as well as a strong business background to our company.

Neale Java – Chief Financial Officer

Neale Java has served as our Chief Financial Officer since March 2023. Mr. Java brings a track record of leadership in the technology industry and partnering with executive leadership and boards to drive exceptional growth in enterprise value. This record is complemented by his results in taking companies from start-up to scale up, broad experience in accessing capital markets and has a strong track record of growing companies globally with rapidly evolving strategies. Prior to serving as our Chief Financial Officer, Mr. Java was the Chief Financial Officer of Gelteq ltd from June 2022 to February 2023; Chief Financial Officer of Control Bionics Ltd. (ASX:CBL) from February 2021 to June 2022; and Chief Financial Officer and Chief Operating Officer at thedocyard Limited (ASX:TDY) from October 2019 to December 2020. In addition, Mr. Java served as the Executive Director at thedocyard (ASX:TDY) from June 2020 to December 2020 and served on the advisory board of Treety. Mr. Java received a Bachelor of Electrical Engineering from University of Wollongong in 2006, a Master of Applied Finance from Macquarie University in 2012 and an Executive Master of Business Administration from INSEAD in 2019. He has also completed the Executive Program for Growing Companies at the Graduate School of Business of Stanford University in 2016 and is a graduate of the Australian Institute of Company Directors in 2021. We believe Mr. Java is qualified to serve as the Chief Financial Officer because he brings significant strategic, operational and financial expertise across from a range of publicly listed and private companies, particularly emerging technologies, SaaS and e-commerce companies.

Key Employees

James Fleet – Co-founder and Chief Technology Officer

James Fleet has served as our Chief Technology Officer since May 2021. In July 2023, Mr. Fleet was conferred Co-founder status in recognition of his efforts in support of the Company and creation of the Company’s platform. Mr. Fleet has worked for or advised leading global brands across key industry sectors to deliver transformational technology and digital growth programs. More recently, Mr. Fleet has held senior leadership roles within start up success stories such as CEO for Appliances Online (The Winning Group) from May 2015 to April 2016, and General Manager for Compare The Market (automotive and general insurance) from July 2011 to July 2013, with both businesses becoming market leaders in their sectors on the back of large-scale ecommerce and digital transformation programs led by Mr. Fleet. Mr. Fleet has been involved with the Company since 2017, initially as an investor and technology advisor.

There are no family relationships among any of our directors or executive officers. The business address of each of our directors and senior management is Alta Global Group Limited, Level 1, Suite 1, 29-33, The Corso, Manly, New South Wales 2095.

Board Composition

Immediately following completion of this offering, our board of directors will consist of four members, including our Chief Executive Officer. We believe that each of our directors has relevant industry experience. The membership of our board is directed by the following requirements of our Constitution and Board Charter:

●	there must be a minimum of 3 directors and may be a maximum of 10 directors;
●	in respect of a matter where a director has a material interest, the director may not vote in relation to the proposed arrangement except as permitted by the Corporations Act;
●	the Chairman of our board should, where possible, be a non-executive director; and
●	our board should, collectively, have the appropriate mix of qualifications, expertise and experience which will assist the board in fulfilling its responsibilities, as well as assisting the Company in achieving growth and delivering value to shareholders.

Our board is responsible for overseeing the performance of management. Our board has established delegated limits of authority, which define the matters that are delegated to management and those that require board’s approval. The functions and responsibilities reserved for the board and executive management are set out in our Board Charter.

Each non-executive director has a letter of appointment confirming the terms and conditions of their appointment as a director of the Company. In addition, the Company has entered into Deeds of Access, Insurance and Indemnity with its directors. Similar arrangements will be put in place for directors nominated for appointment upon the approval by the board.

The Company has or will agree to indemnify each of its directors against all liabilities incurred while holding office to the extent permitted by Australian law, including indemnifying directors for any legal expenses incurred in defending proceedings relating to their directorship of the Company. Any indemnified amounts must be repaid to the Company to the extent that a director is reimbursed from an insurance policy maintained by the Company for the directors. The Company has also agreed to obtain and pay the premiums for insurance policies for each of its directors, which include run-off cover for each director for a period of seven years after the director ceased to hold office.

Board Committees

To assist our board of directors with the effective discharge of its duties, we have established a Remuneration and Nomination Committee and an Audit and Risk Committee, which committees operate under specific charters approved by our board of directors, which will be available on our website after consummation of this offering.

Remuneration and Nomination Committee

The members of our Remuneration and Nomination Committee are Vaughn Taylor, Hugh Williams and Jonathan Hart. Mr. Williams acts as chairman of the committee. The committee’s role involves:

●	identifying, evaluating and recommending qualified nominees to serve on our board of directors;

●	evaluating, adopting and administering our compensation plans and similar programs advisable for us, as well as modifying or terminating existing plans and programs;

●	establishing policies with respect to equity compensation arrangements; and

●	overseeing, reviewing and reporting on various remuneration matters to our board of directors.

Audit and Risk Committee

The members of our Audit and Risk Committee are Vaughn Taylor, Hugh Williams and Jonathan Hart. Mr. Taylor acts as chairman of the committee. Subject to applicable phase-in requirements, the members of the committee will meet the criteria for independence of audit committee members set forth in Rule 10A-3 under the Exchange Act and Section 303A.06 and 303.07 of the New York Stock Exchange’s listing standards. Each member of our Audit and Risk Committee will meet the financial literacy requirements of the listing standards of the NYSE American. The principal duties and responsibilities of our Audit and Risk Committee will include, among other things:

●	overseeing and reporting on various auditing and accounting matters to our board of directors, including the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices;

●	overseeing and reporting on various risk management matters to our board of directors;

●	considering and approving or disapproving all related-party transactions;

●	reviewing our annual and semi-annual financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

●	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

●	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Code of Conduct

The Company has adopted a Corporate Code of Conduct applicable to all directors, officers and employees, which provides a framework for decisions and actions in relation to ethical conduct in employment. It underpins the Company’s commitment to integrity and fair dealing in its business affairs and to a duty of care to all employees, clients and stakeholders. The document sets out the principles covering appropriate conduct in a variety of contexts and outlines the minimum standard of behavior expected from employees, including to:

●	act honestly, with integrity and in the best interests of the Company as a whole;
●	operate within the law at all times;
●	carry out their work to a high standard;
●	preserve the confidentiality of sensitive information of the Company;
●	avoid conflicts of interest which may influence the conduct of duties;
●	not participate in corrupt conduct; and
●	observe the Company’s Code of Conduct, Securities Trading Policy and insider trading laws.

The directors and executives also have a fiduciary relationship with shareholders of the Company, making it unlawful to improperly use their position to gain advantage for themselves. At all times, directors and officers must act in the best interest of the Company and eliminate or abstain from participating in any discussion or decision-making process in relation to matters which they have a conflict of interest, not engage in insider trading and comply with all applicable anti-bribery laws.

Remuneration

Principles used to determine the nature and amount of remuneration

The objective of our reward framework is to ensure reward for performance is competitive and appropriate for the results delivered. The framework aligns executive reward with the achievement of strategic objectives and the creation of value for shareholders, and it is considered to conform to the market best practice for the delivery of reward. The board ensures that executive reward satisfies the following key criteria for good reward governance practices:

●	competitiveness and reasonableness;
●	acceptability to shareholders;
●	performance linkage/ alignment of executive compensation; and
●	transparency.

The board is responsible for determining and reviewing remuneration arrangements for its directors and executives. The performance of the Company depends on the quality of its directors and executives. The remuneration philosophy is to attract, motivate and retain high performance and high quality personnel.

The reward framework is designed to align executive reward to shareholders’ interests. The board has considered that it should seek to enhance shareholders’ interests by:

●	having economic profit as a core component of plan design;

●

focusing on sustained growth in shareholder wealth, consisting of dividends and growth in share price, and delivering constant or increasing return on assets as well as focusing the executive on key non-financial drivers of value; and

●	attracting and retaining high caliber executives.

Additionally, the reward framework should seek to enhance executives’ interests by:

●	rewarding capability and experience;

●	reflecting competitive reward for contribution to growth in shareholder wealth; and

●	providing a clear structure for earning rewards.

In accordance with best practice corporate governance, the structure of non-executive director and executive director remuneration is separate.

Non-Executive Directors Remuneration

Fees and payments to non-executive directors reflect the demands and responsibilities of their role. Non-executive directors’ fees and payments are reviewed annually by the board. The board may, from time to time, receive advice from independent remuneration consultants to ensure non-executive directors’ fees and payments are appropriate and in line with the market.

Executive Remuneration

We aim to reward executives based on their position and responsibility, with a level and mix of remuneration which has both fixed and variable components.

The executive remuneration and reward framework has four components:

●	base pay and non-monetary benefits;

●	short term cash incentives;

●	employee incentive plan (“EIP”) offerings; and

●	other remuneration such as superannuation and long service leave.

The combination of these comprises the executive’s total remuneration.

Fixed remuneration, consisting of base salary, superannuation and non-monetary benefits, are reviewed annually by the board based on individual and business unit performance, our overall performance and comparable market remunerations.

Executives may receive their fixed remuneration in the form of cash or other fringe benefits (for example motor vehicle benefits) where it does not create any additional costs to us and provides additional value to the executive.

The EIP may be used to align the targets of the business units with the performance hurdles of executives. For example incentives are granted to executives based on specific annual targets and key performance indicators, being achieved. Key performance indicators include profit contribution, customer satisfaction, leadership contribution and product management. Longer-term incentives may be used under the EIP which may include long service leave and share-based payments. Shares may be awarded to executives over a period of three years based on long-term incentive measures. These include increase in shareholders’ value relative to the entire market and the increase compared to our direct competitors.

Executive and Director Remuneration

Details of the remuneration of our executive officers and non-executive directors for the fiscal year ended June 30, 2023 are set forth below (in A$).

	Salary and Fees (A$)	Post-Employment Benefits (A$)	Long Term Benefits (A$)	Options (A$) (1)	Total (A$)
Non-Executive Directors
Vaughn Taylor (2)	$150,000	-	-	$204,313	$354,313
Hugh Williams (3)	$65,625	-	-	$159,528	$225,153
Jonathan Hart (4)	$40,830	-	-	$26,056	$66,886

Executive Directors and Officers
Nick Langton (5)	$193,230	$16,654	$18,892	$367,416	$596,192
Angus Benbow (6)	$122,766	$9,104	-	$179,683	$311,553
Neale Java (7)	$85,428	$7,433	-	$128,558	$221,419

(1)	The amounts in this column reflect the aggregate grant date fair value of performance rights awards and stock options granted to our individual directors and executive management in FY2023, as determined under International Reporting Standards.

(2)	For the fiscal year ending June 30, 2023, Mr. Taylor reinvested into the Company 100% of his board fees earned from July 1, 2022 to March 31, 2023, and 50% of his board fees earned from April 1, 2023 to June 30, 2023, totaling A$131,250 via the purchase of 131,250 Series A Extension Notes. Salary and fees are excluding GST.

(3)	For the fiscal year ending June 30, 2023, Mr. Williams reinvested into the Company 100% of his board fees earned from July 1, 2022 to March 31, 2023, and 50% of his board fees earned from April 1, 2023 to June 30, 2023, totaling A$65,625 via the purchase of 65,625 Series A Extension Notes.

(4)	On March 1, 2023, the J Hart Family Trust was issued options exercisable for a total of 10,132 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026. Salary and fees are excluding GST. Mr. Hart serves as trustee for the trust.

(5)	On March 1, 2023, Mr. Langton, through Snowflower Holdings Pty Ltd (Snowflower Family Trust) was issued options exercisable for a total of 20,622 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026.

(6)	Mr. Benbow resigned effective March 31, 2023. On March 1, 2023, Mr. Benbow, through ABRB Pty Ltd (Benbow Trust), was issued options exercisable for a total of 27,727 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026.

(7)	Mr. Java was appointed effective February 20, 2023. On March 1, 2023, Mr. Java, though 3213 Ventures Pty Ltd (Java Holdings Trust), was issued options exercisable for a total of 160,000 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026. Under Mr. Java’s employment agreement subject to the Company raising a minimum of A$15 million of new capital by June 30, 2024, Mr. Java will be eligible for a short term incentive up to a maximum of A$150,000, payable on completion of a successful capital raising.

Employment and Consultant Agreements

Nick Langton

We entered into an employment agreement with Nick Langton, the Chief Executive Officer of the Company, on July 1, 2023. Pursuant to the employment agreement, Mr. Langton shall receive a base salary of A$300,000 per annum, exclusive of superannuation. Either party may terminate the employment agreement upon twelve months written notice. We may also terminate the employment agreement by giving Mr. Langton pay in lieu of notice for part or a whole of the notice period, or by requesting that Mr. Langton undertake alternative, or no duties, for the duration of his notice. If Mr. Langton does not work during his entire notice period, we reserve the right to withhold any salary owed to Mr. Langton for the unworked portion of his notice period. We may also terminate the employment agreement without notice if Mr. Langton engages in misconduct as specified in the employment agreement. If terminated other than due to voluntary resignation, death, disability or for cause, then Mr. Langton will be entitled to a lump sum severance payment, equivalent to 12 months’ pay (exclusive of short or long-term incentives).

Neale Java

We entered into an employment agreement with Neale Java, the Chief Financial Officer of the Company, on February 20, 2023. Pursuant to the employment agreement, Mr. Java shall receive a base salary of A$300,000 per annum, inclusive of superannuation. Upon execution of the employment agreement, Mr. Java was also issued 160,000 options under the Start-Up Employee Share Option Plan with an exercise price of A$0.29. Under Mr. Java’s employment agreement, subject to the Company raising a minimum of A$15 million by June 30, 2024, Mr. Java will be eligible for a short term incentive up to a maximum of A$150,000, payable on completion of a successful capital raising. Mr. Java’s employment is subject to a probationary period of six months. After such probationary period has ended, either party may terminate the employment agreement upon 3 months’ written notice, and we may terminate the employment agreement by giving Mr. Java pay in lieu of notice for part or a whole of the notice period. We may also terminate the employment agreement immediately “for cause” if Mr. Java is guilty of serious misconduct or otherwise commits a serious or persistent breach of the employment agreement. During the probationary period, Mr. Java may terminate his employment upon four weeks’ written notice or immediately by forfeiting four weeks’ compensation, and the Company may terminate Mr. Java’s employment upon one weeks’ written notice or immediately with one weeks’ compensation in lieu of written notice.

Jonathan Hart

We entered into an consultancy engagement letter with Jonathan Hart on August 20, 2021. The term of the consultancy engagement letter is set to August 20, 2024, but can be extended by mutual written consent. Pursuant to the consultancy engagement letter, Mr. Hart shall receive a base salary of A$3,333 per month and was also granted options under the Start-Up Employee Share Option Plan with a value of A$60,000. Mr. Hart’s consultancy engagement letter with us may be terminated upon 3 months’ written notice or immediately by us upon a breach by Mr. Hart of a material term or obligation of the agreement that is not remedied within 5 days of written notice. Further, we may immediately terminate the consultancy engagement letter on written notice (i) upon Mr. Hart’s bankruptcy or arrangement or composition with creditors generally, (ii) if Mr. Hart becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under Australian law relating to mental health, or (iii) if Mr. Hart is involved in an event or omits to do something which in the reasonable opinion of the Company involves moral turpitude or dishonesty, would bring the Company or Mr. Hart into public disrepute, contempt or scandal, or would tend to reflect unfavorably on the Company, any of its products or services, or any of its suppliers or customers. If terminated for any other reason, Mr. Hart will be entitled to a paid his consulting fee for a period of 3 months following termination.

Start-Up Employee Share Option Plan

In August 2021, our board approved a Start-Up Employee Share Option Plan, or ESOP. The ESOP was available for employees, directors, advisors and consultants, with the ESOP to be managed by the board, at its discretion.

The ESOP was designed with the aim to be tax efficient for our recipients and remove any taxation event on issuance or vesting. In Australia, the Australian Taxation Office, or ATO, developed “start up ESOP concessions” for companies, like ours, that are deemed to be start-ups under criteria established by the ATO. The start up concessions were developed to make Australia competitive in order to attract and retain top talent in the start-up eco-system.

We have issued options under the ESOP on the following terms:

●	options may be exercised for Ordinary Shares;

●	three year vesting - cliff vesting on three-year anniversary after issuance;

●	strike price – net tangible assets adjusted for convertible notes, divided by the number of outstanding ordinary shares assuming conversion of any convertible notes (“Net Tangible Asset”). The Net Tangible Asset method has been adopted as per valuation guidelines set by the ATO; and

●	the board has discretion to force vesting or conversion on certain liquidity events such as an initial public offering or sale of our Company.

As of January 24, 2024, we have options to purchase up to 784,098 Ordinary Shares outstanding at a weighted average exercise price of A$1.28 per share.

Employee Incentive Plan

Background

On June 26, 2023, our board approved our Employee Incentive Plan, or EIP. The EIP provides ongoing incentives to any full time or part time employee of the Company or any of its subsidiaries (including a director or secretary of the Company or its subsidiaries who holds salaried employment with the Company or its subsidiaries on a full or part time basis) who is determined by the board to be eligible to receive grants of securities under the EIP. Such individuals are referred to as the Eligible Participants. The Company intends to make offers to Eligible Participants in Australia and other jurisdictions including the United States, subject to compliance with applicable laws.

As of January 24, 2024, we have issued 590,729 share rights and the Board has approved a further pool of 40,000 share rights for future issuances subject to vesting conditions which may be converted into Ordinary Shares under the EIP. Fifty percent of the share rights will vest and be exercisable on October 1, 2025 and the remaining fifty percent of the share rights will vest and be exercisable on and from October 1, 2026.

Key Terms

Employee Awards

Under the EIP, the Company may offer or issue to Eligible Participants, the following awards (“Employee Awards”):

●	performance rights: a right to be issued or provided with an Ordinary Share at no issue price on specific vesting conditions being achieved;

●	options: a right to be issued or provided with an Ordinary Share upon the payment of the exercise price and which can only be exercised if specific vesting conditions are achieved;

●	loan shares: Ordinary Shares issued subject to a limited recourse loan and at no interest rate, subject to specific vesting conditions;

●	deferred share awards: Ordinary Shares issued to Eligible Participants:

●	who elect to receive Ordinary Shares instead of any wages, salary, director’s fees, or other remuneration; or

●	by the Company, in its discretion, in addition to their wages, salary and remuneration, or in lieu of any discretionary cash bonus or other incentive payment; or

●	exempt share awards: Ordinary Shares issued for no consideration or at an issue price which is a discount to the market price with the intention that up to A$1,000 (or such other amount which is exempted from tax under the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) from time to time) of the total value or discount received by each employee will be exempt from tax.

Eligible Employees

Employee Awards may be granted at the discretion of the board to any person who is an employee or director of, or an individual who provides services to, the Company, collectively, the Primary Participants, or another person who is a spouse, parent, child or sibling of the Primary Participant.

Price

The board has discretion to determine the issue price and/or exercise price for the Employee Awards.

Vesting and Exercise of Employee Awards

The Employee Awards held by a participant will vest in and become exercisable on the satisfaction of any vesting conditions specified in the offer and in accordance with the rules of the EIP. Vesting conditions may be waived at the discretion of the board.

Change of Control

In the event a takeover bid is made to acquire all of the Company’s Ordinary Shares on issue, or a scheme of arrangement, selective capital reduction or other transaction is initiated which has an effect similar to a full takeover bid, the board may waive unsatisfied vesting conditions in relation to some or all Employee Awards. Further, if a takeover bid is made to acquire all of the Company’s Ordinary Shares on issue, participants may accept the takeover bid in respect of any Employee Awards (other than exempt share awards) which they hold notwithstanding the restriction period in respect of those Employee Awards has not expired.

Claw Back

If any vesting conditions of an Employee Award are mistakenly waived or deemed satisfied when in fact they were not satisfied, then, in accordance with the terms of the EIP, the board may determine that the relevant Employee Awards expire (if not yet exercised), or it may otherwise recover from the participant some or all of the Ordinary Shares issued on exercise of the Employee Awards or any proceeds received from the sale of those shares.

Variation of Share Capital

If prior to the exercise of an Employee Awards, the Company undergoes a reorganization of capital or bonus issue, the terms of the Employee Awards will be changed to the extent necessary to comply with the applicable listing rules.

PRINCIPAL SHAREHOLDERS

The following table presents certain information regarding the beneficial ownership of our Ordinary Shares as of January 24, 2024 by:

●	each person known by us to be the beneficial owner of more than 5% of our Ordinary Shares;
●	each of our directors and named executive officers individually; and
●	each of our directors and executive officers as a group.

Applicable percentage ownership before the offering is based on 8,923,079 Ordinary Shares outstanding as of January 24, 2024, after giving effect to the conversion of all outstanding convertible notes into 4,590,060 Ordinary Shares. Applicable percentage ownership after the offering is based on 10,923,079 Ordinary Shares outstanding after this offering, assuming 2,000,000 Ordinary Shares being sold in this offering and no exercise of the underwriters’ option to purchase additional Ordinary Shares.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently vested and exercisable or exercisable within 60 days of January 24, 2024. Information with respect to beneficial ownership has been furnished to us by each director, executive officer, or 5% or more shareholder, as the case may be. Ordinary Shares subject to options currently vested and exercisable and Ordinary Shares that vest upon the satisfaction of various performance conditions are deemed to be outstanding for computing the percentage ownership of the person holding these options and shares, but are not deemed outstanding for computing the percentage of any other person.

Except as otherwise indicated, all of the shares reflected in the table are Ordinary Shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Based on information known to us, as of January 24, 2024, we had 248 shareholders of record and 11 shareholders of record in the United States. A number of our Ordinary Shares are held by nominee companies so we cannot be certain of the identity of those beneficial owners. Except as otherwise indicated in the table below, addresses of our directors, executive officers and named beneficial owners are in care of Alta Global Group Limited, Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095.

	Ordinary Shares Beneficially Owned Prior to the Offering		Ordinary Shares Beneficially Owned After the Offering
Shareholder	Number	Percent	Number	Percent
5% and Greater Shareholders
Snowflower Holdings Pty Ltd <Snowflower Family A/C> (1)	982,768	11.01%	982,768	9.00%
Officers and Directors				%
Nick Langton (2)	986,314	11.05%	986,314	9.03%
Vaughn Taylor (3)	224,920	2.52%	224,920	2.06%
Hugh Williams (4)	372,532	4.17%	372,532	3.41%
Jonathan Hart (5)	16,952	0.19%	16,952	0.16%
Neale Java	-		-
Officers and directors as a group (5 persons)	1,600,719	17.94%	1,600,719	14.65%

*	Represents beneficial ownership of less than 1% of the outstanding Ordinary Shares of Alta.

(1)	Mr. Langton is a director of Snowflower Holdings Pty Ltd.

(2)	Ordinary Shares held by Snowflower Holdings Pty Ltd (Snowflower Family Trust), an entity controlled by Mr. Langton. Mr. Langton has voting and dispositive control over all of these securities of the company. Also includes 3,554 Ordinary Shares held by Mrs. Tanya Langton, Mr. Langton’s wife.

(3)	Ordinary Shares held by Nalaroo Holdings Pty Ltd (Lavoipierre Taylor Family Trust), an entity controlled by Mr. Taylor.

(4)	Ordinary Shares held by Champ 7 Pty Ltd (Williams Family Trust), an entity controlled by Mr. Williams and 164,026 Ordinary Shares held by Gibb Street Capital Pty Ltd, an entity controlled by Mr. Williams.

(5)	Ordinary Shares held by Jonathan Hart (J Hart Family Trust). Mr. Hart is a beneficiary under the trust.

RELATED PARTY TRANSACTIONS

Other than compensation arrangements which are described under “Management – Remuneration” or as disclosed below, since July 1, 2021, we did not enter into any transactions or loans with any: (i) enterprises that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with us; (ii) associates; (iii) individuals owning, directly or indirectly, an interest in our voting power that gives them significant influence over us, and close members of any such individual’s family; (iv) key management personnel and close members of such individuals’ families; or (v) enterprises in which a substantial interest in our voting power is owned, directly or indirectly, by any person described in (iii) or (iv) or over which such person is able to exercise significant influence.

Indemnification Agreements

Our Constitution provides that, except to the extent prohibited by Australian law, including the Corporations Act and, to the extent that an officer is not otherwise indemnified by us pursuant to an indemnification agreement, we will indemnify every person who is or has been an officer of the company against any liability (other than legal costs that are unreasonable) incurred by that person as an officer. This includes any liability incurred by that person in their capacity as an officer of our subsidiary where we requested that person to accept that appointment.

We have entered into Deeds of Access, Insurance and Indemnity (“Indemnity Deeds”) with Nick Langton, Vaughn Taylor, Hugh Williams, Jonathan Hart and Neale Java, each a director or executive officer. Under the Indemnity Deeds, we have agreed to indemnify (to the maximum extent permitted under Australian law and our Constitution, subject to certain specified exceptions) each director and executive officer against all liabilities incurred in their capacity as our or our subsidiaries’ director or officer and any and all costs and expenses relating to such a claim or to any notified event incurred by such director or executive officer, including costs and expenses reasonably and necessarily incurred to mitigate any liability for such a claim or any claim which may arise from such a notified event. The Indemnity Deeds provide that the indemnities are unlimited as to amount, continuous and irrevocable.

Separately, we have obtained insurance for our directors and executive officers, as required by the Indemnity Deeds.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Policy

We comply with Australian law (including the Corporations Act) regarding approval of transactions with related parties. We have adopted a conflict of interest and related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or similar contractual relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants, with the exception of usual transactions in the ordinary course of business. A related person is any member of our board of directors, our senior management, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the person responsible for the transaction must present information regarding the related person transaction to the Company secretary or chair of the audit committee for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from the Company secretary or chair of our audit committee to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

All of the transactions described in this prospectus were entered into prior to the adoption of the written policy, but in considering and approving each related party transactions, the board of directors followed Australian law (including the Corporations Act).

Key Related Party Transactions

On August 21, 2021, Lavoipierre Taylor Family Trust Account was issued options exercisable for a total of 94,193 Ordinary Shares, at an exercise price of A$0.78 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. Nalaroo Holdings Pty Ltd is the trustee for the trust, and Mr. Taylor is a director of Nalaroo Holdings Pty Ltd. For the year ended June 30, 2022, Mr. Taylor reinvested into the Company 100% of his board fees earned from August 20, 2021, to June 30, 2022, totaling A$129,000 via the purchase of 129,000 Series A Notes. For the year ended June 30, 2023, Mr. Taylor reinvested into the Company 100% of his board fees earned from July 1, 2022, to March 31, 2023, and 50% of his board fees earned from April 1, 2023, to June 30, 2023, totaling A$131,250 via the purchase of 131,250 Series A Extension Notes. On October 10, 2023 Lavoipierre Taylor Family Trust Account was issued 73,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

On August 21, 2021, Champ 7 Pty Ltd was issued options exercisable for a total of 73,215 Ordinary Shares, at an exercise price of A$0.78 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. Mr. Williams is a director of Champ 7 Pty Ltd. For the year ended June 30, 2022, Mr. Williams reinvested into the Company 100% of his board fees earned from August 20, 2021, to June 30, 2022, totaling A$43,000 via the purchase of 43,000 Series A Notes. For the year ended June 30, 2023, Mr. Williams reinvested into the Company 100% of his board fees earned from July 1, 2022, to March 31, 2023, and 50% of his board fees earned from April 1, 2023, to June 30, 2023, totaling A$65,625 via the purchase of 65,625 Series A Extension Notes. On October 10, 2023 Champ 7 Pty Ltd was issued 14,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the share rights will vest and become exercisable on October 1, 2026.

On August 21, 2021, Snowflower Holdings Pty Ltd was issued options exercisable for a total of 189,757 Ordinary Shares, at an average exercise price of A$3.20 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. On March 1, 2023, Snowflower Holdings Pty Ltd was issued options exercisable for a total of 20,622 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest on March 1, 2026. Mr. Langton is a director of Snowflower Holdings Pty Ltd. On October 10, 2023, Snowflower Holdings Pty Ltd was issued 172,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on and from October 1, 2025 and the balance of the share rights will vest and become exercisable on and from October 1, 2026.

On August 21, 2021, Tanya Langton, our Head of Global Events and Logistics and the spouse of our Chief Executive Officer Nick Langton, was issued options exercisable for a total of 64,206 Ordinary Shares, at an average exercise price of A$0.74 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. On March 1, 2023, Mrs. Langton, was issued options exercisable for a total of 4,061 Ordinary Shares, at an average exercise price of A$0.29 per Ordinary Share, which vest on March 1, 2026. On October 10, 2023, Mrs. Langton was issued 6,000 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

On August 31, 2021, the J Hart Family Trust Account was issued options exercisable for a total of 8,392 Ordinary Shares, at an exercise price of A$0.78, which vest on August 31, 2024. On March 1, 2023, the J Hart Family Trust Account was issued options exercisable for a total of 10,132 Ordinary Shares, at an exercise price of A$0.29, which vest on March 1, 2026. Mr. Hart is the trustee of the trust. On October 10, 2023, the J Hart Family Trust Account was issued 47,600 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

On August 21, 2021, ABRB Pty Ltd, was issued options exercisable for a total of 155,190 Ordinary Shares, at an exercise price of A$0.78, vesting over 3 years beginning on June 30, 2022. Due to the resignation of Angus Benbow, a director of ABRB Pty Ltd., on March 31, 2023, 84,863 options lapsed and are no longer exercisable, while 70,327 options remain exercisable. On March 1, 2023, ABRB Pty Ltd, was issued options exercisable for a total of 27,728 Ordinary Shares, at an exercise price of A$0.29, which vest on March 1, 2026.

On March 1, 2023, 3213 Ventures Pty Ltd was issued options exercisable for a total of 160,000 Ordinary Shares, at an exercise price of A$0.29, which vest on March 1, 2026. Mr. Java is a director of 3213 Ventures Pty Ltd. On October 10, 2023, 3213 Ventures Pty Ltd was issued 34,400 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. 50% percent of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026.

DESCRIPTION OF SHARE CAPITAL

The following descriptions are summaries of the material terms of our Constitution. Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our Constitution which is included as an exhibit to this registration statement.

General

We are a public company limited by shares registered under the Corporations Act which is regulated by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution and the Corporations Act.

Generally speaking, the terms of our Constitution are not significantly different than a U.S. company’s charter documents, except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board determines.

The rights and restrictions attaching to Ordinary Shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our Ordinary Shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Reverse Share Split

On January 24, 2024, we effectuated a four-for-five (4:5) reverse share split (the “Reverse Share Split”) of our Ordinary Shares. No fractional shares were issued in connection with the Reverse Share Split as all fractional shares were rounded up to the next whole share.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Alta. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to this registration statement.

Interested Directors

A director who has a material personal interest in a matter that is being considered at a meeting of directors must not be present while the matter is being considered at the meeting or vote on that matter except where permitted by the Corporations Act.

Directors’ Compensation

Pursuant to our Constitution, the total aggregate fixed sum per annum to be paid to the directors (excluding salaries of executive directors) from time to time will not exceed the sum determined by the shareholders in a general meeting and the total aggregate fixed sum will be divided among the directors as the directors shall determine and, in default of agreement between them, then in equal shares.

Remuneration payable by the Company to the Managing Director and any other executive Directors may be by way of salary, bonuses, or any other elements but must not include a commission on, or percentage of, operating revenue.

Powers Exercisable by Directors

Pursuant to our Constitution (subject to the Corporations Act), the management and control of our business affairs are vested in our board. Subject to the Corporations Act, our board has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Rotation of Directors

Pursuant to our Constitution, there must be an election of Directors at the Company’s annual general meeting. Upon the Company’s admission to a Financial Market, no director except a Managing Director shall hold office for a period of three years, or beyond the third annual general meeting following the Director’s election, whichever is the longer, without submitting themselves for re-election. If no Director is standing for election or re-election, then the directors to retire at an annual general meeting are those who have been longest in office since their last election and if there are 2 or more who were elected on the same day, then the Director to retire will be decided by lot, unless the relevant Directors agree otherwise.

Rights and Restrictions on Classes of Shares

Subject to the Corporations Act, the rights attaching to our Ordinary Shares are detailed in our Constitution. Our Constitution provides that the Board may issue shares from time to time with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise. Subject to the Corporations Act, or any rights and restrictions attached to a class of shares currently on issue, we may issue further shares on such terms and conditions as our board resolves. Currently, our outstanding share capital consists of only Ordinary Shares.

Dividend Rights

Subject to the Corporations Act, our board may from time to time determine to pay any interim, special or final dividends to shareholders, fix the amount of dividend, the record date for determining entitlements to, and for payment of, a dividend and the method of payment of a dividend.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders unless a poll is required under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote by proxy. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Right To Share in Our Profits

Subject to the Corporations Act and pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board may from time to time determine to pay dividends to the shareholders; however, under the Corporations Act, we must not pay a dividend unless: (a) our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to our shareholders as a whole; and (c) the payment of the dividend does not materially prejudice our ability to pay our creditors. Unless any share is issued on terms providing to the contrary, all dividends are to be apportioned and paid proportionately to the amounts paid, or credited as paid on the relevant shares.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate if there is a surplus of assets in the event of our liquidation.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to Ordinary Shares. Under our Constitution and subject to the Corporations Act, redeemable preference shares may be issued and liable to be redeemed on the terms that they are issued, which may be at our option.

Variation or Cancellation of Share Rights

The rights attached to shares in a class of shares may only be varied or cancelled (unless otherwise provided by the terms of issue of Shares in a class, in which case the procedure set out in the terms of issue applies), by either:

●	a special resolution passed by members holding shares in the class; or
●	the written consent of members with at least 75% of the shares in the class.

Liability for Further Capital Calls

According to our Constitution, the board may make any calls from time to time upon shareholders in respect of all monies unpaid on partly-paid shares (if any), subject to the terms upon which any of the partly-paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the board. Calls may be made payable by installment. Failure to pay a call will result in interest becoming payable on the unpaid amount and ultimately, forfeiture of those shares. As of the date of this prospectus, all of our issued shares are fully paid.

Comparison of Australian and Delaware Law

The table below provides a summary of the Australian law applicable to Alta as an Australian public company, and certain rights attaching to Alta's shares. These laws and/or rights may be different to those which would apply if Alta were incorporated in Delaware and subject to Delaware and US federal laws, the table below provides a summary comparison for illustrative purposes. Investors should also carefully review the relevant risks highlighted in this section in this regard and the summary of the matters set forth under the section entitled “Description of Share Capital”, as well as the copy of our Constitution (which is included as an exhibit to the registration statement to which this prospectus forms a part), prior to investing in the Ordinary Shares.

Matter	Australian public company	Listed US company incorporated in Delaware
Share capital

The Corporations Act does not:

● prescribe the minimum amount of share capital that Alta should have;

● prescribe a minimum issue price for each share in Alta; or

● require Alta to place a maximum limit on the share capital that its members may subscribe.

Australian law does not contain any concept of authorized capital or par value per share.

Under Australian law and our Constitution, the issue price of shares is set by the Alta Directors collectively as a board at the time of each issue.

A US company's certificate of incorporation may authorize the issue of up to a maximum number of shares, which may consist of different classes of shares and stipulate the par value for those shares.

Issuing additional shares	Subject to the Corporations Act, our Constitution authorizes the Alta Board to allot and issue securities in the capital of Alta to any person on such terms and with such rights as the Board determines.

A US company's by-laws will generally permit the issue of authorized and unissued shares of any class by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine, without stockholder approval.

Furthermore, under the NYSE listing rules, a listed company will not be able to disparately reduce or restrict voting rights of the shares through any corporate action or issuance.

Transfer of shares

Under Australian law and our Constitution, securities in Alta are generally freely transferable.

The Alta Directors may however refuse to register a transfer of shares in limited circumstances as detailed in our Constitution, and where the transfer would be contrary to the Corporations Act.

Under the DGCL, shares are generally freely transferable.

Transfer of shares may be subject to restrictions imposed by US federal or state securities laws, by the certificate of incorporation or by-laws or by an agreement signed with the holders of shares at issue.

Generally, a transfer of shares shall be made only on the transfer books of a Delaware incorporated company or by a transfer agent designated to transfer shares of a Delaware incorporated company. Where a Delaware incorporated company Shares are certificated, certificates must be surrendered for cancellation before a new certificate, if any, is issued.

Matter	Australian public company	Listed US company incorporated in Delaware
Dividends and distributions

Our Constitution permits the Board to declare dividends to shareholders from time to time in its sole discretion.

Under the Corporations Act, a company may only pay a dividend where, in summary, the company's assets exceed its liabilities at the relevant time to the extent of the dividend to be declared, the payment is fair and reasonable to the company's shareholders as a whole and does not materially prejudice the company's ability to pay its creditors.

Under the DGCL, the board of directors of a company incorporated in Delaware is permitted to declare and pay dividends to stockholders either:

● out of that company’s surplus, which is defined to be the net assets less statutory capital; or

● if no surplus exists, then out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of the capital represented by the corporation's outstanding stock of all classes having a preference on distribution of assets.

Holders of common stock will generally be entitled to receive dividends when and as declared by the company's Board out of funds legally available for that purpose.

Voting rights and Quorum Requirements

Our Constitution provides that:

● on a show of hands each individual present who is a member, proxy, attorney or representative of a member entitled to vote has one vote;

● on a poll each shareholder has one vote for every fully paid share held and a fraction of a vote for each partly paid share held, with the fraction of the vote being equivalent to the portion of the share paid up; and

● two shareholders present constitutes a quorum.

Generally speaking, a company incorporated in Delaware’s certificate of incorporation provides that each stockholder is entitled to one vote for each share of capital stock entitled to vote, unless otherwise provided by the DGCL or the company’s governing documents.

Matter	Australian public company	Listed US company incorporated in Delaware
Variation in rights

Under the Corporations Act, if a company has a constitution that sets out a procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

Under our Constitution, the rights may only be varied or cancelled:

● with the consent in writing of the holders of at least 75% of the issued Shares of that class; or

● with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class.

The company must give written notice of the variation or cancellation to the members of the class within 7 days after the variation or cancellation is made.

The Corporations Act also provides that where shareholders in an affected class do not all agree (whether by resolution or written consent) to the:

● variation or cancellation of their rights; or

● a modification to the relevant constitution to allow rights to be varied or cancelled,

then shareholders with at least 10% of the votes in the affected class may apply to the court (within a limited time frame) to have the variation, cancellation or modification set aside.

Subject to the shares’ terms of issue, the rights attached to a class of shares are not deemed varied by the issue of further shares of that class.

Under the DGCL, any amendment to the company incorporated Delaware’s certificate of incorporation requires approval by holders of the outstanding shares of a particular class if that amendment would:

● increase or decrease the aggregate number of authorized shares of that class;

● increase or decrease the par value of the shares of that class; or

● alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If an amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to adversely affect that series without adversely affecting the entire class, then only the shares of the series so affected shall be considered a separate class and entitled to such separate class approval of the proposed amendment.

Under the DGCL, amendments to a company incorporated in Delaware’s certificate of incorporation also generally require:

● a board resolution recommending the amendment; and

● approval of a majority of the outstanding shares entitled to vote and a majority of the outstanding shares of each class entitled to vote.

Certain amendments to the relevant company’s certificate of incorporation could, in the future, require approval of only the majority of the shares of the then issued and outstanding preferred stock, because the DGCL and the company’s certificate of incorporation permit the company to issue preferred shares with powers, preferences and rights superior to those of common stock.

Pursuant to a company incorporated in Delaware’s by-laws, a company incorporated in Delaware’s by-laws or certificate of incorporation may be adopted, amended or repealed by the board of directors or by the affirmative vote of the holders of a majority of the voting power of all of the shares of the corporation then issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

Matter	Australian public company	Listed US company incorporated in Delaware
Related party and director transactions

The Corporations Act governs the provision of financial benefits to related parties of public companies and requires that shareholder approval is obtained prior to financial benefits being provided to related parties or giving the financial benefit falls within a specific exception set out in the Corporations Act (for example, a benefit given on arms' length terms or the reasonable remuneration or reimbursement of an officer or employee).

Directors, when entering into transactions with Alta, are also subject to the Australian common law and statutory duties to avoid actual and potential conflicts of interest. There are also disclosure requirements and voting restrictions imposed on directors under the Corporations Act on matters involving a material personal interest.

Within the parameters summarized above, under our Constitution a director’s position as such does not disqualify that person from:

● holding any other office or place of profit or employment (except with Alta’s auditor), on such terms as the Alta Directors approve;

● being a shareholder in or a director of a company promoted by Alta or in which Alta may be interested as a vendor, shareholder or otherwise; or

● entering into an agreement with Alta.

A director must also comply with:

● the material personal interest provisions set out in section 191 of the Corporations Act; and

● section 195 of the Corporations Act in relation to being present and voting at a board meeting that considers a matter in which he or she has a material personal interest.

Under the DGCL, no contract or transaction between a company incorporated in Delaware and one or more of its directors or officers, or between the relevant company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest will be void or voidable solely for that reason, or solely because the relevant director or officer is present at or participates in the company board or committee meeting that authorizes the contract or transaction, or solely because the vote of the relevant director or officer is counted for that purpose, if:

● the material facts as to the director’s or officer’s relationship or interest, and as to the contract or transaction, are disclosed or known to the board of directors or committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

● the contract or transaction is fair to the company as of the time that it is authorized, approved or ratified by the board of directors, committee or stockholders.

Matter	Australian public company	Listed US company incorporated in Delaware
Protection against oppression of shareholders

The Corporations Act empowers the court to make any order it considers appropriate if conduct of a company's affairs is found to be oppressive to a member or members.

Such orders may include winding up, regulating the conduct of the company's affairs, authorizing a member to institute derivative proceedings or requiring a person to engage in or abstain from specified conduct.

The DGCL contains no equivalent statutory provisions. However, Delaware law may provide judicial remedies to stockholders in comparable circumstances.

Buy-back of shares

The Corporations Act allows Alta to buy-back its own shares through a specific buy-back procedure provided that:

● the buy-back does not materially prejudice Alta’s ability to pay its creditors; and

● Alta follows the relevant procedures set out in the Corporations Act.

The buy-back procedure includes the form of shareholder approval (for example, ordinary, special or unanimous resolutions), a notice period and disclosure to be given to the shareholders, depending on the type of buy-back to be undertaken.

The DGCL generally permits a Delaware incorporated company to purchase or redeem its outstanding shares out of funds legally available for that purpose without obtaining stockholder approval, provided that:

● the capital of a Delaware incorporated company is not impaired;

● such purchase or redemption would not cause the capital of a Delaware incorporated company to become impaired;

● the purchase price does not exceed the price at which the shares are redeemable at the option of a Delaware incorporated company; and

● immediately following any such redemption a Delaware incorporated company shall have outstanding one or more shares of one or more classes or series of stock, which shares shall have full voting powers.

Matter	Australian public company	Listed US company incorporated in Delaware
Takeovers

The Corporations Act prohibits the acquisition of a relevant interest in voting shares of a company where the acquisition would increase a person's voting power in the company to over 20% or increases from a starting point that is above 20% and below 90%, except in certain circumstances.

The Corporations Act also sets out disclosure requirements for persons who have or cease to have a substantial holding in a company. Compulsory acquisition is permitted by holders with an interest of 90% or more of a class of securities.

Certain exceptions to this general takeover prohibition are set out in the Corporations Act, including:

● an acquisition resulting from a scheme of arrangement undertaken in accordance with the Corporations Act and approved by the court; and

● an acquisition that results from the acceptance of an offer under a takeover bid.

In this respect, any takeover bid made for Alta must be on the same terms for all shareholders, subject to minor exceptions, and must comply with the timetable, disclosure and other requirements set out in the Corporations Act.

The purpose of these provisions is to seek to ensure that shareholders in a target company that they have a reasonable and equal opportunity to share in any premium for control and that they are given reasonable time and sufficient information to assess the merits of the proposal.

Section 203 of the DGCL applies to a company and provides that if a holder acquires 15% or more of a company’s voting stock (an “Interested Holder”) without prior approval of the board of directors, then for three years a company cannot engage in a broad range of business combinations with such Interested Holder. Such business combinations include (a) certain mergers or consolidations with the Interested Holder or entities affiliated with the Interested Holder,

(b) certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of the company assets to the Interested Holder, which assets have an aggregate market value equal to 10% or more of either all of the assets of a company or all of the outstanding stock of a company,(c) certain transactions which result in the issuance or transfer by a company or by any direct or indirect majority owned subsidiary, to the Interested Holder, of any stock of a company or of such a company subsidiary, (d) certain transactions involving a company or any direct or indirect majority-owned subsidiaries which have the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the company or such subsidiary which is owned by the Interested Holder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly by the Interested holder, and (e) any receipt by the Interested Holder of the benefit, directly or indirectly (except proportionately as a stockholder of the company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted by Section 203(c)(3)(i)-(iv)) provided by or through the company or any direct or indirect majority-owned subsidiary.

The Section 203 limitation would not apply if (a) the business combination was approved by the board of directors of the company before the holder became an Interested Holder, (b) the business combination is subsequently approved by the a company board of directors and also by two-thirds of the a company stock held by persons other than such Interested Holder at an annual or special meeting of stockholders, or (c) upon consummation of the transaction which resulted in the stockholder becoming an Interested Holder of the company, the Interested Holder owned at least 85% of the company’s voting stock which was outstanding at the time the transaction commenced (excluding stock owned by any directors who are also officers and certain employee stock plans).

The effect of the restriction is to give the company’s board of directors the ability to prevent or inhibit an unsolicited takeover attempt initiated through a merger or asset purchase proposal. It may also dissuade unsolicited tender offer proposals unless the offeror is confident of achieving the 85% shareholding level via the tender offer.

Matter	Australian public company	Listed US company incorporated in Delaware
Annual shareholder meetings	Under the Corporations Act, the annual general meeting of Alta is required to be held at least once every calendar year and within five months after the end of each financial year.

The DGCL requires a company incorporated in Delaware to have an annual stockholders’ meeting to elect directors, unless directors are elected by written consent in lieu of an annual meeting.

Under the DGCL, a director or stockholder of a company incorporated in Delaware may petition the Court of Chancery of Delaware for an order compelling the holding of an annual meeting if:

● no annual meeting has been held, or action by written consent to elect directors in lieu of an annual meeting has been taken, for a period of 30 days after the date designated for the annual meeting; or

● no date for an annual meeting has been designated for a period of 13 months after the latest to occur of the company’s organization, the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting.

Shareholders’ right to request or requisition a general meeting

The Corporations Act requires the Directors to call a general meeting on the request of members with at least 5% of the vote that may be cast at the general meeting or at least 100 Shareholders who are entitled to vote at a general meeting.

Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting at their own expense.

Annual meetings of stockholders shall be held at a time designated by or in the manner provided in the bylaws.

Special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of Meetings	The Corporations Act requires at least 28 days' notice of a general meeting of company listed on a financial exchange.	The DGCL provide that notice of a stockholders’ meeting be delivered not less than ten days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided in the company's by-laws or as required by the DGCL.

Matter	Australian public company	Listed US company incorporated in Delaware
Remuneration reports

The Corporations Act requires that a public company’s annual report must include a report by the Directors on the company’s remuneration framework (remuneration report).

At the company's annual general meeting, shareholders must vote to approve or reject the remuneration report.

The vote on the resolution is advisory only and does not bind the directors or the company. However, if the company's remuneration report receives a 'no' vote of 25% of more, the company's subsequent remuneration report must explain whether and how shareholders' concerns have been taken into account.

If the company's subsequent remuneration report receives a 'no' vote of 25% or more, shareholders will vote at the same annual general meeting to determine whether the directors (other than the managing director) will need to stand for re-election within 90 days.

If the resolution passes, then the 'spill meeting' at which the directors face re-election, will take place within 90 days.

Our Constitution provides that the directors are entitled to be remunerated. The extend of such remuneration shall be determined by the Alta Board, subject to laws relating to the giving of benefits to related parties, and to the extent applicable, any maximum amount that is from time to time approved by the shareholders of the company in a general meeting in accordance with any applicable listing rules.

Our Constitution also provides that:

● the remuneration may be provided in the form of shares or other securities of the company or any subsidiary of the company, or options or rights to acquire such shares or other securities, on such terms as the Alta Board may decide; and

● the directors may also be paid all travelling, and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of directors or any committee; or (ii) general meetings of the company; or (b) otherwise in connection with the business of the company.

In the U.S., the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (U.S.) requires all ‘reporting companies’ to have an advisory Shareholder vote on pay at least once every three years.

Companies must report the results and say how they have responded to these when making decisions on pay the following year.

The Company will be required to register as a U.S. reporting company pursuant to Section 12(b) in connection with the Company’s initial public offering and listing on a national securities exchange.

If Alta qualifies as an ‘emerging growth company’ at the time it becomes a reporting company, then it will not be required to hold an advisory Shareholder vote on pay until it is no longer an emerging growth company.

The Company will be an emerging growth company until the earliest of: (i) the last day of the fiscal year in which our annual gross revenues exceed US$1.235 billion, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933, (iii) the date on which the Company has, during the previous three year period, issued more than US$1 billion in non-convertible debt, or (iv) the date that we become a ‘large accelerated filer’ as defined in Rule 12b-2 under the U.S. Exchange Act.

A company becomes a large accelerated filer if it meets the following conditions as of the end of its fiscal year: (i) it has an aggregate worldwide market value of the voting and non-voting common equity held by non-affiliates of US$700 million or more as of the last business day of its second fiscal quarter; (ii) it has been subject to the requirements of Section 13(a) or 15(d) of the U.S. Exchange Act for at least 12 months; (iii) it has filed at least one annual report pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act; and (iv) it is not eligible to rely on certain requirements for smaller reporting companies for its annual and quarterly reports.

Matter	Australian public company	Listed US company incorporated in Delaware
Approval of Corporate Matters by Written Consent	Our Constitution provides that anything which may be done by resolution of the Company in a general meeting, may be done by written resolution.	Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, prior notice or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.

Special resolutions

Under the Corporations Act, a special resolution must be a resolution that is passed by at least 75% of the votes cast by members entitled to vote on the resolution.

Approval by special resolution of shareholders is required for actions such as modifying or repealing our Constitution, changing Alta's name or company type, selectively reducing or buying back capital (in some circumstances), providing financial assistance in connection with the acquisition of shares in the company, and undertaking a voluntary winding up of Alta.

The DGCL contains no concept of special resolutions.

Removing directors

The Corporations Act provides that a public company may by resolution at a general meeting remove a director from office.

Notice of intention to move the resolution must be given by the company at least 2 months before the meeting is to be held, and the company must notify the director as soon as possible after notice of the intention is received.

Subject to certain exceptions, the DGCL provides that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Matter	Australian public company	Listed US company incorporated in Delaware
Duties and liability of directors

General duties imposed by the Corporations Act on directors and officers of companies include duties to exercise duties and powers with due care and diligence, in good faith and for a proper purpose, and not to improperly use their position or information obtained through their position to gain advantage or cause detriment to the company.

Under the Corporations Act, there is a general prohibition on a company or a related body corporate exempting officers from any liability incurred as an officer of the company.

Under Delaware law, the directors of a company incorporated in Delaware have fiduciary obligations, including the duty of care and the duty of loyalty.

The duty of care requires directors to act in good faith, with the care that a reasonable person in a similar position and circumstances would exercise and in a manner the director reasonably believes to be in the best interests of the company and its stockholders. Directors must inform themselves of all reasonably available material information before making business decisions on behalf of the company and to act with requisite care in discharging their duties to the company.

The duty of loyalty requires directors to act in good faith and in the company's best interests.

Under the DGCL, a company incorporated in Delaware may include in its certificate of incorporation a provision eliminating the personal liability of a director or officer to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer.

However, the provision may not eliminate liability for:

● breach of the director's or officer’s duty of loyalty;

● acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

● directors for unlawful payment of dividends;

● directors for unlawful purchases or redemptions of shares;

● any transaction from which the director or officer derived an improper personal benefit; or

● an officer in any action by or in the right of the corporation.

Matter	Australian public company	Listed US company incorporated in Delaware
Bringing or intervening in legal proceedings on behalf of the entity

A member, former member or person entitled to be a member of a company, or an officer or former officer of a company, may bring proceedings on behalf of a company and in the company's name where the company is unwilling or unable to do so.

Proceedings may only be brought if leave is granted by a Court, including Federal Court, the Supreme Court of a State or Territory of Australia, or Federal Circuit and Family Court of Australia, for the person to bring or intervene in proceedings.

Leave will generally be granted if the court is satisfied that:

● it is probable that the company itself will not bring the proceedings or properly take responsibility for them;

● the applicant is acting in good faith;

● it is in the best interests of the company that the applicant be granted leave;

● if the application relates to leave to bring proceedings, there is a serious question to be tried;

● either at least 14 days before making the application, the applicant gave written notice of the application to the company, or it is appropriate to grant leave even though the notice period was not provided.

The DGCL permits a stockholder to bring a derivative action on behalf of a company if those in control of the company have failed to assert a claim belonging to the relevant company.

Derivative actions have certain standing and eligibility requirements, including that the plaintiff in the action must generally have been a stockholder of the company at the time that the act complained of occurred and must maintain his or her status as a stockholder of the company throughout the course of the litigation. Derivative plaintiffs must have previously made a demand on the directors of the company to assert the corporate claim, unless such a demand would have been futile.

Continuous disclosure

The Corporations Act contains provisions which require a listed company to comply with the relevant disclosure rules of their financial market, in summary being such information concerning the company that a reasonable person would expect to have a material effect on the price or the value of the company's shares.

There are also periodic reporting and disclosure rules that apply, requiring it (among other things) to report to ASIC at the end of every half year and annually in respect of its financial statements and reports.

US reporting companies are subject to US federal securities laws and regulations in relation to its ongoing disclosure obligations.

Once listed on a national securities exchange, the US company will also be subject to the ongoing disclosure obligations of such exchange.

The NYSE listing rules and US federal securities laws and regulations will generally require disclosure to the public of any material information that would reasonably be expected to affect the value of a company's shares or influence investors' decisions. This includes:

● annual reports on Form 10-K;

● quarterly reports on Form 10-Q;

● current reports containing material information required to be disclosed on Form 8-K;

● company insider reports; and

● proxy statement.

Matter	Australian public company	Listed US company incorporated in Delaware
Inspection of Books and Records	Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers, and the Company may charge a fee not exceeding the prescribed fee set by regulation. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by the public or shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder

Insider trading

The Corporations Act prohibits any person who:

● possesses information that is not generally available, but if it were generally available, a reasonable person would expect it to have a material effect on the price or value of company's securities (Inside Information); and

● knew, or ought reasonably to have known, that the information was Inside Information,

from applying for, buying or selling those securities (or entering an agreement to do so) or procuring others to do so. The prohibition also extends to the communication of the information (or causing the information to be communicated) directly or indirectly to third parties if the person knew, or ought reasonably to have known, that the recipient would or would be likely to apply for, buy or sell the securities (or enter an agreement to do so), or procure others to do so.

This prohibition is subject to certain limited exceptions.

US federal securities laws generally prohibit any person who possesses material non-public information relating to a company incorporated in the US or its securities from buying or selling those securities or procuring others to do so, or from communicating the material non-public information to third parties.

Matter	Australian public company	Listed US company incorporated in Delaware
Winding up

The members of a solvent company may determine to wind-up the company under the Corporations Act. A special resolution is required.

From the passing of the resolution, the company must cease to carry on its business except so far as the liquidator considers is required for the beneficial disposal or winding up of that business, but the corporate state and corporate powers of the company continue until it is deregistered.

Our Constitution states that if Alta is wound up, if the assets available for distribution among the shareholders are insufficient to repay the whole of the paid up capital, the assets must be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively, alternatively, if the assets available for distribution among the shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess must be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up, or which ought to have been paid up, on the Shares held by them respectively.

Further, a liquidator may, with the sanction of a special resolution, divide the assets of Alta among the shareholders in kind. The liquidator cannot compel any member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of Alta.

The Corporations Act also provides that subject to provisions as to preferential payments, the property of a company must, on its winding up, be applied in satisfaction of its liabilities equally and, subject to that application, must, unless the company's constitution otherwise provides, be distributed among the members according to their rights and interests in the company.

The DGCL permits the board of directors to authorize the dissolution of a company incorporated in Delaware if:

● a majority of the directors in office adopt a resolution to approve dissolution at a board meeting called for that purpose;

● holders of a majority of the issued and outstanding shares entitled to vote on the matter adopt a resolution to approve dissolution at a stockholders’ meeting called for that purpose; and

● a certificate of dissolution is filed with the Delaware Secretary of State.

The DGCL also permits stockholders to authorize the dissolution of a company incorporated in Delaware without board action if:

● all of the stockholders entitled to vote on the matter provide written consent to dissolution; and

● a certificate of dissolution is filed with the Delaware Secretary of State.

General Meetings of Shareholders

Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. General meetings of shareholders may be called by our board. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act. Except as permitted under the Corporations Act, shareholders may not convene a meeting. Under the Corporations Act, shareholders with at least 5% of the votes that may be cast at a general meeting may call and arrange to hold a general meeting. The meeting must be called in the same way in which general meetings of the company may be called, including the dispatch of a notice of meeting including the matters to be voted upon. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. The request must be made in writing, state any resolution to be proposed at the meeting, be signed by the shareholders making the request and be given to the Company. The board must call the meeting not more than 21 days after the request is made. The meeting must be held not later than two months after the request is given.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of shares in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions by a foreign person (as defined in the FATA) or associated foreign persons in certain transactions including those dealing with national security matters, of a sensitive nature or dealing with an interest in land, or which are otherwise over certain monetary thresholds, including where the transaction:

●	would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and/or
●	by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company.

The Company is currently not considered by the Directors to be an Australian land corporation for the purposes of the FATA.

Whether prior approval of the Australian Federal Treasurer is required for an investor to be issued shares in the Company is an assessment which must be undertaken by each investor, as compliance with the FATA in those circumstances is the investor’s obligation.

Separate and stricter rules apply for foreign government investors (defined by the FATA). Generally, foreign government investors must seek prior Foreign Investment Review Board approval where they acquire a direct interest in an entity or business. The term ‘direct interest’ has a very broad meaning under the Foreign Acquisitions and Takeovers Regulations 2015 and ranges from a 10% interest in an entity to an interest of any percentage in an entity which gives the foreign government investor the ability to influence or participate in the central management and control of the entity or business or determine its policy.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may take a number of actions including imposing civil or criminal penalties or ordering the divestiture of such person’s shares or interest in shares in the Company. The Australian Federal Treasurer may order divestiture pursuant to the FATA if he determines that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the Company and that such control is contrary to the national interest.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. Upon becoming a U.S. public company, our shareholders will also be subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our Ordinary Shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as Alta are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued share capital of a public company if the acquisition will lead to that person’s or someone else’s voting power in the company (when aggregated with their “associates”) increasing from 20% or below to more than 20%, or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in the securities of a company if the person:

○	is the holder of the securities;
○	has power to exercise, or control the exercise of, a right to vote attached to the securities; or
○	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

○	has entered or enters into an agreement with another person with respect to the securities;
○	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);
○	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or
○	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised,

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued share capital in a company above 20%. In general terms, applicable exceptions which may apply include a regulated takeover, or a “whitewash resolution” of shareholders, among other exemptions.

ASIC and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act. Our Constitution, which is included as an exhibit to this registration statement to which this prospectus forms a part, also contains a requirement for our shareholders to approve any proportionate takeover bid (i.e., a bid for a specified proportion of a class of securities) without the approval of a majority of our shareholders voting at a general meeting. For these provisions to be effective they must be approved by shareholders at a general meeting at least every three years. The clause in the Constitution is operative until July 20, 2026 unless re-approved for a longer period. The existence of these provisions may have the effect of discouraging proportionate takeover bids.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Listing

We intend to apply for listing of our Ordinary Shares on the NYSE American under the symbol “MMA.”

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply to have our Ordinary Shares listed on the NYSE American, we cannot assure you that a liquid trading market for our Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon completion of this offering, there will be outstanding 10,923,079 Ordinary Shares assuming no exercise of the underwriters’ option to purchase additional Ordinary Shares. Of that amount, 2,000,000 Ordinary Shares will be publicly held by investors participating in this offering, and 8,923,079 Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. All of the Ordinary Shares sold in the offering will be freely transferable in the United States by persons other than our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including Rule 144 under the Securities Act (as described below).

The Ordinary Shares held by existing shareholders are, and any Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-up Agreements

We, along with our directors, executive officers and all of the other holders of our equity securities, have agreed with the underwriters that for a period of 12 months in the case of our officers and directors and 6 months in the case of our other shareholders, after the date of this prospectus, referred to herein as the restricted period, subject to specified exceptions will not, without the prior written consent of ThinkEquity LLC, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares. In addition, ThinkEquity LLC, as representative of the underwriters, may in its discretion release some or all of the shares subject to the lock-up agreements prior to the expiration of the restricted period at any time, subject applicable notice requirements and in some cases, without public notice. If such a release is granted for one of our officers or directors, ThinkEquity LLC, as representative of the underwriters, will, at least three business days before the effective date of such release, notify us of the impending release, and we will announce the impending release by press release through a major news service at least two business days before the effective date of the release.

Rule 144

In general, under Rule 144 of the Securities Act and beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned “restricted securities” within the meaning of Rule 144 for more than six months may be entitled to sell an unlimited number of shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned “restricted securities” for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1.0% of the number of our Ordinary Shares then outstanding; or
●	the average weekly reported trading volume of our Ordinary Shares on NYSE American during the four calendar weeks preceding the date on which a notice of the sale on Form 144 is filed with the SEC by such person.

Sales under Rule 144 of the Securities Act by persons who are deemed to be our affiliates are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us as specified in Rule 144. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus delivery requirements of the Securities Act.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, directors consultants or advisors purchase Ordinary Shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 Ordinary Shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares.

Equity Incentive Plans

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the Ordinary Shares reserved for issuance under our equity incentive plans. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the Form S-8 registration statement will be available for sale in the open market following the registration statement’s effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

TAXATION

The following is a summary of certain material U.S. federal and Australian income tax considerations to U.S. Holders, as defined below, of the acquisition, ownership and disposition of Ordinary Shares. This discussion is based on the laws in force as of the date of this registration statement, and is subject to changes in the relevant income tax law, including changes that could have retroactive effect. The following summary does not take into account or discuss the tax laws of any country or other taxing jurisdiction other than the United States and Australia. Holders are advised to consult their tax advisors concerning the overall tax consequences of the acquisition, ownership and disposition of Ordinary Shares in their particular circumstances. This discussion is not intended, and should not be construed, as legal or professional tax advice. Each investor should consult its own tax adviser with regard to the application of the U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This summary does not address the effects of U.S. federal estate and gift tax laws, the alternative minimum tax, the Medicare tax on certain net investment income or any state and local tax considerations within the United States, and is not a comprehensive description of all U.S. federal or Australian income tax considerations that may be relevant to a decision to acquire or dispose of Ordinary Shares. Furthermore, this summary does not address U.S. federal or Australian income tax considerations relevant to holders subject to taxing jurisdictions other than, or in addition to, the United States and Australia, and does not address all possible categories of holders, some of which may be subject to special tax rules.

Certain Material U.S. Federal Income Tax Considerations

The following summary, subject to the limitations set forth below, describes certain material U.S. federal income tax consequences to a U.S. Holder (as defined below) of the acquisition, ownership and disposition of our Ordinary Shares as of the date hereof. Except where noted, this summary is limited to U.S. Holders who purchase Ordinary Shares in the initial offering and hold such shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.

This section does not discuss the tax consequences to any particular holder, nor any tax considerations that may apply to U.S. Holders subject to special tax rules, such as:

●	insurance companies;
●	banks or other financial institutions;
●	individual retirement and other tax-deferred accounts;
●	regulated investment companies;
●	real estate investment trusts;
●	individuals who are former U.S. citizens or former long-term U.S. residents;
●	brokers, dealers or traders in securities, commodities or currencies;
●	traders that elect to use a mark-to-market method of accounting;
●	investors subject to special tax accounting rules as a result of any item of gross income with respect to our Ordinary Shares being taken into account in an applicable financial statement;
●	persons holding our Ordinary Shares through a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or S corporation;
●	grantor trusts;
●	tax-exempt entities;
●	persons that hold Ordinary Shares as a position in a straddle or as part of a hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes;
●	persons that have a functional currency other than the U.S. dollar;
●	persons that hold our Ordinary Shares in connection with a trade or business outside the United States;
●	persons that own (directly, indirectly or constructively) 5% or more of our equity;
●	persons subject to special tax accounting rules under Section 451(b) of the Code; or
●	persons that are not U.S. Holders (as defined below).

In this section, a “U.S. Holder” means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has an election in effect under applicable income tax regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In addition, this summary does not address the 3.8% Medicare contribution tax imposed on certain net investment income, the U.S. federal estate and gift tax or the alternative minimum tax consequences of the acquisition, ownership, and disposition of our Ordinary Shares. We have not received nor do we expect to seek a ruling from the U.S. Internal Revenue Service, or the IRS, regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our Ordinary Shares.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes acquires, owns or disposes of Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any such partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of acquiring, owning and disposing of our Ordinary Shares.

The discussion below is based upon the provisions of the Code, and the U.S. Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You are urged to consult your own tax advisor with respect to the U.S. federal, as well as state, local and non-U.S., tax consequences to you of acquiring, owning and disposing of Ordinary Shares in light of your particular circumstances, including the possible effects of changes in U.S. federal and other tax laws.

Distributions

As described in “Dividends and Dividend Policy” above, we do not currently anticipate paying any distributions on our Ordinary Shares in the foreseeable future. However, to the extent there are any distributions made with respect to our Ordinary Shares in the foreseeable future, and subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any such distributions (without deduction for any withholding tax) made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to you as ordinary dividend income on the date such distribution is actually or constructively received. Distributions in excess of our current and accumulated earnings and profits, as so determined, will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Ordinary Shares, as applicable, and thereafter as capital gain. Notwithstanding the foregoing, we do not intend to maintain calculations of earnings and profits, as determined for U.S. federal income tax purposes. Consequently, you should expect to treat any distributions paid with respect to our Ordinary Shares as dividend income. See “Backup Withholding Tax and Information Reporting Requirements” below. If you are a corporate U.S. Holder, dividends paid to you generally will not be eligible for the dividends-received deduction generally allowed under the Code.

If you are a non-corporate U.S. Holder, dividends paid to you by a “qualified foreign corporation” may be subject to taxation at a maximum rate of 20% if the dividends are “qualified dividends.” Dividends will be treated as qualified dividends if (a) certain holding period requirements are satisfied, (b) we are eligible for benefits under the Convention between the Government of the United States of America and the Government of Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, as amended, or the Treaty, or our Ordinary Shares are readily tradable on an established U.S. securities market, and (c) we were not, in the taxable year prior to the year in which the dividend was paid, and are not, in the taxable year in which the dividend is paid, a PFIC.

We intend to submit an application to list the Ordinary Shares on the NYSE American. We do not believe we were a PFIC for our taxable year ended June 30, 2022, and do not expect to be a PFIC for our taxable year ended June 30, 2023. However, our status as a PFIC in the current taxable year ending June 30, 2024 and future taxable years will depend in part upon our use of the funds from the offering, as well as our income and assets (which for this purpose depends in part on the market value of our shares) in those years. See the discussion below under “Passive Foreign Investment Company.” In addition, although we believe that our Ordinary Shares will generally be considered to be readily tradable on an established securities market, there can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. You should consult your tax advisor regarding the availability of the reduced tax rate on any dividends paid with respect to our Ordinary Shares.

Includible distributions paid in Australian dollars, including any Australian withholding taxes, will be included in your gross income in a U.S. dollar amount calculated by reference to the spot exchange rate in effect on the date of actual or constructive receipt, regardless of whether the Australian dollars are converted into U.S. dollars at that time. If Australian dollars are converted into U.S. dollars on the date of actual or constructive receipt, your tax basis in those Australian dollars will be equal to their U.S. dollar value on that date and, as a result, you generally should not be required to recognize any foreign exchange gain or loss.

If Australian dollars so received are not converted into U.S. dollars on the date of receipt, you will have a basis in the Australian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the Australian dollars generally will be treated as ordinary income or loss to you and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends you receive with respect to Ordinary Shares will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For these purposes, dividends generally will be categorized as “passive” income. Subject to certain limitations, you generally will be entitled, at your option, to claim either a credit against your U.S. federal income tax liability or a deduction in computing its U.S. federal taxable income in respect of any Australian taxes withheld. If you elect to claim a deduction, rather than a foreign tax credit, for Australian taxes withheld for a particular taxable year, the election will apply to all foreign taxes paid or accrued by you or on your behalf in the particular taxable year.

The availability of the foreign tax credit and the application of the limitations on its availability are fact specific and are subject to complex rules. You are urged to consult your own tax advisor as to the consequences of Australian withholding taxes and the availability of a foreign tax credit or deduction. See “Australian Tax Considerations-Taxation of Dividends.”

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, you generally will, for U.S. federal income tax purposes, recognize capital gain or loss on a sale, exchange or other disposition of Ordinary Shares equal to the difference between the amount realized on the disposition (determined in the case of sales, exchanges or dispositions in currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale, exchange or disposition or, if sold, exchanged or disposed of on an established securities market and you are a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and your adjusted tax basis (as determined in U.S. dollars) in the Ordinary Shares. Your initial tax basis will be your U.S. dollar purchase price for such Ordinary Shares. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale, exchange or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for your Ordinary Shares, this recognized gain or loss will generally be long-term capital gain or loss if you have held the Ordinary Shares for more than one year. Generally, if you are a non-corporate U.S. Holder, long-term capital gains are subject to U.S. federal income tax at preferential rates. For foreign tax credit limitation purposes, gain or loss recognized upon a disposition generally will be treated as from sources within the United States. However, in limited circumstances, the Treaty can re-source U.S. source income as Australian source income. The deductibility of capital losses is subject to limitations for U.S. federal income tax purposes.

You should consult your own tax advisor regarding the availability of a foreign tax credit or deduction in respect of any Australian tax imposed on a sale or other disposition of Ordinary Shares. See “Australian Tax Considerations-Tax on Sales or other Dispositions of Shares.”

Passive Foreign Investment Company

The rules governing PFICs can result in adverse tax consequences to U.S. Holders. We generally will be classified as a PFIC for any taxable year if (i) at least 75% of our gross income for the taxable year consists of certain types of passive income (the “Income Test”) or (ii) at least 50% of our gross assets during the taxable year, based on a quarterly average and generally determined by value, produce or are held for the production of passive income (the “Asset Test”). Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions and gains from the disposition of assets that produce or are held for the production of passive income. In determining whether a foreign corporation is a PFIC, a pro-rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Under this rule, we should be deemed to own a proportionate share of the assets and to have received a proportionate share of the income of our principal subsidiaries for purposes of the PFIC determination.

Although we do not believe that we were a PFIC for the current year, our determination is based on an interpretation of complex provisions of the law, which are subject to changes, potentially retroactively. In addition, because PFIC status is determined on an annual basis based on facts and circumstances, and generally cannot be determined until the end of the taxable year, and because the calculation of the value of our assets may be based in part on the value of our securities, which may fluctuate considerably, there can be no assurance that we are not a PFIC for the current taxable year or will not be a PFIC for future taxable years.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If we are a PFIC for any taxable year during which you hold Ordinary Shares, absent certain elections (including the mark-to-market election or qualified electing fund election described below), you generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (1) any “excess distribution” (generally, any distributions you receive on your Ordinary Shares in a taxable year that are greater than 125% of the average annual distributions you receive in the three preceding taxable years or, if shorter, your holding period) and (2) any gain recognized from a sale or other disposition (including a pledge) of such Ordinary Shares. Under these rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were classified as a PFIC in the U.S. holder’s holding period, will be treated as ordinary income arising in the current taxable year; and
●	the amount allocated to each other taxable year during your holding period in which we were classified as a PFIC (i) will be subject to income tax at the highest rate in effect for that year and applicable to you and (ii) will be subject to an interest charge generally applicable to underpayments of tax with respect to the resulting tax attributable to each such year.

In addition, if you are a non-corporate U.S. Holder, you will not be eligible for reduced rates of taxation on any dividends that we pay if we are a PFIC for either the taxable year in which the dividend is paid or the preceding year.

Although PFIC status is determined annually, if you held Ordinary Shares during any taxable year while we were a PFIC, such determination generally will apply to you for subsequent years, whether or not we meet either the Income Test or Asset Test for PFIC status in those subsequent years. However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your Ordinary Shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your tax advisor about this election.

If we are a PFIC, the tax liability for amounts allocated to years prior to the year of disposition or excess distribution cannot be offset by any net operating loss, and gains (but not losses) recognized on the transfer of the Ordinary Shares cannot be treated as capital gains, even if the Ordinary Shares are held as capital assets. Furthermore, unless otherwise provided by the U.S. Treasury Department, if we are a PFIC, you will be required to file an annual report (currently Form 8621) describing your interest in us, making an election on how to report PFIC income, and providing other information about your share of our income and any gain realized on the disposition of our Ordinary Shares.

If we are a PFIC for any taxable year during which any of our non-U.S. subsidiaries is also a PFIC, during such year you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. It is possible that any subsidiary we own would be a PFIC for the current taxable year or future taxable years. You should consult your tax advisor regarding the tax consequences if the PFIC rules apply to any of our subsidiaries.

PFIC “Mark-to-market” Election

In certain circumstances, a holder of “marketable stock” of a PFIC can avoid certain of the adverse rules described above by making a mark-to-market election with respect to such stock. For purposes of these rules, “marketable stock” is stock which is “regularly traded” (traded in greater than de minimis quantities on at least 15 days during each calendar quarter) on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations. A “qualified exchange” includes a national securities exchange that is registered with the SEC.

If you make a mark-to-market election, you must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of your Ordinary Shares that are “marketable stock” at the close of the taxable year over your adjusted tax basis in such Ordinary Shares. If you make such election, you may also claim a deduction as an ordinary loss in each such year for the excess, if any, of your adjusted tax basis in such Ordinary Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The adjusted tax basis of your Ordinary Shares with respect to which the mark-to-market election applies would be adjusted to reflect amounts included in gross income or allowed as a deduction because of such election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your Ordinary Shares in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Under current law, the mark-to-market election may be available to U.S. Holders of Ordinary Shares if the Ordinary Shares are listed on the NYSE American, which constitutes a qualified exchange, although there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of the mark-to-market election. Additionally, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, if you make a mark-to-mark election with respect to us, you may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, notwithstanding the fact that the value of such equity interest had already been taken into account indirectly via mark-to-market adjustments.

If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. You are urged to consult your tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

PFIC “QEF” election

Alternatively, in certain cases a U.S. Holder can avoid the interest charge and the other adverse PFIC tax consequences described above by obtaining certain information from the PFIC and electing to treat us as a “qualified electing fund” under Section 1295 of the Code. However, we do not anticipate that this option will be available to you because we do not intend to provide the information regarding our income that would be necessary to permit you to make this election.

You are urged to contact your own tax advisor regarding the determination of whether we are a PFIC and the tax consequences of such status.

Backup Withholding Tax and Information Reporting Requirements

Payments of dividends with respect to the Ordinary Shares and proceeds from the sale, exchange or other disposition of the Ordinary Shares, by a U.S. paying agent or other U.S. intermediary, or made into the United States, will be reported to the IRS and to you as may be required under applicable Treasury regulations. Backup withholding may apply to these payments if you fail to provide an accurate taxpayer identification number or certification of exempt status or otherwise fail to comply with applicable certification requirements. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding and information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded (or credited against your U.S. federal income tax liability, if any), provided the required information is timely furnished to the IRS. Prospective investors should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for establishing an exemption.

Certain individual U.S. Holders (and under Treasury regulations, certain entities) may be required to report to the IRS (currently on Form 8938) information with respect to their investment in the Ordinary Shares not held through an account with a U.S. financial institution.

The discussion above is not intended to constitute a complete analysis of all tax considerations applicable to an investment in Ordinary Shares. You should consult with your own tax advisor concerning the tax consequences to you in your particular situation.

Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the Ordinary Shares. This discussion has been reviewed by K&L Gates, Australian counsel to Alta with respect to certain tax matters.

It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax exempt organizations). In addition, this summary does not discuss any foreign or state tax considerations, other than stamp duty.

Prospective investors are urged to consult their tax advisors regarding the Australian and foreign income and other tax considerations of the acquisition, ownership and disposition of the shares. As used in this summary a “Non-Australian Shareholder” is a holder that is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits. Fully franked dividends paid to Non-Australian Shareholders are not subject to dividend withholding tax. An exemption for dividend withholding tax can also apply to unfranked dividends that are declared to be conduit foreign income, or CFI, and paid to Non-Australian Shareholders. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. Under the provisions of the current Treaty, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States which is beneficially entitled to that dividend is limited to 15% where that resident is a qualified person for the purposes of the Treaty.

If a Non-Australian Shareholder is a company and owns a 10% or more interest, the Australian tax withheld on dividends paid by us to which a resident of the United States is beneficially entitled is limited to 5%. In limited circumstances the rate of withholding can be reduced to zero.

Tax on Sales or other Dispositions of Shares-Capital gains tax

Non-Australian Shareholders will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares, unless they, together with associates, hold 10% or more of our issued capital, at the time of disposal or for 12 months of the last two years prior to disposal.

Non-Australian Shareholders who own a 10% or more interest would be subject to Australian capital gains tax if more than 50% of our direct or indirect assets, determined by reference to market value, consists of Australian land, leasehold interests or Australian mining, quarrying or prospecting rights. The Treaty is unlikely to limit Australia’s right to tax any gain in these circumstances. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of Shares-Shareholders Holding Shares on Revenue Account

Some Non-Australian Shareholders may hold shares on revenue rather than on capital account for example, share traders. These shareholders may have the gains made on the sale or other disposal of the shares included in their assessable income under the ordinary income taxing provisions of the income tax law, if the gains are sourced in Australia.

Non-Australian Shareholders assessable under these ordinary income provisions in respect of gains made on shares held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 32.5%. Some relief from Australian income tax may be available to Non-Australian Shareholders under the Treaty. Non-Australian Shareholders that are companies deriving Australian sourced income will be assessed at the applicable Australian corporate tax of either 25% or 30%, depending on the composition and level of income derived by the corporate shareholder.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount would generally be reduced, so that the shareholder would not be subject to double tax on any part of the income gain or capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a U.S. resident for the purposes of the Treaty, the Australian tax would be subject to limitation by the Treaty. Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

No stamp duty should be payable by Australian residents or non-Australian residents on the issue and trading of shares that are quoted on the ASX or NYSE American at all relevant times unless they acquire a significant interest (i.e., the shares that are subject of the arrangement do not represent 90% or more of all issued shares) and the company is a landholder for duty purposes.

Australian Death Duty

Australia does not have estate or death duties. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The issue or transfer of shares to a non-Australian resident investor will not incur Australian goods and services tax.

UNDERWRITING

ThinkEquity LLC, is acting as the representative of the underwriters of this offering, which we refer to as the Representative. Subject to the terms and conditions of an underwriting agreement entered into between the Company and the Representative (the “Underwriting Agreement”), we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of Ordinary Shares listed next to its name in the following table:

Name	Number of Ordinary Shares
ThinkEquity LLC
Total

The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the Underwriting Agreement. The Ordinary Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken.

We expect that delivery of the Ordinary Shares will be made against payment therefor on or about , 2024. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional 300,000 Ordinary Shares (15% of the Ordinary Shares sold in this offering) from us to cover over-allotments, if any, at a price per share of Ordinary Shares equal to the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the Underwriting Agreement, to purchase these additional Ordinary Shares. If any additional Ordinary Shares are purchased, the underwriters will offer the additional Ordinary Shares on the same terms as those on which the Ordinary Shares are being offered hereby.

Discounts, Commissions and Expenses

The Representative has advised us that the underwriters propose to offer the Ordinary Shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer Ordinary Shares to securities dealers at that price less a concession of not more than US$           per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table shows the total underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise in full and non-exercise of the overallotment option to purchase additional Ordinary Shares we have granted to the underwriters):

		Per Ordinary Share		Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	US$		US$
Underwriting discounts and commissions	US$		US$
Proceeds to us, before expenses	US$		US$

We have paid an expense deposit of US$35,000 to the Representative, which will be applied against the Representative’s accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(g)(4)) that are payable by us in connection with this offering and will be reimbursed to us to the extent not incurred. We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed US$125,000, the fees and expenses related to the use of Ipreo’s book building, prospectus tracking and compliance software for the offering in the amount of US$29,500, up to US$15,000 for background checks of our officers and directors, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed US$3,000, data services and communications expenses up to US$10,000, actual accountable “road show” expenses up to US$10,000 and up to US$30,000 of the Representative’s market making and trading, and clearing firm settlement expenses for the offering.

We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately US$805,000.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Representative’s Warrants

In addition, we have agreed to issue warrants to the representative to purchase a number of Ordinary Shares equal to 5% of the number of Ordinary Shares sold in this offering. These warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the offering, will have an exercise price equal to 125% of the initial public offering price and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The warrants and the underlying Ordinary Shares have been deemed compensation by the Financial Industry Regulatory Authority, Inc., or FINRA, and are therefore subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the underwriter warrants nor any of our shares issued upon exercise of the underwriter warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter warrants are being issued, subject to certain exceptions.

Lock-Up Agreements

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares; or (iii) file any registration statement with the SEC relating to the offering of any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for shares of our Ordinary Shares, without the prior written consent of ThinkEquity LLC, for a period of 6 months following the date of this prospectus. These restrictions on future issuances are subject to exceptions for (i) the issuance of our Ordinary Shares in connection with this offering, (ii) the issuance of our Ordinary Shares or options to acquire our Ordinary Shares pursuant to our existing equity incentive plans and (iii) the filing of one or more registration statements on Form S-8 with respect to our Ordinary Shares underlying our equity incentive plans from time to time. ThinkEquity LLC, in its sole discretion, may waive or release us from the restrictions described above, in whole or in part at any time. In addition, we have agreed for a period of 24 months after the date of this prospectus, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of our capital stock or any securities convertibles or exercisable for shares of our capital stock in any “at-the-market,” continuous equity or variable rate transaction, without the prior written consent of ThinkEquity LLC.

In addition, each of our directors, executive officers and all of our shareholders will enter into a lock-up agreement with the Representative. Under the lock-up agreements, such persons may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of our Ordinary Shares or securities convertible into or exchangeable for our Ordinary Shares, or publicly announce any intention to do any of the foregoing, without the prior written consent of ThinkEquity LLC, for a period of 12 months days from the date of this prospectus with respect to officers and directors and 6 months from the date of this prospectus with respect to all other shareholders. These restrictions on future issuances are subject to certain exceptions, including:

●	transfers of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares as a bona fide gift or, upon the death of the signatory, by will or intestacy; provided that no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure, shall be made during the restricted period unless such filing is required and clearly indicates in the footnotes thereto that the transfer is by bona fide gift, will, or intestacy, as applicable;
●	transactions relating to Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares acquired in open market transactions after the completion of the offering of the Ordinary Shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the Ordinary Shares or such other securities acquired in such open market transactions;
●	transfers of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares that occur by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure, shall be made during the restricted period, unless such filing is required and clearly indicates in the footnotes thereto that the transfer is by operation of law, court order, or in connection with a divorce settlement, as the case may be;
●	dispositions to any trust the beneficiaries of which are the signatory or immediate family members of the signatory, or, if the signatory is a trust, to any beneficiaries of such trust; provided that no public announcement or other filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period;
●	transfers to an immediate family member or a trust formed for the benefit of an immediate family member; provided that no public announcement or other filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period; and
●	transfers of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with a tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control.

Certain of the exceptions described above are subject to a requirement that the transferee enter into a lock-up agreement with the underwriters containing similar restrictions. The Representative, in its sole discretion, may release the Ordinary Shares subject to the lock-up agreements described above in whole or in part at any time.

Right of First Refusal

In addition, for a period of 24 months from the date of the closing of this offering, we agreed to grant to the Representative, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering in the United States, including all equity linked financings, during such 24 month period for us, or any successor to or any subsidiary of us, on terms agreed to the representative. The representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The right of first refusal granted to the Representative will not have a duration of more than three years from the commencement of sales under this offering.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by any underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●

Sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase creates a syndicate short position. The underwriters may close out any syndicate short position by purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions.
●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price will be determined by negotiations between us and the Representative. Among the factors to be considered in determining the initial public offering price are our future prospects and those of our industry in general, certain financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriters’ conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), none of our Ordinary Shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of our Ordinary Shares at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Ordinary Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any Ordinary Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Ordinary Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Ordinary Shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The Ordinary Shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or CONSOB) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l, as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The Ordinary Shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the Ordinary Shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority. This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

The communication of this prospectus and any other documents or materials relating to the issue of our Ordinary Shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended, or the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

In the United Kingdom, this prospectus is being distributed only to, and are directed only at, persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order; and/or (ii) are high net worth entities (or persons to whom they may otherwise lawfully be communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of our Ordinary Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the estimated expenses, excluding underwriting discounts, that are expected to be incurred in connection with our offer and sale of the Ordinary Shares. Expenses for the offering will be borne by us. All amounts except the SEC registration fee, and the Financial Industry Regulatory Authority Inc. filing fee and the stock exchange listing fee are estimates.

SEC registration fee	US$	2,705
FINRA filing fee		3,300
Stock exchange listing fee		75,000
Transfer agent’s fees and expenses		2,500
Printing expenses		5,000
Legal fees and expenses		450,000
Accounting fees and expenses		262,600
Miscellaneous and other fees and expenses		3,895
Total	US$	805,000

LEGAL MATTERS

The validity of the Ordinary Shares to be issued in this offering and certain regulatory matters will be passed upon for us by K&L Gates, 25/525 Collins St, Melbourne VIC 3000, Australia, our Australian counsel. Certain matters as to U.S. federal law and New York state law will be passed upon for us by Sheppard Mullin Richter & Hampton LLP, New York, New York, our U.S. counsel. Certain legal matters in connection with this offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements as of June 30, 2023 and 2022 and for each of the two years in the period ended June 30, 2023 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 3 of the financial statements) of BDO Audit Pty Ltd, independent registered public accountants, appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a limited company incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;
●	Enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
●	Enforce, in U.S. courts, judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or
●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.

It may be difficult (or impossible in some circumstances) for Australian companies to commence court actions or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing. With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Immediately upon the effectiveness of this registration statement, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed four months following the end of our fiscal year to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.

As a foreign private issuer, we also are exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules, under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in this prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete and reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

F-1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Alta Global Group Limited

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

Opinion on Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Alta Global Group Limited and Controlled Entities (the “Company”) as of June 30, 2023 and 2022, the related consolidated statements of profit or loss and other comprehensive loss, statements of changes in equity, and statements of cash flows for the years then ended, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations (collectively “IFRS”).

Substantial doubt about the Company’s ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO Audit Pty Ltd

We have served as the Company’s auditor since 2023.

Sydney, Australia

November 17, 2023 (January 24, 2024, as to the effects of the reverse share split described in Note 17)

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.

F-2

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	Note	June 30, 2023	June 30, 2022
		A$	A$
Revenue
Revenue from Program Fees	5	937,415	2,050,044
Less: Contractual payments to gyms	5	(574,025)	(1,215,191)
Net Revenue from Program Fees		363,390	834,853

Other Income	5	1,173,421	105,950
Total Revenue		1,536,811	940,803

Expenses

Program Expenses	6	229,848	342,600
Employee salaries and benefits		4,219,655	4,664,013
Share Based Payments	22	2,365,384	1,546,983
Advertising fees		721,713	3,615,399
Professional fees		864,419	685,870
Rent		11,793	2,366
IT costs		633,220	640,403
Depreciation and amortization		360,021	260,651
Net foreign exchange gain	6	(47,359)	(26,079)
Finance costs	6	4,472,730	2,191,803
Other expenses		1,432,094	965,808
Fair Value movement derivative liability	8	6,870,729	(2,751,564)
Total Expenses		22,134,247	12,138,253

Loss before income tax expense		(20,597,436)	(11,197,450)
Income tax expense	7	-	-

Loss after income tax expense for the year		(20,597,436)	(11,197,450)

Other comprehensive loss, net of tax		(36,465)	(31,312)

Total comprehensive loss for the year attributable to the members of Alta Global Group Limited		(20,633,901)	(11,228,762)

Basic loss per share	27	(5.26)	(2.86)
Diluted loss per share	27	(5.26)	(2.86)

The above consolidated statements should be read in conjunction with the accompanying notes.

F-3

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT JUNE 30, 2023 AND 2022

	Note	June 30, 2023	June 30, 2022
		A$	A$
Current Assets

Cash and cash equivalents	9	3,702,567	569,975
Trade and other receivables	10	2,365,638	928,737
Other assets		33,641	61,499
Total current assets		6,101,846	1,560,211

Non-current assets

Property and Equipment	11	94,928	108,420
Right-of-use asset	20	157,540	276,907
Intangible assets	12	811,361	1,060,716
Other Assets		65,110	117,824
Total non-current assets		1,128,939	1,563,867
Total assets		7,230,785	3,124,078

Current liabilities

Trade and other payables	13	2,034,436	2,086,171
Unearned revenue	15	174,290	295,743
Current Employee Entitlements	14	357,227	215,419
Current Financial Liabilities	21	25,331,307	7,907,953
Current Lease Liability	20	121,500	124,349
Total current liabilities		28,018,760	10,629,635

Non-current liabilities
Non-current Financial Liabilities	21	10,273,278	5,182,363
Non-current Employee Entitlements	14	18,892	-
Non-current Lease liability	20	54,162	177,870
Total non-current liabilities		10,346,332	5,360,233

Total liabilities		38,365,092	15,989,868

Net liabilities		(31,134,307)	(12,865,790)

Equity

Issued Capital	17	3,385,281	3,385,281
Share-based payment reserve	16	3,912,367	1,546,983
Foreign currency translation reserve	16	(65,832)	(29,367)
Accumulated losses		(38,366,123)	(17,768,687)
Total deficit		(31,134,307)	(12,865,790)

The above consolidated statements should be read in conjunction with the accompanying notes.

F-4

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

			Foreign
		Share-based	Currency
	Issued Capital	Payment Reserve	Translation Reserve	Accumulated Losses	Total
	A$	A$	A$	A$	A$

Opening balance as at July 1, 2022	3,385,281	1,546,983	(29,367)	(17,768,687)	(12,865,790)
Loss after tax	-	-	-	(20,597,436)	(20,597,436)
Other comprehensive loss	-	-	(36,465)	-	(36,465)
Total comprehensive loss	-	-	(36,465)	(20,597,436)	(20,633,901)
Share-based payments (see Note 22)	-	2,365,384	-	-	2,365,384
Closing balance as at June 30, 2023	3,385,281	3,912,367	(65,832)	(38,366,123)	(31,134,307)

Opening balance as at July 1, 2021	3,385,281	`	1,945	(6,571,237)	(3,184,011)
Loss after tax	-	-	-	(11,197,450)	(11,197,450)
Other comprehensive income/(loss)	-	-	(31,312)	-	(31,312)
Total comprehensive income/(loss)	-	-	(31,312)	(11,197,450)	(11,228,762)
Share-based payments (see Note 22)	-	1,546,983	-	-	1,546,983
Closing balance as at June 30, 2022	3,385,281	1,546,983	(29,367)	(17,768,687)	(12,865,790)

The above consolidated statements should be read in conjunction with the accompanying notes.

F-5

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

	Note	June 30, 2023	June 30, 2022
		A$	A$
Cash flows from operating activities
Receipts from training participants (inclusive of GST)		1,493,676	2,004,336
Payments to member gyms, suppliers and employees (inclusive of GST)		(8,106,683)	(10,136,314)
Receipts from Government grants and tax incentives related to expenditure		1,109,645	105,950
Interest and other finance costs paid		(52,506)	(29,157)
Net cash used in operating activities	18	(5,555,868)	(8,055,185)

Cash flows from investing activities
Payments for property equipment, net of disposal		(14,796)	(59,429)
Payments for intangible assets		(352,181)	(1,043,468)
Receipts from Government grants and tax incentives related to assets		383,936
Bank guarantee deposit		52,714	(62,823)
Net cash provided by/(used in) investing activities		69,673	(1,165,720)

Cash flows from financing activities
Proceeds from convertible notes, net of transaction costs		8,655,252	5,679,651

Net cash from financing activities		8,655,252	5,679,651

Net increase/(decrease) in cash and cash equivalents		3,169,057	(3,541,254)
Cash and cash equivalents at the beginning of the financial year		569,975	4,142,541
Effect of exchange rate changes on cash		(36,465)	(31,312)
Cash and cash equivalents at the end of the financial year	9	3,702,567	569,975

The above consolidated statements should be read in conjunction with the accompanying notes.

F-6

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 1. Corporate information

Alta Global Group Limited (the Company or the Parent Entity) was incorporated and is domiciled in Australia. The Company changed its registered name from Wimp 2 Warrior Limited to Alta Global Group Limited on February 2, 2022. The Company is a for-profit Australian unlisted public company limited by shares with a principal place of business at Level 1, Suite 1, 29-33 The Corso, Manly, New South Wales 2095.

Note 2. Significant accounting policies

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Unless otherwise indicated, the consolidated financial statements and the notes thereto are presented in AUD, which is also the Company’s functional currency.

Basis of preparation

Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs) and the Corporations Act 2001.

The preparation of financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed in Note 3.

Basis of measurement

The financial statements have been prepared on the basis of historical cost, except for the measurement at fair value of selected financial assets and financial liabilities.

F-7

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

Principles of consolidation

The consolidated financial statements incorporate all the assets, liabilities and results of the Company and all the subsidiary companies and other interests it controlled during the period. The Company controls an entity when it is exposed to, or has the rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The assets, liabilities and results of its subsidiaries are fully consolidated into the consolidated financial statements from the date which control is obtained. The consolidation of a subsidiary is discontinued from the date that control ceases. Intercompany transactions, balances and unrealized gains or losses on transactions between Company entities are fully eliminated on consolidation. Accounting policies of subsidiaries have been changed and adjustments made where necessary to ensure uniformity of the accounting policies of the Company.

Operating segments

Operating segments are presented using the ‘management approach’, where the information presented is on the same basis as the internal reports provided to the Chief Operating Decision Makers (“CODM”). The CODM is responsible for the allocation of resources to operating segments and assessing their performance.

Foreign currency translation

The financial statements are presented in Australian dollars, which is the Company’s functional and presentation currency.

Foreign currency transactions

Foreign currency transactions are translated into Australian dollars using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at financial year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss.

New or amended Accounting Standards and Interpretations adopted

The principal accounting policies adopted in the preparation of the financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

The entity has adopted all of the new or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (‘IASB’) that are mandatory for the current reporting period.

Changes in accounting policies and changes in estimates

Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted.

F-8

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

Revenue Recognition

The entity recognizes revenue as follows:

Revenue from contracts with customers

Revenue is recognized at an amount that reflects the consideration to which the entity is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the entity; identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognized to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are recognized as a refund liability.

Program revenue

Program revenue consists of license fees which are recognized following the occurrence of both the transfer of the right to use the Company’s intellectual property upon signing of the license agreement and once usage of the license occurs at the commencement of the Alta MMA Training Program. The Company’s intellectual property consists of a set of mixed martial arts training programs and relevant branding and support. A license agreement consists of the right to use the intellectual property of the Company and either party may terminate the license upon written notice to the other party. If the agreement is terminated in this manner, the termination will take effect after the completion of the relevant series and the series finale, but prior to a new series beginning. The amount of program revenue is dependent on the number of participants in each series for each gym.

Based on the license agreement, a usage-based royalty arrangement is in place between the Company and the gyms. The Company recognizes program revenue following the occurrence of both the transfer of the right to use the Company’s intellectual property upon signing of the license agreement and once usage of the license which occurs at the commencement of the Alta MMA Training Program.

The Company has the ultimate responsibility of ensuring the Alta MMA Training Program meets customer specifications and price determination. The Company is therefore considered the principal in these arrangements. The Company receives training fees directly from the participants and subsequently distributes a portion of such revenues to our gym partners based on the terms of the license agreements.

Contractual Payments to Gyms

The Company is required to settle contractual payments to the gyms as a percentage of the total training fees collected from participants. Net revenue from program fees is recognized as revenue from program fees less the contractual obligations payable to the gyms.

Sales of merchandise

Revenue from the sale of program merchandise is recognized at the point in time when the gyms obtain control of the goods, which is generally at the time of delivery.

Event revenue

Revenue from event ticket sales is recognized at the point in time when the event occurs.

F-9

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

Other income

Other income is recognized when it is received or when the right to receive payment is established.

Research & Development Incentive

Government grant, including the R&D incentives, shall not be recognized until there is reasonable assurance that the Company will comply with the conditions attaching to them and that the grants will be received.

Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions, other short- term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. For the statement of cash flows presentation purposes, cash and cash equivalents also includes bank overdrafts, which are shown within trade and other payables in current liabilities on the statement of financial position.

Trade and other receivables

Trade receivables are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method, less any allowance for expected credit losses. Receivable from participants is generally due for settlement within 20 weeks.

Expected Credit Losses

The entity has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Trade and other receivables are recognized at amortized cost, less any allowance for expected credit losses.

Trade and other payables

These amounts represent liabilities for goods and services provided to the entity prior to the end of the financial year and which are unpaid. Other payables include cash received from the participants on behalf of the gyms. Due to their short-term nature they are measured at amortized cost and are not discounted.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Depreciation is calculated on a straight- line basis to write off the net cost of each item of property, plant and equipment over their expected useful lives as follows:

Plant and equipment	3 to 5 years
Computer equipment	3 to 5 years
Office equipment	3 to 5 years

F-10

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

The residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each reporting date.

An item of property, plant and equipment is derecognized upon disposal or when there is no future economic benefit to the entity. Gains and losses between the carrying amount and the disposal proceeds are taken to profit or loss.

Intangible assets

Intangible assets are initially measured at their fair value at the date of the acquisition and are subsequently measured at cost less amortization and any impairment. The method and useful lives of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortization method or period.

Trademarks

Significant costs associated with patents or trademarks are deferred and amortized on a straight-line basis over the period of their expected benefit, being their finite life of 10 years.

Platform development cost

Costs incurred in both internally and from external providers in developing the platform that will contribute to future year financial benefits through revenue generation and/or cost reduction are capitalized to software. These costs are amortized on a straight-line basis over the estimated useful life (4 years) since first used.

Research and development

Research costs are expensed in the period in which they are incurred. Development costs are capitalized when it is probable that the project will be a success considering its commercial and technical feasibility.

Impairment of non-financial assets

Intangible assets are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount.

Recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit.

Borrowings

Advances and borrowings are initially recognized at the fair value of the consideration received, net of transaction costs. They are subsequently measured at amortized cost using the effective interest method.

F-11

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

Employee benefits

Short-term employee benefits

Liabilities for wages and salaries, including non-monetary benefits, annual leave and long service leave expected to be settled wholly within 12 months of the reporting date are measured at the amounts expected to be paid when the liabilities are settled.

Other long-term employee benefits

The liability for annual leave and long service leave not expected to be settled within 12 months of the reporting date are measured at the present value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on corporate bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash.

Goods and Services Tax (GST) and other similar taxes

Revenues, expenses, and assets are recognized net of the amount of associated GST, unless the GST incurred is not recoverable from the tax authority. In this case it is recognized as part of the cost of the acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the tax authority is included in other receivables or other payables in the statement of financial position.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the tax authority, are presented as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the tax authority.

Issued capital

Issued and paid up capital is recognized at the fair value of the consideration received by the Parent entity.

When shares recognized as equity are repurchased, the amount of the consideration paid, which includes directly attributable costs, is recognized as a deduction from equity.

Income tax

The income tax expense for the year is the tax payable on the current year’s taxable income based on the national income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements, and to unused tax losses.

Deferred tax assets and liabilities are recognized for temporary differences at the tax rates expected to apply when the assets are recovered or liabilities are settled, based on those tax rates which are enacted or substantively enacted for each jurisdiction. The relevant tax rates are applied to the cumulative amounts of deductible and taxable temporary differences to measure the deferred tax asset or liability.

F-12

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

An exception is made for certain temporary differences arising from the initial recognition of an asset or a liability. No deferred tax asset or liability is recognized in relation to these temporary differences if they arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting profit or taxable profit or loss.

Deferred tax assets are recognized for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

Deferred tax liabilities and assets are not recognized for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent company is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the Company has a legally enforceable right to offset and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Current and deferred tax is recognized as income or an expense and included in profit and loss for the period except where the tax arises from a transaction which is recognized in other comprehensive oncome or equity, in which case the tax is recognized in other comprehensive income to equity respectively.

Convertible note

On issuance of the convertible notes, an assessment is made to determine whether the convertible notes contain an equity instrument or whether the whole instrument should be classified as a financial liability.

When it is determined that the whole instrument is a financial liability and no equity instrument, the conversion option is separated from the host debt and classified as a derivative liability.

The carrying value of the host contract at initial recognition is determined as a difference between the consideration received and the fair value of the embedded derivative. The host contract is subsequently measured at amortized cost using the effective interest rate method. The embedded derivative it subsequently measured at fair value at the end of each reporting period through the profit and loss. Refer to Note 21 Financial Liabilities for disclosure of key terms of the convertible notes. The convertible note and the derivative are presented as financial liabilities on the Statement of Financial Position.

On conversion at maturity, the financial liability is reclassified to equity and no gain or loss is recognized. Transaction costs are deducted from equity, net of associated income tax.

Share-based payments

The Company provides benefits to consultants, advisors and employees (including directors) of the consolidated entity in the form of share-based payment transactions, whereby employees render services in exchange for shares or rights over shares (‘equity-settled transactions’). The cost of these equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined by an external valuation using a Black- Scholes option pricing model.

F-13

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

The cost of equity-settled transactions is recognized, together with a corresponding increase in equity, over the period in which the performance conditions are fulfilled, ending on the date on which the relevant employees become fully entitled to the award (‘vesting date’).

The cumulative expense recognized for equity-settled transactions at each reporting date until vesting date reflects (i) the extent to which the vesting period has expired and (ii) the number of awards that, in the opinion of the directors of the consolidated entity, will ultimately vest. This opinion is formed based on the best available information at balance date. No adjustment is made for the likelihood of market performance conditions being met as the effect of these conditions is included in the determination of fair value at grant date.

No expense is recognized for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new award are treated as if they were a modification of the original award.

Classification and measurement of financial liabilities

The Company’s financial liabilities include trade and other payables, financial liabilities measured at amortized cost and derivative financial instruments. Financial liabilities are initially measured at fair value, and, where applicable, adjusted for transaction costs unless the Company’s designated a financial liability at fair value through profit or loss. Subsequently, financial liabilities are measured at amortized cost using the effective interest method except for derivatives and financial liabilities designated at FVTPL, which are carried subsequently at fair value with gains or losses recognized in profit or loss.

Right-of-use assets

A right-of-use asset is recognized at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the consolidated entity expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

Lease liabilities

A lease liability is recognized at the commencement date of a lease. The lease liability is initially recognized at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the consolidated entity’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred. Lease liabilities are measured at amortized cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully.

Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of a principal market, in the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

F-14

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 2. Significant accounting policies - continued

Assets and liabilities measured at fair value are classified into three levels, using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. Classifications are reviewed at each reporting date and transfers between levels are determined based on a reassessment of the lowest level of input that is significant to the fair value measurement.

For recurring and non-recurring fair value measurements, external valuers may be used when internal expertise is either not available or when the valuation is deemed to be significant. External valuers are selected based on market knowledge and reputation. Where there is a significant change in fair value of an asset or liability from one period to another, an analysis is undertaken, which includes a verification of the major inputs applied in the latest valuation and a comparison, where applicable, with external sources of data.

Earnings per share

Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to the owners of the Company, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the financial year.

Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential ordinary shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential ordinary shares.

Parent entity financial information

The financial information for the Parent entity, Alta Global Group Limited, disclosed in Note 19 has been prepared on the same basis as the consolidated financial statement. Investments in subsidiaries are accounted for at cost less provision for impairment in the financial statements of the Parent entity.

F-15

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 3. Critical accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances.

Going concern

The consolidated financial statements for the reporting periods have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlement of liabilities in the ordinary course of business.

We have assessed that there is substantial doubt related to going concern that may cast significant doubt over the our ability to continue as a going concern as we incurred a loss after tax of $20,597,436 at June 30, 2023, compared to $11,197,450 at June 30, 2022, had net cash outflows from operating activities of $5,555,868 for the year ended June 30, 2023, compared to $8,055,185 for the year ended June 30, 2022, and had a net liability position of $31,134,307 at June 30, 2023, compared to $12,865,790 at June 30, 2022 and net current liability position of $21,916,914 at June 30, 2023, as compared to $9,069,424 at June 30, 2022. As a result of these conditions, the Company may be unable to realize its assets and discharge it liabilities in the normal, course of business.

The ongoing operation of the Company remains dependent upon raising additional funds. In light of the future expenditures to be incurred in executing on our strategic plans, we are dependent on obtaining financing through equity financing, debt financing or other means. The ability to arrange such funding in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There is no assurance that we will be successful in our efforts to raise additional funding on terms satisfactory to us. If we do not obtain additional funding, we may be required to delay, reduce the scope of, or eliminate our current operations.

However, we believe that we will be able to raise additional funds as required to meet our obligations as and when they become due and are of the opinion that the use of the going concern basis remains appropriate. Our ability to continue as a going concern and to pay debts as and when they become due is dependent on the following:

●	we have historically been successful in raising funds and are planning to be admitted to the Official List;
●	our level of expenditure continues to be managed and will continue to be managed to maximize run-way; and
●	we have reason to believe that in addition to the cash flow currently available, additional funds will continue to be received through revenue received through the sale of our products and services throughout the course of the year.

If we decide to raise capital by issuing equity securities, the issuance of additional Ordinary Shares would result in dilution to our existing shareholders. We cannot assure you that we will be successful in completing any financings or that any such equity or debt financing will be available to us if and when required or on satisfactory terms.

Additionally, should this capital not be raised, the Company’s non-redeemable convertible notes that mature in December 2023 will convert to equity and remaining redeemable convertible notes will mature and redeem in 2025 for either cash or equity at the discretion of the noteholder.

Should we be unable to raise additional funds on a timely basis, we may be required to realize our assets and discharge our liabilities other than in the normal course of business and at amounts different to those stated in the financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount of liabilities that might result should we be unable to continue as a going concern and meet our debts as and when they become due.

Revenue from contracts with customers involving program fees

When recognizing revenue in relation to the sale of goods to customers, the key performance obligation of the entity is considered to be the point in time of the rights to access the license and the relevant training program to the gyms as the customers, as this is deemed to be the time that the gym obtains control of the promised service and therefore the benefits of unimpeded access.

F-16

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 3. Critical accounting judgements, estimates and assumptions - continued

Determination of variable consideration

Judgement is exercised in estimating variable consideration which is determined having regard to past experience with respect to the cancelled contracts with the entity where the member gyms maintain a right of terminate pursuant to the license agreement. Revenue will only be recognized to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Share-based payment transactions

The consolidated entity measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined by using Black-Scholes model taking into account the terms and conditions upon which the instruments were granted. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact profit or loss and equity.

Convertible Notes

The Company has determined the convertible note instrument to be a financial liability. It is separated into two components being the host debt and derivative liability.

The carrying value of the host contract at initial recognition is determined as a difference between the consideration received and the fair value of the embedded derivative. The host contract is subsequently measured at amortized cost using the effective interest rate method. The derivative liability is recognized as such due to its conversion feature relating to a Qualified Equity Investment (as defined below) and the likelihood of its occurrence. The embedded derivative is subsequently measured at fair value at the end of each reporting period through the profit and loss based on the Monte Carlo simulation as valued by an external valuer. The convertible note and the derivative are presented as financial liabilities on the Consolidated Statement of Financial Position, refer to Note 21 Financial Liabilities for further details.

Recognition of deferred tax assets

Deferred tax assets are recognized for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

The carrying amount of unrecognized deferred tax assets are reviewed at each reporting date. Previously unrecognized deferred tax assets are only recognized to the extent that it is probable that there are future taxable profits available to recover the asset. The Company has not recognized the benefit of these unused deductible temporary difference and tax losses. These losses will only be recognized where it is probable that future taxable profit will be available against which the benefits of the deferred tax asset will be utilized.

Fair value measurement hierarchy

The consolidated entity is required to classify all assets and liabilities, measured at fair value, using a three level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

Level 3: Unobservable inputs for the asset or liability. Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

The fair value of assets and liabilities classified as level 3 is determined by the use of valuation models. These include discounted cash flow analysis or the use of observable inputs that require significant adjustments based on unobservable inputs.

F-17

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 3. Critical accounting judgements, estimates and assumptions - continued

Estimation of useful lives of assets

The consolidated entity determines the estimated useful lives and related depreciation and amortization charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortization charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Impairment of non-financial assets

The consolidated entity assesses impairment of non-financial assets at each reporting date by evaluating conditions specific to the consolidated entity and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.

Expected Credit Losses

The allowance for expected credit losses requires a degree of estimation judgment. The Company has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Trade and other receivables are recognized at amortized cost, less any allowance for expected credit losses.

Provision for Refund Liability

The provision for refund liability is recognized for expected volume payable to customers in relation to sales made until the end of the reporting period. The Company’s obligation to provide a refund, cancellation or credit note falls under the Company’s standard trading terms, and is recognized as a provision. The estimate of expected returns requires judgement and reflects the amount that the reporting entity expects to repay or credit customers, using either the expected value method or the most-likely amount method.

Capitalized platform development costs

Costs incurred both internally and from external providers in developing the platform that meet the recognition criteria of development costs under IAS 38 have been capitalized as intangible assets and are amortized over their useful, life.

Research and Development Incentive

Judgement is required in determining the amount of grant revenue relating to the research and development incentive claim. There are certain transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination may be subject to change. The Company calculates its research and development claim based on the Company’s understanding of the tax law. Where the final outcome of these matters is different from the amounts that were initially recorded, such differences will impact the profit or loss in the year in which such determination is made.

Note 4. Operating segments

Identification of reportable operating segments

Segment reporting is based on the information that management uses to make decisions about the operation of the Company. Operating segment determination is based on the internal reports that are reviewed and used by the Board of Directors (who are identified as the Chief Operating Decision Makers (‘CODM’)) in assessing performance and in determining the allocation of resources. The Company has identified one operating segment as the provision and administration of mixed martial arts training programs, gym programs.

The CODM reviews EBITDA (earnings before interest, tax, depreciation, and amortization). The accounting policies adopted for internal reporting to the CODM are consistent with those adopted in the financial statements. Application of IFRS 8 and quantitative thresholds for determination of reportable segments sees the consolidated entity disclosing only one reportable operating segment. The Consolidated Financial Statements for the years ended June 30, 2023 and 2022 have been presented by this single operating segment and have been presented and disclosed as one reportable operating segment.

F-18

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 5. Revenue

	2023 $	2022 $
Program fees
Revenue from program fees	937,415	2,050,044
Contractual payments to gyms	(574,025)	(1,215,191)
Net Revenue from program fees	363,390	834,853
Other Income
Finale, franchise fee and others fees	22,600	100,378
Merchandise sales	1,296	5,572
Research and Development tax incentive*	1,149,525	-
Total other income	1,173,421	105,950
Total Revenue	1,536,811	940,803

* The Company will continue to apply for the Research and Development incentive as long as it continues to be eligible and will conduct eligible research and development activities. The applicable legislation that governs the eligibility to participate in the R&D incentive program is Division 355 of the Income Tax Assessment Act 1997 (ITAA 1997).

Disaggregation of Revenue

The disaggregation of revenue from contracts with customers is disclosed below. The Company only has one major product line, being the provision of Gym Programs. All revenues are generated by the Australian Parent Entity:

Revenue from program fees ($)	937,415	2,050,044
Contractual payments to gyms ($)	(574,025)	(1,215,191)
Net Revenue from program fees ($)	363,390	834,853

Timing of revenue recognition – All goods transferred at a point in time.

Note 6. Expenses

Event Costs	$40,876	22,513
Program costs	$12,447	253,614
Merchant fees	$44,427	66,327
Other costs	$132,098	146
Total program expenses	$229,848	342,600
Convertible notes interest	$4,420,224	2,162,646
Bank fees	$13,071	6,454
Bank interest and lease interest	$39,435	22,703
Total finance costs	$4,472,730	2,191,803

Unrealized currency (gains)	$(36,181)	(36,660)
Realized currency losses/(gains)	$(11,178)	10,581
Net foreign exchange (gains)	$(47,359)	(26,079)

F-19

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 7. Income Tax

Income tax expense consists of the following:

	2023$	2022$
Deferred tax expense	-	-
Current tax expense	-	-
Total Income tax expense	-	-

Effective tax rate reconciliation:
Loss before income tax expense	(20,597,436)	(11,197,450)
Prima facie income tax benefit on loss before income tax calculated at 25%	5,149,359	2,799,363
Add tax effect of
- other non-allowable items	(3,297,349)	143,430
Less tax effect of
- items not assessable for income tax	(1,435,790)	(1,377,243)
- items deductible for taxation not accounting	772,848	114,471
Deferred tax not recognized	(1,189,068)	(1,680,021)
Income tax expense	-	-

The Company has carried forward tax losses, calculated according to Australian income tax legislation of $16,315,346 at June 30, 2023, compared to $11,559,076 at June 30, 2022, which will be deductible from future assessable income provided that income is derived. Deferred tax assets and liabilities are based on the assumption that no adverse change will occur in the income tax legislation.

The benefit of these losses will only be recognized where it is probable that future taxable profit will be available against which the benefits of the deferred tax asset can be utilized. This is based on the anticipation that the Company will derive sufficient future assessable income to enable the benefit to be realized and comply with the conditions of deductibility imposed by the law.

The Company has assessed future forecast profits and concluded that not enough criteria have been satisfied to recognize any deferred tax assets at the period ended June 30, 2023. Unused tax losses to not have an expiry date.

Note 8. Fair value measurement

Fair value hierarchy

The following tables detail the consolidated entity’s assets and liabilities, measured or disclosed at fair value, using a three level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

●	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date
●	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly
●	Level 3: Unobservable inputs for the asset or liability. Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

F-20

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 8. Fair value measurement - continued

	Level 1	Level 2	Level 3	Total
Consolidated – June 30, 2023	$	$	$	$

Assets	-	-	-	-
Total assets	-	-	-	-

Liabilities
Derivative Liabilities – refer to Note 21	-	-	18,694,729	18,694,729
Total liabilities	-	-	18,694,729	18,694,729

	Level 1	Level 2	Level 3	Total
Consolidated – June 30, 2022	$	$	$	$

Assets	-	-	-	-
Total assets	-	-	-	-

Liabilities
Derivative Liabilities – refer to Note 21	-	-	878,653	878,653
Total liabilities	-	-	878,653	878,653

There were no transfers between levels during the financial years.

The carrying amounts of trade and other receivables and trade and other payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities is estimated by discounting the remaining contractual maturities at the current market interest rate that is available for similar financial liabilities.

Valuation techniques for fair value measurements categorized within level 2 and level 3

The fair value of the Financial Liabilities for the host liability and the derivative liability has been determined using a combination of Monte Carlo Simulation (MCS) and Black-Scholes model (BSM). The Company used valuations specialists to perform these valuations.

Level 3 liabilities

Movements in level 3 liabilities during the current and previous financial years are set out below:

	Derivative liability	Total
Consolidated	$	$

Balance at July 1, 2021	1,722,686	1,722,686

Fair value of derivative liability recognized for convertible notes issued during the year	1,907,531	1,907,531
Fair value movement recognized in profit or loss	(2,751,564)	(2,751,564)
Balance at June 30, 2022	878,653	878,653

Fair value of derivative liability recognized for convertible notes issued during the year	10,945,347	10,945,347
Fair value movement recognized in profit or loss	6,870,729	6,870,729

Balance at June 30, 2023	18,694,729	18,694,729

F-21

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 8. Fair value measurement - continued

The level 3 liabilities unobservable inputs at issue date of each of the convertible notes series are as follow:

Series A
Implied valuation	$28,000,000
Volatility	74%
Risk free rate	0.0%
Probability of conversion	50%

Series A – July 21
Implied valuation	$28,000,000
Volatility	74%
Risk free rate	0.1%
Probability of conversion	50%

Series A – August 21
Implied valuation	$28,000,000
Volatility	62%
Risk free rate	0.0%
Probability of conversion	50%

Series B1
Implied valuation	$120,000,000
Volatility	74%
Risk free rate	0.6%
Probability of conversion	50%

Series B2
Implied valuation	$70,000,000
Volatility	66%
Risk free rate	3%
Probability of conversion	50%

Series A Extension
Implied valuation	$28,000,000
Volatility	65%
Risk free rate	3.5%
Probability of conversion	0%

Reach
Implied valuation	$40,000,000
Volatility	60%
Risk free rate	3.6%
Probability of conversion	100%

Private Placement
Implied valuation	$53,685,000
Volatility	60%
Risk free rate	3.5%
Probability of conversion	100%

F-22

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 9. Cash and cash equivalents

	2023 $	2022 $
Cash on hand	1,000	1,000
Cash at bank	3,701,567	568,975
Total cash and cash equivalents	3,702,567	569,975

Cash as per above	3,702,567	569,975
Balance as per statement of cash flows	3,702,567	569,975

Note 10. Trade and other receivables

	2023 $	2022 $
Trade Receivables	351,905	781,471
Research and Development Tax Incentive Receivable	63,776	-
Other advances	1,952,560	149,869
Less; allowance credit losses	(2,603)	(2,603)
Total trade and other receivables	2,365,638	928,737

Included in Other advances for fiscal year 2023 is $1,932,860 (2022: nil) in principal amount of Convertible Notes that were issued during the year ended June 30, 2023, but for which proceeds had not yet been received by the Company at June 30, 2023.

The Company has applied the simplified approach to measuring expected credit losses, which use a lifetime expected loss allowance. The Company also recognizes a refund liability in line with our revenue recognition policy in Note 2.

Note 11. Property and equipment

	2023 $	2022 $
Plant and equipment - at cost	69,210	69,210
Less: Accumulated depreciation	(56,002)	(59,021)
	13,208	10,189

Computer equipment - at cost	95,612	82,925
Less: Accumulated depreciation	(54,929)	(30,954)
	40,683	51,971

Office equipment - at cost	2,090	2,090
Less: Accumulated depreciation	(1,313)	(1,054)
	777	1,036

Furniture and Fittings - at cost	49,537	49,536
Less: Accumulated depreciation	(9,277)	(4,312)
	40,260	45,224
Total property and equipment	94,928	108,420

F-23

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 11. Property and equipment - continued

	2023 $	2022 $
Property Plant and Equipment
Balance at beginning of year	10,189	11,250
Additions	2,110	36,516
Disposals	-	-
Depreciation expense	909	(37,577)
Balance at end of the year	13,208	10,189

Computer Equipment
Balance at beginning of year	51,971	41,578
Additions	12,687	37,505
Disposals	-	-
Depreciation expense	(23,975)	(27,112)
Balance at end of the year	40,683	51,971

Office Equipment
Balance at beginning of year	1,036	7,472
Additions	-	-
Disposals	-	(45,658)
Depreciation expense	(259)	39,222
Balance at end of the year	777	1,036

Furniture and Fittings
Balance at beginning of year	45,224	18,470
Additions	-	31,066
Disposals	-	-
Depreciation expense	(4,964)	(4,312)
Balance at end of the year	40,260	45,224

Note 12. Intangible assets

	2023	2022
	($)	($)
Trademark - at cost	50,843	50,843
Less: Accumulated amortization	(24,429)	(24,429)
	26,414	26,414
Platform development - at cost	1,136,149	1,167,904
Less: Accumulated depreciation	(351,202)	(133,602)
	784,947	1,034,302
Total intangible assets	811,361	1,060,716

F-24

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 12. Intangible assets - continued

Reconciliations of the movement of intangible assets are set out below:

Trademark
Balance at beginning of the year	$26,414	$19,966
Additions	-	6,448
Amortization expense	-	-
Balance at end of the year	$26,414	$26,414

Platform development costs
Balance at beginning of the year	$1,034,302	$111,777
Additions	352,182	1,037,020
Disposals	-	-
Research & Development tax incentive	(383,937)	-
Amortization expense	(217,600)	(114,495)
Balance at end of the year	$784,947	$1,034,302

Note 13. Trade and other payables

	2023 $	2022 $
Payable to member gyms	723,105	954,696
Taxes payable	560,204	674,617
Trade payables	61,065	96,257
Provision for refund liability	70,000	95,000
Other Payables	620,062	265,601
Total trade and other payables	2,034,436	2,086,171

Note 14. Current - Employee Entitlements

Current Employee Entitlement	$357,227	$215,419
Non-current Employee Entitlements	$18,892	$-

Note 15. Unearned Revenue

Unearned Revenue	$174,290	$295,743

Note 16. Reserves

Share based payment reserve	$3,912,367	$1,546,983
Foreign currency translation reserve	$(65,832)	$(29,367)

Share based payment reserve

The reserve is used to recognize increments and decrements in share based payment transactions.

Foreign currency translation reserve

The reserve is used to recognize exchange differences arising from the translation of the financial statements of foreign operations to Australian dollars.

Note 17. Issued capital

	2023 Shares	2022 Shares	2023 $	2022 $
Owners share capital, opening	4,898,438	4,898,438	3,385,281	3,385,281
Issuances	-	-	-	-
Buyback	-	-	-	-
Reverse share split (1)	(979,688)	(979,688)	-	-
Owners share capital, closing	3,918,750	3,918,750	3,385,281	3,385,281

(1)	On January 24, 2024, there was a reverse share split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout the financial statements to reflect the reverse share split for all periods presented.

Capital risk management

The Company’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure.

F-25

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 17. Issued capital - continued

The Company’s capital includes ordinary share capital and financial liabilities supported by financial assets. There are no externally imposed capital requirements.

The Company effectively manages capital by assessing the Company’s financial risks and adjusting its capital structure in response to changes in these risks and the market. These responses include the management of debt and share issuances.

Note 18. Notes to statement of cash flows

	2023 $	2022 $
Loss after income tax	(20,597,436)	(11,197,450)
Non-cash flows in operating loss:
Accrued interest on convertible notes	4,420,225	2,162,646
Share-based payments	2,365,384	1,546,983
Convertible notes issued in lieu of payment for services	624,425	-
Depreciation and amortization expense	360,022	260,651
Fair value movement of derivatives	6,870,729	(2,751,564)

Changes in assets and liabilities:
Decrease in trade and other receivables	506,737	130,933
Decrease in other assets	33,091	1,015,343
Decrease/Increase in trade and other payables	(153,292)	993,662
Decrease in net deferred revenue	(121,453)	(339,222)
Decrease/Increase in provision for refund	(25,000)	20,000
Increase in employee entitlement	160,700	102,833
Net cash used in operating activities	(5,555,868)	(8,055,185)

Note 19. Related parties transactions

(a) Directors

The following persons held office as Directors of the Company during the years reported:

●	Nicholas Langton
●	Angus Benbow (Appointed August 20, 2021, Resigned March 31, 2023)
●	Hugh Williams (Appointed August 20, 2021)
●	Vaughn Taylor (Appointed August 20, 2021)
●	Richard Cranny (Resigned August 20, 2021)
●	Kelly Hestermann (Resigned August 20, 2021)
●	Jonathan Hart (Appointed May 1, 2023)

F-26

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 19. Related parties transactions - continued

(b) Remuneration of Key Management Personnel

Key management personnel remuneration:

	2023	2022
	$	$

Short term benefits	657,879	671,709
Post-employment benefits	33,191	43,542
Long term benefits	18,892	-
Share Based payments	1,065,554	897,586
Total	1,775,516	1,612,837

(c) Related Party Transactions

Shares Held by Key Management Personnel:

	Shares 2023	Shares 2022

Opening Balance	1,786,093	2,955,616
Issued	-	477,000
Repurchased	-	(1,200,000)
Resignation of Key Management Personnel	(530,609)	-
Reverse share split	(106,122)	(446,523)
Closing Balance	1,361,606	1,786,093

Options Held by Key Management Personnel:

	Options 2023	Options 2022

Opening Balance	515,850	-
Issued	279,221	644,813
Expired	(106,078)	-
Reverse share split	(34,629)	(128,963)
Closing Balance	654,365	515,850

F-27

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 19. Related parties transactions - continued

Convertible Notes held by Key Management Personnel:

The following have been adjusted to account for the 4-for-5 reverse share split as detailed in Note 17:

For the fiscal year ending June 30, 2023, Mr. Taylor reinvested into the Company 100% of his board fees earned from July 1, 2022 to March 31, 2023, and 50% of his board fees earned from April 1, 2023 to June 30, 2023, totaling $131,250 via the purchase of 131,250 Series A Extension Notes.

For the year ending June 30, 2022, Mr. Taylor reinvested into the Company 100% of his board fees earned from August 28, 2021 to June 30, 2022, totaling $129,000 via the purchase of 129,000 Series A Notes. Salary and fees are excluding GST. On August 31, 2021, Mr. Taylor, was issued options exercisable for a total of 94,193 Ordinary Shares, at an exercise price of $0.78 per Ordinary Share which vest 3 years from the issue date.

For the fiscal year ending June 30, 2023, Mr. Williams reinvested into the Company 100% of his board fees earned from July 1, 2022 to March 31, 2023, and 50% of his board fees earned from April 1, 2023 to June 30, 2023, totaling $65,625 via the purchase of 65,625 Series A Extension Notes.

For the year ending June 30, 2022, Mr. Williams reinvested into the Company 100% of his board fees earned from August 28, 2021 to June 30, 2022, totaling $43,000 via the purchase of 43,000 Series A Notes. On August 31, 2021, Mr. Williams was issued options exercisable for a total of 73,214 Ordinary Shares, at an exercise price of $0.78 per Ordinary Share which vest 3 years from the issue date.

On March 1, 2023, Mr. Langton, through Snowflower Holdings Pty Ltd (Snowflower Family Trust) was issued options exercisable for a total of 20,622 Ordinary Shares, at an exercise price of $0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026.

On August 31, 2021, Mr. Langton, was issued options exercisable for a total of 189,757 Ordinary Shares, at a weighted average of $3.20 per Ordinary Share, which vest 3 years from the issue date.

On March 1, 2023, Mr. Benbow, through ABRB Pty Ltd (Benbow Trust), was issued options exercisable for a total of 27,728 Ordinary Shares, at an exercise price of $0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026.

On August 21, 2021, Mr. Benbow, was issued options exercisable for a total of 155,190 Ordinary Shares, at an exercise price of $0.78 per Ordinary Share, which vest 3 years from the issue date.

On March 1, 2023, Mr. Hart, through the J Hart Family Trust, was issued options exercisable for a total of 10,132 Ordinary Shares, at an exercise price of $0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026. Salary and fees are excluding GST. Mr. Hart serves as trustee for the trust.

Mr. Java was appointed as CFO effective February 20, 2023. On March 1, 2023, Mr. Java, though 3213 Ventures Pty Ltd (Java Holdings Trust), was issued options exercisable for a total of 160,000 Ordinary Shares, at an exercise price of $0.29 per Ordinary Share, which vest 3 years from the issue date, being March 1, 2026.

Other related parties:

Tanya Langton, our Head of Global Events and Logistics and the spouse of our Chief Executive Officer Nick Langton received compensation consisting of (i) short term benefits in the amount of $153,999 for the year ending June 30, 2023, as compared with $177,860 for the year ended June 30, 2022, (ii) post-employment benefits of $13,989 for the year ending June 30, 2023, as compared with $15,269 for the year ending June 30, 2022, and (iii) share based payments in the amount of $141,585 for the year ending June 30, 2023, as compared with $115,129 for the year ending June 30, 2022.

On August 21, 2021, Mrs. Langton was issued options exercisable for a total of 64,206 Ordinary Shares, at an average exercise price of $0.74 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022.

On March 1, 2023, Mrs. Langton, was issued options exercisable for a total of 4,060 Ordinary Shares, at an average exercise price of $0.29 per Ordinary Share, which vest on March 1, 2026.

Other than as disclosed the Company did not enter into any transactions or loans with any:

(i)	enterprises that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with us;
(ii)	associates;
(iii)	individuals owning, directly or indirectly, an interest in our voting power that gives them significant influence over us, and close members of any such individual’s family;
(iv)	key management personnel and close members of such individuals’ families; or
(v)	enterprises in which a substantial shareholder interest in our voting power is owned, directly or indirectly, by any person described in (iii) or (iv) or over which such person is able to exercise significant influence.

(d) Parent Entity

The individual financial statements of the Parent Entity show the following aggregate amounts:

Results of the parent entity
	2023$	2022$

Loss for the period	(20,053,426)	(10,667,136)
Other comprehensive loss for the period	-	-
Total comprehensive loss for the period	(20,053,426)	(10,667,136)
Financial position of the parent entity
Assets
Current assets	7,307,155	2,123,586
Non-current assets	1,120,872	1,556,123
Total Assets	8,428,027	3,679,709

Liabilities
Current liabilities	28,018,760	10,353,079
Non-current liabilities	10,346,332	5,575,653
Total Liabilities	38,365,092	15,928,732
Net Liabilities	(29,937,065)	(12,249,023)

Equity
Contributed equity	3,385,281	3,385,281
Reserves	3,912,367	1,546,983
Accumulated losses	(37,234,713)	(17,181,287)
Total equity	(29,937,065)	(12,249,023)

There were no material contingent assets and liabilities in the Parent Entity at June 30, 2023 (nil – 30 June 2022)

F-28

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 19. Related parties transactions - continued

(e) Subsidiaries

The Company’s subsidiaries at June 30, 2023 are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the company, and the proportion of ownership interests held equals the voting rights held by the company. The country of incorporation or registration is also their principal place of business.

Name of entity	Place of business	Ownership interest held
		2023	2022
Wimp 2 Warrior LLC	United States of America	100%	100%
Wimp 2 Warrior Productions Pty Ltd	Australia	95%	95%
Wimp 2 Warrior Digital Pty Ltd	Australia	0%	100%
Wimp 2 Warrior (Ireland) Limited	Ireland	100%	100%

Note 20. Leases

At the commencement of a lease contract, the Company assesses whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For the period ended June 30, 2023 and 2022, the Company entered into a long-term lease with related balances as follows:

	2023	2022
	$	$
(a) Right-of-use asset
Right of use asset	400,829	400, 829
Less: Accumulated amortization	(243,290)	(123,922)
Balance at end of year	157,540	276,907

Balance at beginning of year	276,907	393,285
Additions	-	-
Less: amortization for the period	(119,367)	(116,378)
Balance at end of the year	157,540	276,907
(b) Lease liabilities

Current lease liability	121,500	124,349
Non-current lease liability	54,162	177,870
Total lease liabilities	175,662	302,219

The total of future lease payments (including those lease payments that are not included in the measurement of the lease liability, e.g. for short-term leases and leases of low-value items) are disclosed for each of the following periods (refer to Note 23).

Less than one year	127,560	132,560
One to two years	28,214	127,360
Two to five years	28,214	56,427
Five years and over	-	-
Total future lease payments	183,789	316,347

Note 21. Financial Liabilities

	2023 $	2022 $
Convertible note payable - Current	25,331,307	7,907,953
Convertible note payable - Non Current	10,273,278	5,182,363
Total Financial Liabilities	35,604,585	13,090,316

Host Liability – Current	16,567,450	7,907,953
Host Liability – Non Current	342,406	4,303,710
Derivative liability - Current	8,763,857	-
Derivative liability – Non Current	9,930,872	878,653
Total Convertible Notes Payable	35,604,585	13,090,316

F-29

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 21. Financial Liabilities - continued

The convertible notes issued by the Company have been split into the debt liability and a derivative component. The fair value of the Financial Liabilities for the host liability and the derivative liability has been determined using a combination of Monte Carlo Simulation (MCS) and Black-Scholes model (BSM).

During the years ended June 30, 2023 and June 30, 2022, the Company raised capital by issuing convertible notes to investors as summarized below. For most of the Convertible Notes issued by the Company, in the event of a “Qualified Equity Investment,” which includes an initial public offering, or a “Sale,” which includes the sale of at least 50% of the Company’s ordinary shares, the Convertible Notes mandatorily convert into the Company’s ordinary shares.

Series A Key Terms of these Series A convertibles notes are as follows

Issue date	23-Dec-20
Conversion Date	23-Dec-22
Modification Date	1-Dec-22
Modified Conversion Date	31-Dec-23
Term (Years)	2.0
Face Value	7,319,818
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

Series A – July 21
Key Terms of these Series A convertibles notes are as follows

Issue Date	7-Jul-21
Conversion Date	7-Jul-23
Term (Years)	2.0
Face Value	525,000
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

Series A – August 21
Key Terms of these Series A convertibles notes are as follows

Issue Date	20-Aug-21
Conversion Date	9-Dec-22
Modification Date	1-Dec-22
Modified Conversion Date	31-Dec-23
Term (Years)	1.3
Face Value	172,000
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

F-30

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 21. Financial Liabilities - continued

Series B1

Key Terms of the Series B1 convertibles notes are as follows

Issue Date	15-Dec-21
Conversion Date	15-Dec-23
Modification Date	1-Dec-22
Modified Conversion Date	31-Dec-23
Term (Years)	2.0
Face Value	4,982,652
Interest Rate	8.5%
Conversion Discount (Qualified Equity Investment)	20.0%

Series B2

Key Terms of this Series B2 convertibles notes are as follows

Issue Date	1-July-22
Conversion Date	30-June-24
Modification Date	1-Dec-22
Modified Conversion Date	31-Dec-23
Term (Years)	2.0
Face Value	671,284
Interest Rate	10%
Conversion Discount (Qualified Equity Investment)	20.0%

Series A Extension

Key Terms of this Series A Extension convertibles notes are as follows

Issue Date	16-Nov-22
Conversion Date	31-Dec-23
Term (Years)	1.1
Face Value	1,571,873
Interest Rate	15%
Conversion Discount (Qualified Equity Investment)	25%

Reach

Key Terms of this Reach convertibles notes are as follows

Issue Date	13-Feb-23
Conversion Date	13-Feb-25
Term (Years)	2.0
Face Value*	3,195,000
Interest Rate	15%
Conversion Discount (Qualified Equity Investment)	20%

*$3,025,841 of Reach convertible notes, inclusive of accrued interest, were rolled into the Private Placement on June 9, 2023.

Private Placement

Key Terms of this Private Placement convertibles notes are as follows

Issue Date	9-June-23
Conversion Date	9-June-25
Term (Years)	2.0
Face Value	9,215,591
Interest Rate	10%
Conversion Discount (Qualified Equity Investment)	30%

Note 22. Share-based payments

During the years ended June 30, 2023 and June 30, 2022, the Company granted share options to advisors and consultants (as remuneration for services provided), as well as select employees and Directors of the Company under the board approved Employee Share Option Plan (ESOP).

Each share option converts into one ordinary share of the Company on exercise. An option may be exercised by either (a) paying to the Company the Exercise Price of the Option being exercised (Cash Exercise) or (b) if elected by the Option Holder by setting off the total Exercise Price against the number of Shares which they are entitled to receive upon exercise (Cashless Exercise Facility). The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date of vesting, subject to meeting the vesting conditions, to the date of their expiry.

Options are exercisable at a price determined by each option grant and range from $0.01 (relating to options granted as consideration for foregone cash payment for services provided) to $6.73 per share (relating to issuances under the ESOP which qualifies for the ATO ESS start-up tax concessions available for SME unlisted companies). All options are vested over three years. If the options remain unexercised after the period agreed from the date of grant the options expire. Options are forfeited if the employee leaves the Company before the options vest unless otherwise agreed by the Board.

The values of the Options are calculated by applying the Black-Scholes model. The Company used valuations specialists to perform these valuations.

F-31

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Details of the expense arising from performance rights:

	2023	2022
	$	$

ESOP	1,052,245	914,682
Sweat Options	1,164,524	632,301
Reach	148,615	-
Total Share based payments	2,365,384	1,546,983

Details of the number of share options outstanding during the year adjusted to account for the 4-for-5 reverse share split, as detailed in Note 17, are as follows:

	ESOP		SWEAT		REACH
	2023	2022	2023	2022	2023	2022
Beginning of year	556,074	-	312,362	-	-	-
Granted During the year	312,886	556,074	31,693	312,362	45,794	-
Forfeited/expired during the year	(84,862)	-	-	-	-	-
Exercised during the year	-	-	-	-	-	-
End of the year	784,098	556,074	344,055	312,362	45,794	-

The model inputs for options granted during the reporting periods include:

Grant Date	Exercise Price	Term	Spot Price	Share Price Volatility	Expected Dividend Yield	Risk Free Interest Rate
ESOP
31 Aug 2021	$0.62	3 years	$5.72	67.3%	0.0%	0.2%
31 Aug 2021	$5.72	3 years	$5.72	67.3%	0.0%	0.2%
1 March 2022	$0.62	3 years	$18.51	66.4%	0.0%	1.5%
23 Feb 2023	$0.23	3.0 years	$5.72	64.5%	0.0%	3.6%
SWEAT
21 Aug 2021	$0.62	2.86 years	$5.72	66.6%	0.0%	0.5%
21 Aug 2021	$0.01	2.86 years	$5.72	66.6%	0.0%	0.5%
21 Aug 2022	$0.01	4.90 years	$10.80	65.4%	0.0%	3.0%

REACH
13 Feb 2023	$5.72	3.30 years	$5.72	65.4%	0.0%	3.5%
9 June 2023	$6.73	3.15 years	$6.12	60.1%	0.0%	3.8%

The share-based payment expense of $2,365,384 at June 30, 2023, as compared with the share-based payment expense of $1,546,983 at June 30, 2022, has been recognized in the Consolidated Statement of Profit or Loss and Other Comprehensive Loss.

Note 23. Financial Instruments

Capital management

The Company’s objectives when managing share capital, reserves, and accumulated losses, which represents the Company’s capital, are to:

●	safeguard their ability to continue as a going concern, so that they can continue to provide returns for shareholders and benefits for other stakeholders; and
●	sustain future product development.

Financial risk management

The Company’s activities expose it to a variety of financial risks: market risk (primarily currency risk), credit risk, and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Company. The Company uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of foreign exchange risk and aging analysis for credit risk.

Financial risk management is carried out by the Chief Financial Officer (CFO) and overseen by the Board of Directors.

F-32

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 23. Financial Instruments - continued

Market Risk

Foreign exchange risk

Foreign exchange risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. The Company operates internationally and is exposed to foreign exchange risk arising primarily from currency exposures to the NZ Dollar, Euro, and US Dollar.

The Company’s financial results are reported in AU dollar and a substantial portion of our operating revenues and expenses are reported in AU dollar. Revenue and expenses recorded in local currency other that AU dollar are where practical received in to and paid out of local currency bank accounts mitigating the Company’s exposure to foreign currency risk.

Credit risk

Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables and committed transactions.

The Company has no significant concentrations of credit risk. For banks and financial institutions, only independently rated and reputable parties are accepted. The Company has policies in place to ensure that sales of products and services are made to customers in advance of the products and service being provided The maximum exposure to credit risk at the reporting date is the carrying amount of the financial assets.

Liquidity risk

Liquidity risk arises from the Company’s management of cash and working capital. It is the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities as and when they fall due. The Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business.

Remaining contractual maturities

The following tables detail the Company’s remaining contractual maturity for its financial instrument liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities and therefore these totals may differ from their carrying amount in the statement of financial position.

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Remaining contractual maturities
Consolidated 2023%		$	$	$	$

Non - Derivative
Non-interest bearing
Trade and other payables	-	2,034,436	-	-	2,034,436

Interest bearing – fixed rate
Financial liability – host debt	9.30%	16,567,450	342,406	-	16,909,856
Lease liability	3.5%	127,361	28,214	28,214	183,789
Total non - derivative		18,729,247	370,620	28,214	19,128,081

Derivative
Derivative liability	-	-	-	-	-
Total Derivative		-	-	-	-

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Remaining contractual maturities
Consolidated 2022%		$	$	$	$

Non - Derivative
Non-interest bearing
Trade and other payables	-	2,086,171	-	-	2,086,171

Interest bearing – fixed rate
Financial liability – host debt	8.5%	7,907,953	4,303,710	-	12,211,663
Lease liability	3.5%	132,560	127,360	56,427	316,347
Total non - derivative		10,126,684	4,431,070	56,427	14,614,181

Derivative
Derivative liability	-	-	-	-	-
Total Derivative		-	-	-	-

The cash flows in the maturity analysis above are not expected to occur significantly earlier than contractually disclosed above.

F-33

ALTA GLOBAL GROUP LIMITED

ACN 163 057 565

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

Note 23. Financial Instruments - continued

Fair value estimation

The fair value of financial assets and financial liabilities must be estimated for recognition and measurement or for disclosure purposes. The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities approximates their carrying values.

Note 24. Remuneration of auditors

During the financial year the following fees were paid or payable for services provided by BDO Audit Pty Ltd, the auditor of the Company and its network firms:

Audit of financial statements	2023	2022
	$138,750	$91,300

Note 25. Contingent Assets and Liabilities

There were no material contingent assets and liabilities at June 30, 2023 (nil – June 30, 2022).

Note 26. Commitments

The Company had no material Commitments at June 30, 2023 (nil – June 30, 2022).

Note 27. Loss per share

	2023	2022
	$	$
Reconciliation of loss after tax	(20,597,436)	(11,197,450)

Weighted average number of ordinary shares outstanding during the year used in calculating loss per share (1)	3,918,750	3,918,750

Loss per share attributable to the owners of Alta Global Group Limited
Basic loss per share	(5.26)	(2.86)
Diluted loss per share	(5.26)	(2.86)

(1)	On January 24, 2024, there was a reverse share split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout the financial statements to reflect the reverse share split for all periods presented.

Note 28. Events after the reporting period

In July 2023, A$525,624 in principal amount of our Series A - July 21 Convertible Notes, plus accrued interest, were converted into 87,126 ordinary shares. In the same month, 344,055 unlisted options were converted to 327,142 ordinary shares for various officers, directors, employees or consultants.

In August 2023, the Company entered into a conditional agreement to purchase the assets of Steppen, a fitness technology company based in Australia. In September 2023, the acquisition was completed and as consideration for the asset acquisition, we issued the seller an unsecured and non-redeemable convertible promissory note with a principal amount of US$64,977.

In October 2023, the Company entered into a conditional agreement to purchase the assets of Mixed Martials Arts LLC, an independent MMA media company, based in US. The acquisition was completed and as consideration for the asset acquisition, we have issued the seller an unsecured and non-redeemable convertible promissory note with a principal amount of US$250,000 and US$25,000 cash.

In addition, in October 2023, various officers, directors, employees, ambassadors, and consultants were issued 590,729 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the Company’s Employee Incentive Plan. The Board has also approved a further pool of 40,000 share rights for future issuances, 50% of which will vest and become exercisable on October 1, 2025, and 50% of which will vest and become exercisable on October 1, 2026.

On January 24, 2024, there was a reverse share split of our issued and outstanding Ordinary Shares and Ordinary Share equivalents on the basis of four (4) securities for every five (5) securities held. All issued and outstanding Ordinary Shares and Ordinary Share equivalents and per share data have been adjusted throughout the financial statements to reflect the reverse share split for all periods presented.

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2,000,000 Ordinary Shares

Alta Global Group Limited

PRELIMINARY PROSPECTUS

ThinkEquity

                  , 2024

Through and including         , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;
●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act;
●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

○	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
○	in defending or resisting criminal proceedings in which the officer or director is found guilty;
○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
○	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, that to the extent permitted by law, the Company indemnifies every director, executive officer or company secretary of the Company against a liability to another person, other than the Company or a related body corporate of the Company, provided that the provisions of the Corporations Act are complied with in relation to the giving of the indemnity and the liability does not arise in respect of conduct involving a lack of good faith on the part of the officer.

Indemnification Agreements. Pursuant to our form of deed of access, insurance and indemnity which is filed as Exhibit 10.4 to this registration statement, we have agreed to indemnify our directors. Alta has agreed to indemnify each of its directors to the extent permitted by law against all liabilities incurred while holding office, including indemnifying directors for any legal expenses incurred in defending proceedings relating to their directorship of Alta. Any indemnified amounts must be repaid to Alta to the extent that a director is reimbursed from an insurance policy maintained by Alta for the directors. Alta has also agreed to obtain and pay the premiums for insurance policies for each of its directors, which include run-off cover for each director for a period of seven years after they cease to hold office.

Pursuant to the underwriting agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriters will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 7.	Recent Sales of Unregistered Securities

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since July 2020, up to the date of this registration statement) which were not registered under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

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Between July 2020 and July 2021, we issued an aggregate amount of A$8,017,470 in principal amount of 8.5% per annum unsecured and non-redeemable convertible promissory notes, with a maturity date of December 31, 2023 (“Series A Tranche 1”). On December 31, 2023 these Series A Tranche 1 notes, plus accrued interest automatically converted into 1,484,084 Ordinary Shares.

In August 2021, various officers, directors employees or consultant were issued options exercisable for a total of 783,574 Ordinary Shares at an average exercise price of A$1.33 per Ordinary Share, vesting over 3 years, beginning on June 30, 2022. As of January 24, 2024, 312,362 options have vested and been exercised, with the balance outstanding being 471,212 options, with an average exercise price of the remaining options being A$1.93.

Between December 2021 and August 2022, we issued an aggregate amount of A$5,653,936 in principal amount of 8.5% per annum unsecured and non-redeemable convertible promissory notes, with a maturity date of December 31, 2023 (“Series A Tranche 2”). On December 31, 2023 these Series A Tranche 2 notes, plus accrued interest automatically converted into 1,022,318 Ordinary Shares.

In August 2022, DITM Holdings Pty Ltd was issued options relating to advisory services exercisable for a total of 31,693 Ordinary Shares, at an exercise price of A$0.01 per Ordinary Share, with an expiration date of June 30, 2027 and no vesting conditions. As of January 24, 2024, all options have been exercised, with no outstanding.

Between November 2022 and February 2023, we issued an aggregate amount of A$1,571,873 in principal amount of 15% per annum unsecured and non-redeemable convertible promissory notes, with a maturity date of December 31, 2023 (“Series A Tranche 3”). On December 31, 2023 these Series A Tranche 3 notes, plus accrued interest automatically converted into 284,998 Ordinary Shares.

In February 2023, we issued an aggregate amount of A$3,195,000 in principal amount of secured and redeemable convertible promissory notes from Wholesale Holdings Pty Ltd ATF Wholesale Holdings Alta Trust (“Reach Trust Notes”), an investment entity arranged by Reach Markets. This facility has a maturity date of February 13, 2025 (“Reach Facility”). Reach Trust has the election to convert into Ordinary Shares at the lower of the valuation cap (A$40,000,000 pre-money valuation cap (fully diluted for all other securities on issue at the date of conversion)) or a 20% discount to the first priced equity round completed by Alta after financial close. We have the option to pay out the Reach Facility at any time, in return for payment of interest over the term (15% per annum interest in year 1 and 12% per annum interest in year 2). As of January 24, 2024, the aggregate principal amount of Reach Trust Notes outstanding was A$815,000, excluding capitalized interest. It is assumed that any outstanding amounts on this facility will be fully repaid out of IPO proceeds. The Reach Facility involved investors located outside of the United States in an exempt transaction pursuant to Regulation S under the Securities Act.

In March 2023, various officers, directors employees or consultant were issued options exercisable for a total of 312,886 Ordinary Shares, at an exercise price of A$0.29 per Ordinary Share, which vest on March 1, 2026. As of January 24, 2024, no options have vested or been exercised.

On June 1, 2023, R Markets Pty Ltd was issued options relating to advisory services related to the Reach Facility, exercisable for a total of 14,361 Ordinary Shares, at an exercise price of A$7.15 per Ordinary Share, with an expiration date of June 1, 2026 and no vesting conditions. As of January 24, 2024, no options have been exercised.

On June 9, 2023, R Markets Pty Ltd was issued options relating to advisory services related to the Private Placement exercisable for a total of 31,593 Ordinary Shares, at an exercise price of US$5.45 per Ordinary Share, with an expiration date of June 9, 2026 and no vesting conditions. As of January 24, 2024, no options have been exercised.

In June 2023, we issued an aggregate amount of US$6,031,032 in principal amount of 10% per annum unsecured and non-redeemable convertible promissory notes (“Private Placement”), with a maturity date of June 9, 2025. These Private Placement notes automatically convert at a US$35,000,000 pre-money valuation cap (assuming conversion of all Series A notes above) if no qualified financing event occurs before the maturity date. If a qualified financing occurs prior to the maturity date, the Private Placement notes will convert at the lower of the valuation cap or a 20%-30% discount to the offering price in this offering (depending on timing of the initial public offering). The investors who participated in the Private Placement also received one option for every three shares issued on conversion of the Private Placement notes, with an exercise price of 130% of the conversion price of the notes under the terms of the note agreement. As of January 24, 2024, the aggregate principal amount of Private Placement notes outstanding is US$6,031,032, excluding capitalized interest.

In September 2023, the Company completed the acquisition of the assets of Steppen. As consideration for the asset acquisition, we issued the vendor Steppen an unsecured and non-redeemable convertible promissory note (on the same terms as the recently completed Private Placement), with a principal amount of US$64,977.

From September 2023 to October 2023, various officers, directors, employees, ambassadors, or consultants were issued 590,729 share rights (subject to vesting conditions) which may be converted into Ordinary Shares under the EIP. The Board has also approved a further pool of 40,000 share rights for future issuances. 50% of the share rights will vest and become exercisable on October 1, 2025 and the balance of the 50% of the share rights will vest and become exercisable on October 1, 2026. As of January 24, 2024, no options have vested or been exercised.

In October 2023, the Company completed the acquisition of the assets of Mixed Martials Arts LLC, an independent MMA media company, based in USA. As part consideration for the asset acquisition, we issued the vendor Mixed Martials Arts LLC an unsecured and non-redeemable convertible promissory note (on the same terms as the recently completed Private Placement), with a principal amount of US$250,000.

We believe that the issuance of these securities were exempt from registration under the Securities Act in reliance upon (i) Regulation S of the Securities Act as transactions not made to persons in the United States with no directed selling efforts made in the United States, or (ii) Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701 or (iii) to U.S. persons pursuant to Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering. No underwriters were employed in connection with the foregoing option grants and restricted stock unit awards.

Except as otherwise indicated herein, all information in this registration statement assumes or gives effect to a 4-for-5 reverse share split of our Ordinary Shares effectuated on January 24, 2024, pursuant to which (i) every five (5) Ordinary Shares was decreased to four (4) Ordinary Shares, (ii) the number of Ordinary Shares for which each outstanding option or share right to purchase Ordinary Shares is exercisable was proportionally decreased on a 4-for-5 basis, and (iii) the exercise price of each outstanding option or share right to purchase Ordinary Shares was proportionately increased on a 4-for-5 basis, (the “Reverse Share Split”).

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Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibits	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of the Registration of the Registrant
3.2*	Constitution of the Registrant
4.1*	Specimen Ordinary Share certificate
4.2*	Form of Representative’s Warrant (Included in Exhibit 1.1)
4.3*	Employee Incentive Plan
4.4*	Employee Option Plan
5.1	Opinion of K&L Gates regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1+#*	Employment Agreement between the Company and Nick Langton
10.2+#*	Employment Agreement between the Company and Neale Java
10.3+#*	Consultancy Agreement between the Company and Jonathan Hart
10.4+*	Form of Deed of Access, Insurance and Indemnity
21.1*	List of subsidiaries
23.1	Consent of BDO Audit Pty Ltd, independent registered public accounting firm
23.2	Consent of K&L Gates (included in Exhibit 5.1)
23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (contained on page II-7 to the original filing of this registration statement)
99.1*	Code of Conduct
99.2*	Audit and Risk Committee Charter
99.3*	Remuneration and Nomination Committee Charter
99.4*	Alta Global Group Limited’s representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

*	Previously filed.

+	Indicates management contract or compensatory plan.
#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because such information is both not material and is the type that the Company treats as private or confidential.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

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Item 9.	Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manly, New South Wales on January 24, 2024.

Alta Global Group Limited

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Founder and Chief Executive Officer (Principal Executive Officer)

By:	*
Name:	Neale Java
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Langton	Founder, Chief Executive Officer and Director
Nick Langton	(Principal Executive Officer)	January 24, 2024

*	Chief Financial Officer
Neale Java	(Principal Financial Officer and Principal Accounting Officer)	January 24, 2024

*	Company Secretary and Director
Jonathan Hart		January 24, 2024

*	Chairman of the Board of Directors
Vaughn Taylor		January 24, 2024

*	Director
Hugh Williams		January 24, 2024

* Pursuant to power of attorney

By:	/s/ Nick Langton
Nick Langton
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alta Global Group Limited, has signed this registration statement on January 24, 2024.

Authorized U.S. Representative

WIMP 2 WARRIOR LLC

By:	/s/ Nick Langton
Name:	Nick Langton
Title:	Manager and Authorized Officer

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